SCHEDULE 14A
                                 (Rule 14a-101)

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement         |_|   Confidential, for Use of the
                                                Commission Only (as permitted by
|_|   Definitive Proxy Statement                Rule 14a-6(e)(2))
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-12

                              ANDERSEN GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required.
      |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      |_| Fee paid previously with preliminary materials:

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                              ANDERSEN GROUP, INC.
                                 405 Park Avenue
                                   Suite 1202
                            New York, New York 10022
                                 (212) 826-8942

      This Proxy Statement relates to the combined Special Meeting and Annual Meeting (the "Combined Meeting") of stockholders of Andersen Group, Inc. (the "Company") to be held on [______], 2002 at [_____] a.m., New York City time, at [_______________], or at such other time and place to which the Combined Meeting may be adjourned or postponed. The date of this Proxy Statement is [_____], 2002. The proxy materials relating to the Combined Meeting are being mailed to our stockholders entitled to vote at the Combined Meeting on or about [_____], 2002. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS OF THE COMPANY.

      At the Combined Meeting you will be asked to act on the following matters (collectively, the "Proposals"):

      1. Approval of the issuance of Common Stock in the CCTV Share Acquisition. On April 30, 2002, we entered into a Stock Subscription Agreement (the "Stock Subscription Agreement") with Asinio Commercial Limited, a limited liability company organized under the laws of Cyprus ("ACL"). Pursuant to the Stock Subscription Agreement, as amended in September 2002, we agreed to acquire from ACL a 50% equity interest in ZAO ComCor TV, a closed joint stock company organized under the laws of the Russian Federation ("CCTV") (the "CCTV Share Acquisition"). In exchange for receipt of the equity interest in CCTV, we will deliver at the closing 4,000,000 shares of our common stock, par value $.01 per share ("Common Stock").

      Pursuant to applicable rules of the National Association of Securities Dealers, Inc. ("NASD"), you will be asked to approve the issuance of Common Stock to be paid as consideration in the CCTV Share Acquisition. We cannot complete the CCTV Share Acquisition unless you approve this Proposal and Proposals 2, 3 and 4.

      2. Approval of the issuance of Common Stock in the MBC Share Acquisition. We intend to enter into an Exchange Agreement (the "Exchange Agreement") with certain MBC shareholders and rights holders (collectively, the "MBC Transferors") of ABC Moscow Broadband Communication Limited, a limited liability company organized under the laws of Cyprus ("MBC"). Pursuant to the Exchange Agreement, we will exchange 150 shares of our Common Stock for each MBC share, or right to receive an MBC share, tendered by the MBC Transferors. If the MBC Transferors tender all of their shares for exchange, we will issue up to 3,250,050 shares of our Common Stock. If we were to issue in excess of approximately 2,900,000 shares, prior to such issuance, we would need to receive a waiver from ACL of a covenant set forth in the Stock Subscription Agreement that currently prohibits any issuance of shares that would cause the total number of shares of Common Stock to be issued and outstanding immediately following the closing of the CCTV and MBC Share Acquisitions, excluding the shares to be issued pursuant to the Stock Subscription Agreement, to exceed 5,000,000. Following the acquisition of all of the MBC Transferors' MBC shares (the "MBC Share Acquisition"), MBC will be wholly-owned by the Company.

      Pursuant to applicable NASD rules, you will be asked to approve the issuance of Common Stock to be paid as consideration in the MBC Share Acquisition.

      In addition to the foregoing vote, we are also seeking the approval of the MBC Share Acquisition by the holders of a majority of the outstanding shares of our Common Stock not controlled by our directors or executive officers, as provided by Section 144 of the Delaware General Corporation

      Law ("Delaware 144"), since these individuals have a direct economic interest in the MBC Share Acquisition through their ownership of MBC shares.

      We cannot complete the MBC Share Acquisition unless you approve this Proposal and Proposals 1, 3 and 4.

      3. Approval of the Share Increase Amendment. You will be asked to approve an amendment to our Certificate of Incorporation (the "Certificate of Incorporation") that will increase the number of authorized shares of our Common Stock from 6,000,000 to 12,000,000 shares.

      4. Approval of the Classified Board Amendment. You will be asked to approve an amendment to our Certificate of Incorporation to establish a classified Board of Directors so that only one-third of our directors will be elected annually.

      5. Approval of the Name Change Amendment. You will be asked to approve an amendment to our Certificate of Incorporation to change our name from "Andersen Group, Inc." to "Moscow Broadband Group, Inc.".

      6. Election of Directors. The stockholders will be asked to elect a Board of Directors for the ensuing year.

      7. Other Business. If other business is properly raised at the meeting or if we need to adjourn or postpone the meeting, you will vote on these matters too.

      Your vote is important. Only stockholders of record as of the close of business on [______], 2002 are entitled to notice of, and to vote at, the Combined Meeting or any postponement or adjournment thereof. On September 24, 2002, we had 2,099,908 shares of Common Stock issued and outstanding. Each share is entitled to one vote.

      Shares may not be voted at the Combined Meeting unless the holder thereof is present or represented by proxy. Any stockholder executing the accompanying form of proxy has the power to revoke it at any time prior to its exercise by:
(i) attending the Combined Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date or (iii) sending written notice of revocation to Francis E. Baker, the Secretary of the Company, at our executive offices, which are located at 405 Park Avenue, Suite 1202, New York, New York 10022.


                                        ____________________
                                        Oliver R. Grace, Jr.
                                        President and Chief Executive Officer

Dated: [_____], 2002
New York, New York

                              ANDERSEN GROUP, INC.
                                 405 Park Avenue
                                   Suite 1202
                            New York, New York 10022

              NOTICE OF COMBINED SPECIAL MEETING AND ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD ON [_____], 2002

To Our Stockholders:

      A combined Special Meeting and Annual Meeting (the "Combined Meeting") of stockholders of Andersen Group, Inc., a Delaware corporation (the "Company"), will be held at [__________], on [_____], 2002, beginning at [_____] a.m., New
York City time, or at such other time and place to which the Combined Meeting may be adjourned or postponed.

      At the Combined Meeting we will ask you to act on the following matters:

      1. Approval of the issuance of Common Stock in the CCTV Share Acquisition. On April 30, 2002, we entered into a Stock Subscription Agreement (the "Stock Subscription Agreement") with Asinio Commercial Limited, a limited liability company organized under the laws of Cyprus ("ACL"). Pursuant to the Stock Subscription Agreement, as amended in September 2002, we agreed to acquire from ACL a 50% equity interest in ZAO ComCor TV, a closed joint stock company organized under the laws of the Russian Federation ("CCTV") (the "CCTV Share Acquisition"). In exchange for receipt of the equity interest in CCTV, we will deliver at the closing 4,000,000 shares of our common stock, par value $.01 per share ("Common Stock").

      Pursuant to applicable rules of the National Association of Securities Dealers, Inc. ("NASD"), you will be asked to approve the issuance of Common Stock to be paid as consideration in the CCTV Share Acquisition. We cannot complete the CCTV Share Acquisition unless you approve this Proposal and Proposals 2, 3 and 4.

      2. Approval of the issuance of Common Stock in the MBC Share Acquisition. We intend to enter into an Exchange Agreement (the "Exchange Agreement") with certain MBC shareholders and rights holders (collectively, the "MBC Transferors") of ABC Moscow Broadband Communication Limited, a limited liability company organized under the laws of Cyprus ("MBC"). Pursuant to the Exchange Agreement, we will exchange 150 shares of our Common Stock for each MBC share, or right to receive an MBC share, tendered by the MBC Transferors. If the MBC Transferors tender all of their shares for exchange, we will issue up to 3,250,050 shares of our Common Stock. If we were to issue in excess of approximately 2,900,000 shares, prior to such issuance, we would need to receive a waiver from ACL of a covenant set forth in the Stock Subscription Agreement that currently prohibits any issuance of shares that would cause the total number of shares of Common Stock to be issued and outstanding immediately following the closing of the CCTV and MBC Share Acquisitions, excluding the shares to be issued pursuant to the Stock Subscription Agreement, to exceed 5,000,000. Following the acquisition of all of the MBC Transferors' MBC shares (the "MBC Share Acquisition"), MBC will be wholly-owned by the Company.

      Pursuant to applicable NASD rules, you will be asked to approve the issuance of Common Stock to be paid as consideration in the MBC Share Acquisition.

      In addition to the foregoing vote, we are also seeking the approval of the MBC Share Acquisition by the holders of a majority of the outstanding shares of our Common Stock not controlled by our directors or executive officers, as provided by Section 144 of the Delaware General Corporation Law ("Delaware 144"), since these individuals have a direct economic interest in the MBC Share Acquisition through their ownership of MBC shares.

      We cannot complete the MBC Share Acquisition unless you approve this Proposal and Proposals 1, 3 and 4.

      3. Approval of the Share Increase Amendment. You will be asked to approve an amendment to our Certificate of Incorporation (the "Certificate of Incorporation") that will increase the number of authorized shares of our Common Stock from 6,000,000 to 12,000,000 shares (the "Share Increase Amendment").

      4. Approval of the Classified Board Amendment. You will be asked to approve an amendment to our Certificate of Incorporation to establish a classified Board of Directors so that only one-third of our directors will be elected annually (the "Classified Board Amendment").

      5. Approval of the Name Change Amendment. You will be asked to approve an amendment to our Certificate of Incorporation to change our name from "Andersen Group, Inc." to "Moscow Broadband Group, Inc." (the "Name Change Amendment").

      6. Election of Directors. The stockholders will be asked to elect a Board of Directors for the ensuing year (the "Election of Directors").

      7. Other Business. If other business is properly raised at the meeting or if we need to adjourn or postpone the meeting, you will vote on these matters too.

      OUR BOARD OF DIRECTORS HAS APPROVED EACH OF PROPOSALS 1-6 AND RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1-6. IN RECOMMENDING PROPOSAL 1, THE BOARD OF DIRECTORS HAS ASSUMED THAT PRIOR TO THE CLOSING OF THE CCTV SHARE ACQUISITION THE COMPANY OR MBC SHALL RECEIVE COMMITMENTS OF $4,000,000 OR MORE OF NEW CAPITAL, AND SUCH NEW CAPITAL SHALL BE COMMITTED TO BE PAID NO LATER THAN THIRTY DAYS AFTER THE CLOSING OF THE CCTV SHARE ACQUISITION.

      Stockholders of record at the close of business on [______], 2002 are entitled to notice of and to vote at the Combined Meeting or any postponement or adjournment thereof. The affirmative vote thresholds required to approve Proposals 1-6 are dependent upon the specific proposal. Therefore we encourage you to read this entire Proxy Statement carefully in order to be fully informed of the specific voting requirements.

      YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE COMBINED MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN THE CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

      ANY STOCKHOLDER EXECUTING THE ACCOMPANYING FORM OF PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE BY: (I) ATTENDING THE COMBINED MEETING AND VOTING IN PERSON, (II) DULY EXECUTING AND DELIVERING A PROXY BEARING A LATER DATE OR (III) SENDING WRITTEN NOTICE OF REVOCATION TO FRANCIS E. BAKER, THE SECRETARY OF THE COMPANY, AT OUR EXECUTIVE OFFICES, WHICH ARE LOCATED AT 405 PARK AVENUE, SUITE 1202, NEW YORK, NEW YORK 10022.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        ________________
                                        Francis E. Baker
                                        Secretary

Dated: [_____], 2002
New York, New York

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE COMBINED MEETING ..........................    1
SUMMARY OF THE PROPOSALS TO BE VOTED ON AT THE COMBINED MEETING ...........    8
   The CCTV Share Acquisition .............................................    8
   The MBC Share Acquisition ..............................................   10
   The Share Increase Amendment ...........................................   12
   The Classified Board Amendment .........................................   13
   Name Change Amendment ..................................................   13
   Election of Directors ..................................................   14
APPROVAL OF THE ISSUANCE OF COMMON STOCK IN THE CCTV SHARE ACQUISITION ....   15
   General ................................................................   15
   NASDAQ Stockholder Approval Requirements ...............................   15
   Parties to the CCTV Share Acquisition ..................................   15
   Business of CCTV .......................................................   16
   Reasons for the CCTV Share Acquisition .................................   16
   Determination of the Purchase Price ....................................   18
   The Stock Subscription Agreement .......................................   19
   Other Agreements in Connection with the CCTV Share Acquisition .........   20
   Certain Related Parties and Related Party Transactions .................   21
   Appraisal Rights .......................................................   21
   Regulatory Approvals ...................................................   21
   Accounting Treatment ...................................................   21
   Material U.S. Federal Income Tax Consequences ..........................   21
APPROVAL OF THE ISSUANCE OF COMMON STOCK IN THE MBC SHARE ACQUISITION .....   22
   General ................................................................   22
   Stockholder Approval Requirements ......................................   22
   Parties to the MBC Share Acquisition ...................................   23
   Reasons for the MBC Share Acquisition ..................................   23
   Determination of the Exchange Ratio ....................................   24
   The Exchange Agreement .................................................   25
   The Registration Rights Agreement ......................................   26
   Participation of Certain Related Parties in the MBC Share Acquisition ..   26
   J'son & Partners Opinion ...............................................   27
   Appraisal Rights .......................................................   31
   Regulatory Approvals ...................................................   31
   Accounting Treatment ...................................................   31
   Material U.S. Federal Income Tax Consequences ..........................   32
THE SHARE INCREASE AMENDMENT ..............................................   33
   Description of the Share Increase Amendment ............................   33
   Reasons for the Share Increase Amendment ...............................   33
   Possible Effects of the Share Increase Amendment .......................   33
THE CLASSIFIED BOARD AMENDMENT ............................................   35
   Summary of the Classified Board Amendment ..............................   35
   Reasons for, and Effects of, the Classified Board Amendment ............   35
   Delaware Law ...........................................................   36
NAME CHANGE AMENDMENT .....................................................   38
   Summary of the Name Change Amendment ...................................   38
ELECTION OF DIRECTORS .....................................................   39
CORPORATE GOVERNANCE ......................................................   40
REPORT OF THE AUDIT COMMITTEE .............................................   44
EXECUTIVE COMPENSATION ....................................................   45
OPTION/SAR INFORMATION ....................................................   46
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION .............   46
PERFORMANCE GRAPH .........................................................   48
PENSION BENEFITS ..........................................................   49
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ...................   50
PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT
   OF THE COMPANY .........................................................   51
INDEPENDENT PUBLIC ACCOUNTANTS ............................................   54
STOCKHOLDER PROPOSALS .....................................................   54
FORWARD-LOOKING INFORMATION ...............................................   55
OTHER MATTERS .............................................................   55
AVAILABLE INFORMATION .....................................................   55
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA ..........................   57

Annex A ...  J'son & Partners Opinion
Annex B ...  Subscription Agreement between our company and ACL
Annex C ... Amendment to the Subscription Agreement between our company and ACL Annex D ... Form of Registration Rights Agreement between our company and ACL Annex E ... Form of Exchange Agreement between our company and the MBC
             Transferors
Annex F ...  Form of Registration Rights Agreement between our company and the
             MBC Transferors
Annex G ...  Form of Amended and Restated Certificate of Incorporation of our
             company

                           QUESTIONS AND ANSWERS ABOUT
                              THE COMBINED MEETING

The Combined Meeting and the Proposals

Q. When and where will the combined meeting be held?

A. The Combined Meeting will be held on [_____], 2002, beginning at [_____] a.m., New York City time, at [_______________], or at such other time and place to which the Combined Meeting may be adjourned or postponed.

Q. What is the purpose of the Combined Meeting?

A. At the Combined Meeting, you will be asked to consider and vote on the following:

      o the issuance of Common Stock in the CCTV Share Acquisition;

      o the issuance of Common Stock in the MBC Share Acquisition;

      o the Share Increase Amendment;

      o the Classified Board Amendment;

      o the Name Change Amendment;

      o the Election of Directors; and

      o such other business as may properly come before the Combined Meeting or any adjournment or postponement thereof.

Q. What are the Board of Directors' recommendations for each of the Proposals?

A. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE:

      o FOR the issuance of Common Stock in the CCTV Share Acquisition, assuming that prior to the closing of the CCTV Share Acquisition the Company or MBC shall receive commitments of $4,000,000 or more of new capital, and such new capital shall be committed to be paid no later than thirty days after the closing of the CCTV Share Acquisition;

      o FOR the issuance of Common Stock in the MBC Share Acquisition;

      o FOR the Share Increase Amendment;

      o FOR the Classified Board Amendment;

      o FOR the Name Change Amendment; and

      o FOR each of the Directors nominated for election.

With respect to any other matter(s) that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

The CCTV and MBC Share Acquisitions

Q. What are the CCTV and MBC Share Acquisitions?

A. The CCTV and MBC Share Acquisitions are part of our strategy to gain exclusive control over CCTV, a Russian based broadband services company that provides "last mile" connectivity of certain broadband services to approximately
1.5 million subscribers in Moscow. In the CCTV Share Acquisition we will be acquiring a 50% equity interest in CCTV from ACL. In the MBC Share Acquisition we will be acquiring the remaining equity interest in MBC that we do not own. MBC currently owns the remaining 50% equity interest in CCTV not owned by ACL.

Q. What are you offering to the respective holders of CCTV and MBC shares in exchange for their equity interests?

A. We will deliver shares of our Common Stock in exchange for the equity interests acquired in the CCTV and MBC Share Acquisitions. In connection with the CCTV Share Acquisition we have agreed to deliver 4,000,000 shares of our Common Stock. In connection with the MBC Share Acquisition, we have agreed to issue up to 3,250,050 shares of our Common Stock in exchange for the MBC shares acquired by us. If we were to issue in excess of approximately 2,900,000 shares, prior to such issuance, we would need to receive a waiver from ACL of a covenant set forth in the Stock Subscription Agreement that currently prohibits any issuance of shares that would cause the total number of shares of our Common Stock to be issued and outstanding immediately following the closing of the CCTV and MBC Share Acquisitions, excluding the shares to be issued pursuant to the Stock Subscription Agreement, to exceed 5,000,000.

Q. What is the MBC Rights Offering? What impact does this transaction have upon the MBC Share Acquisition?

A. In July 2002, the Board of Directors of MBC determined that it was advisable and in the best interest of MBC to conduct a private offering of its securities (the "MBC Rights Offering") with the intent of raising up to US$5,000,000 in cash proceeds. The Board of Directors of MBC has conditioned the closing of the MBC Rights Offering upon the closing of the CCTV Share Acquisition, and we have agreed that any shares acquired in the MBC Rights Offering will be eligible to participate in the MBC Share Acquisition.

MBC is initially offering each of its shareholders the right to acquire their pro rata share of the offered shares. In the event that the existing MBC shareholders do not acquire all of the shares offered in the MBC Rights Offering, MBC will attempt to privately place the remaining shares with one or more third parties on a best efforts basis.

MBC has determined that the shares offered in the MBC Rights Offering will have a purchase price per share of US$750. Therefore, when applying the exchange rate of 150 shares of our Common Stock for each MBC share, or right to receive an MBC share, tendered in the MBC Share Acquisition, the participants in the MBC Rights Offering will receive shares of our Common Stock at $5.00 per share, which may represent a significant discount to their trading price of the time of closing the MBC Share Acquisition.

In order to accommodate the additional shares to be issued in the MBC Rights Offering, we have increased the number of shares permitted to be issued under the terms of the Exchange Agreement from 2,250,000 to 3,250,050, assuming the MBC Rights Offering is fully subscribed. If the MBC Rights Offering were subscribed such that we would issue in excess of approximately 2,900,000 shares, prior to such issuance, we would need to receive a waiver from ACL of a covenant set forth in the Stock Subscription Agreement that currently prohibits any issuance of shares that would cause the total number of shares of Common Stock to be issued and outstanding immediately following the closing of the CCTV and MBC Share Acquisitions, excluding the shares to be issued pursuant to the Stock Subscription Agreement, to exceed 5,000,000.

Q. What percentage of our Common Stock will be held by ACL and the MBC Transferors after the completion of the CCTV and MBC Share Acquisitions?

A. The percentage of our Common Stock held by ACL and the MBC Transferors will depend upon the subscription rate of the MBC Rights Offering. After the completion of the CCTV and MBC Share Acquisitions, ACL will hold between approximately 43% and 48% of the outstanding shares of our Common Stock. As of September 24, 2002, our officers, directors and certain of our affiliates, taken as a whole, presently have a beneficial interest in, or voting control of, approximately 46.9% of MBC's issued and outstanding stock, excluding our 25% equity interest in MBC as well as the MBC shares that may be issued to officers, directors and certain of our affiliates in the MBC Rights Offering. After the completion of the CCTV and MBC Share Acquisitions, these "insiders" will hold between approximately 22% and 26% of the outstanding shares of our Common Stock when aggregated with their present beneficial holdings, and the MBC Transferors, together, will hold between approximately 26% and 35% of the outstanding shares of our Common Stock.

Q. Will my rights as a stockholder of the Company change following the CCTV and MBC Share Acquisitions?

A. No. When issued, the shares of Common Stock that ACL and the MBC Transferors will receive will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of our Common Stock have no preemptive rights, and therefore you do not have any preferential right to purchase any additional shares of our Common Stock when such shares are issued. However, the issuances of common stock in these transactions will significantly dilute your equity interest in our company.

Q. Has someone determined that the CCTV and MBC Share Acquisitions are in my best interests?

A. Our Board of Directors believes that the CCTV and MBC Share Acquisitions are advisable to, and in the best interests of, our company and our stockholders. However our Board of Directors has determined that in order to fund our and CCTV's future capital requirements, our company will need to raise $4,000,000 or more in new capital either directly or indirectly, therefore, our Board of Directors recommends that our stockholders vote for approval and adoption of each of the Proposals relating to the issuance of stock in connection with the CCTV Share Acquisition, subject to our receipt prior to the closing of the CCTV Share Acquisition of commitments of $4,000,000 or more of new capital, which new capital shall be committed to be paid no later than thirty days after the closing of the CCTV Share Acquisition.

In addition, since members of our board of directors are shareholders of MBC, we hired J'son & Partners, a multinational consulting firm specializing in converging telecommunications, information technology and consumer electronics markets particularly in Russia and the Commonwealth of Independent States, to provide us with an opinion as to the fairness of the MBC Share Acquisition from a financial point of view to our stockholders. A copy of the entire J'son & Partners opinion is attached to this Proxy Statement as Annex A and a description of their opinion and the analysis that supports their opinion is included under the heading "Proposal 2: Approval of the Issuance of Common Stock in the MBC Share Acquisition--J'son & Partners Opinion."

Q. What will happen if our company does not receive the requisite commitments of $4,000,000 or more?

A. Our Board of Directors has determined that the consummation of the CCTV Share Acquisition without commitments for such additional financing is neither advisable for, nor in the best interests of, our stockholders. Accordingly, if we are unable to raise, directly or indirectly, commitments of $4,000,000 or more of new capital prior to the closing of the CCTV Share Acquisition, which new capital shall be committed to be paid no later than thirty days after the closing of the CCTV Share Acquisition, our Board of Directors will not recommend the closing of the CCTV Share Acquisition.

Q. Do I have any rights if I do not approve the CCTV and/or MBC Share Acquisitions?

A. If you choose to vote against the Proposals to issue shares of Common Stock in the CCTV and/or MBC Share Acquisition, Delaware law does not afford you any appraisal rights, as defined under such law, because your shares are ineligible for such treatment.

Q. What are the tax consequences of the CCTV and MBC Share Acquisitions?

A. There will be no U.S. Federal income tax consequences to our stockholders or to the Company as a result of the CCTV and MBC Share Acquisitions. The U.S. Federal tax consequences, if any, to ACL or its stockholders, or to the MBC stockholders have not been evaluated by the Company.

Q. When do you expect the CCTV and MBC Share Acquisitions to be completed?

A. We plan to complete the CCTV and MBC Share Acquisitions as soon as possible after the stockholder meeting, subject to the satisfaction or waiver of the other conditions to the transactions (including our receipt of commitments for $4,000,000 or more in new capital). Although we cannot predict when these conditions will be satisfied, we hope to complete the transactions during the fourth calendar quarter of 2002.

Voting Your Shares

Q. Who is entitled to vote on each of the Proposals?

A. Only stockholders of record at the close of business on the record date, [_____], 2002, are entitled to receive notice of the Combined Meeting and to vote the shares that they held on that date at the Combined Meeting, or any postponement or adjournment of such meeting. At the close of business on September 24, 2002, there were 2,099,908 shares of Common Stock issued and outstanding.

Q. What vote is required to approve each of the Proposals?

A. The Proposals will need to be approved in the following manner:

      o The CCTV Share Acquisition. Pursuant to certain rules of the NASD applicable to entities whose securities are quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System, a majority of the shares of our Common Stock represented and voting at the Combined Meeting must approve the issuance of Common Stock to be paid as consideration in the CCTV Share Acquisition.

      o MBC Share Acquisition. We will need to meet two different standards of stockholder approval in order to consummate the MBC Share Acquisition.

            o As with the CCTV Share Acquisition, under the applicable NASD rules a majority of the shares of our Common Stock represented and voting at the Combined Meeting must approve the issuance of Common Stock to be paid as consideration.

            o In addition, since (i) our executive officers and directors have equity interests in MBC and (ii) certain of our executive officers and directors owe a fiduciary duty to both companies, we are also seeking the approval of the MBC Share Acquisition by the holders of a majority of the outstanding shares of our Common Stock not controlled by our directors or executive officers, as provided by Delaware 144. As of the date of this Proxy Statement, our directors and executive officers held approximately 16.7% of our issued and outstanding Common Stock (this calculation does not include any unexercised convertible securities held by such persons that are convertible into shares of Common Stock).

      o The Amendments. Pursuant to Delaware law, holders of at least a majority of the outstanding Common Stock at the record date must approve the amendment of our Certificate of Incorporation to affect each of the Share Increase, the Classified Board and the Name Change Amendments (collectively, the "Amendments").

      o Election of the Directors. Pursuant to Delaware law, the election of each director requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote at the Combined Meeting.

Q. Who may attend the Combined Meeting?

A. All holders of our Common Stock on the record date, or their duly appointed proxies, may attend the Combined Meeting.

Q. What constitutes a quorum for the Combined Meeting?

A. The presence at the Combined Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock on the record date will constitute a quorum, permitting us to conduct our business at the Combined Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Q. How do I vote my shares?

A. You may vote on matters to come before the Combined Meeting in two ways:

      o You may attend the Combined Meeting and cast your vote in person; or

      o You may vote by completing, dating and signing the enclosed proxy card and returning it to Register & Transfer Company, our transfer agent, in the enclosed postage-paid envelope. If you deliver a valid proxy, you will authorize the individuals named on the proxy card, referred to as the proxy holders, to vote your shares according to your instructions.

Q. How many votes do I have for each share that I own?

A. Each share of Common Stock that you own entitles you to one vote on each Proposal. The proxy card indicates the number of shares that you own.

Q. What happens if I do not make choices on my signed proxy card?

A. If you sign the proxy card, but do not make specific choices, proxy holders will vote your shares as recommended by our Board of Directors as follows:

      o FOR the issuance of Common Stock in the CCTV Share Acquisition, assuming that prior to the closing of the CCTV Share Acquisition the Company or MBC shall receive commitments of $4,000,000 or more of new capital, and such new capital shall be committed to be paid no later than thirty days after the closing of the CCTV Share Acquisition;

      o FOR the issuance of Common Stock in the MBC Share Acquisition;

      o FOR the Share Increase Amendment;

      o FOR the Classified Board Amendment;

      o FOR the Name Change Amendment;

      o FOR the Election of Directors; and

as recommended by our Board of Directors or, if no recommendation is given, in the discretion of the proxy holder as to any other matter(s) that properly comes before the Combined Meeting.

Q. What if I vote and then change my mind?

A. You may revoke your proxy at any time before it is exercised by:

      o Filing a notice of revocation with our Secretary at our executive offices;

      o Sending in another duly executed proxy bearing a later date; or

      o Attending the Combined Meeting and casting your vote in person.

Your last vote will be the vote that is counted.

Q. What are the effects of abstentions and broker non-votes on the approval of the Proposals?

A. Abstentions occur when a person with voting power checks the abstention box on a proxy card for a particular Proposal or otherwise indicates that he, she or it abstains from voting on a Proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., your broker) returns an executed proxy but does not vote on a particular proposal because the nominee does not have the discretion to vote with respect to that particular Proposal and has not received instructions from the beneficial owner.

      o Issuance of Common Stock in the CCTV and MBC Share Acquisitions. If you abstain from voting in connection with the issuance of Common Stock in the CCTV Share Acquisition and/or the MBC Share Acquisition, it has the same effect as if you voted "against" such Proposal(s). In addition, if you do not give instructions to your broker on how to vote on one or both of the Proposals, your broker will not be able to vote for you. This will have no effect on such Proposal or Proposals, however, because those shares for which brokers are not able to vote will not be considered voting (i) at the Combined Meeting and (ii) for purposes of approving the issuance of Common Stock in connection with the CCTV and/or MBC Share Acquisitions, as the case may be.

      o The Amendments. If you abstain from voting in connection with the Share Increase, the Classified Board and/or the Name Change Amendments or do not give instructions to your broker on how to vote with respect to such proposals, it has the same effect as if you voted "against" such proposals.

      o Election of Directors. If you abstain from voting in connection with the Election of Directors, such abstention shall have no legal effect on the Election of Directors. If you do not give instructions to your broker on how to vote in connection with the Election of Directors, such non-vote will be counted as a vote for the Election of Directors.

Q. Who will bear the cost of soliciting proxies?

A. We will pay the cost associated with this proxy solicitation. Our officers and other employees also may solicit proxies by personal interview, by electronic means or by telephone or facsimile equipment, in addition to the use of the mails. None of these individuals will receive special compensation for such services, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. We also have made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. Upon request, we will reimburse these record holders for their reasonable out-of-pocket expenses.

Other Matters

Q. Will there be any other matters considered at the Combined Meeting?

A. We are unaware of any matters to be presented at the Combined Meeting other than the Proposals discussed in this Proxy Statement. If other matters are properly presented at the Combined Meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting. If you vote against any of the Proposals (other than the Election of Directors), your proxy will not vote in favor of any proposal to adjourn or postpone the Combined Meeting if such postponement or adjournment is for the purpose of soliciting additional proxies to approve the proposal that you voted against.

Q. What do I need to do now?

A. You should carefully read and consider the information contained in this Proxy Statement, including its appendices. This Proxy Statement contains important information about the Proposals and about what our Board of Directors considered in evaluating the CCTV and MBC Share Acquisitions and the remaining Proposals. You should then complete and sign your proxy card and return it in the enclosed postage-paid return envelope as soon as possible, so that your shares will be represented at the stockholder meeting.

Q. Where can I get more information about our company and the Proposals?

A. You may obtain more information about our company and the Proposals from various sources, as listed under "Available Information" on page 55 of this Proxy Statement.

Q. Whom should I call with questions about the Proposals?

A. You should contact: Andrew M. O'Shea, Chief Financial Officer of our company, at (860) 298-0444, or at aoshea@andersengrp.com.

                      SUMMARY OF THE PROPOSALS TO BE VOTED
                           ON AT THE COMBINED MEETING

The CCTV Share Acquisition (see page 15)

General

      Pursuant to the Stock Subscription Agreement, as amended in September 2002, we have agreed, subject to the conditions set forth below, to acquire 50% of the issued and outstanding capital stock of CCTV from ACL in exchange for 4,000,000 shares of our Common Stock. We cannot complete the CCTV Share Acquisition unless you approve this Proposal and Proposals 2, 3 and 4.

NASDAQ Stockholder Approval Requirements (see page 15)

      Pursuant to applicable rules of the NASD, you will be asked to approve the issuance of the Common Stock to be paid as consideration in the CCTV Share Acquisition. NASD rules require us to receive the approval of the holders of a majority of the shares of our Common Stock represented and voting at the Combined Meeting in order to approve the issuance of our Common Stock as consideration in the CCTV Share Acquisition.

Reasons for the CCTV Share Acquisition (see page 16)

      Assuming that we raise commitments for $4,000,000 or more in new capital as described in the immediately following paragraph, our Board of Directors believes that it is in the best interest of our company and our stockholders to acquire the 50% equity interest in CCTV to be held by ACL. The CCTV Share Acquisition is part of our larger goal to obtain full ownership of CCTV which will allow us to improve our control over the management of CCTV and the execution of CCTV's business plan. Moreover, the acquisition of CCTV in its entirety will improve our ability to negotiate appropriate debt financing for CCTV and to attract future financing for us and CCTV by increasing our market capitalization and liquidity for our stockholders as well as increase our potential return on our investment in CCTV.

      However, our Board of Directors has determined that we must receive, prior to the closing of the CCTV Share Acquisition, directly or indirectly, commitments for $4,000,000 or more in new capital, which new capital shall be committed to be paid no later than thirty days after the closing of the CCTV Share Acquisition, in order to provide us with additional financing sources thereby enabling our company to make scheduled capital contributions to CCTV and to continue to be able to meet our operating expenses and debt service requirements. However, there can be no assurance that, if commitments for an additional $4,000,000 or more of new capital are raised, we will have adequate liquidity to meet our future financial needs.

Material U.S. Federal Income Tax Consequences (see page 21)

      The consummation of the CCTV Share Acquisition will not have any material U.S. Federal income tax consequences on the Company or its stockholders. The U.S. Federal tax consequences, if any, to ACL or its stockholders have not been evaluated by the Company.

Conditions to the closing of the CCTV Share Acquisition (see page 19)

      As provided in the Stock Subscription Agreement, the closing of the CCTV Share Acquisition is subject to the satisfaction or waiver of certain customary closing conditions in addition to the following conditions:

      o Each Party shall have received all authorizations, consents and approvals of governmental and regulatory authorities referred to in the Stock Subscription Agreement;

      o The MBC Share Acquisition shall have been consummated or shall be consummated simultaneously with the CCTV Closing, and we shall hold, or shall have rights to acquire simultaneously with the CCTV Closing, substantially all of the capital stock of MBC;

      o We shall have obtained your approval as required by the NASD and with respect to the adoption of the Classified Board Amendment; and

      o COMCOR shall have contributed to CCTV defined assets, including 55,675 shares, or 22.6%, of IAS, having an aggregate agreed upon value of $17,488,873. This agreed upon value does not purport to represent either the market value or the liquidation value of the assets to be contributed. The agreed upon amount was partially derived from historical costs, including allocated overhead costs, paid by COMCOR for the assets to be contributed, using foreign currency exchange rates in effect at the times the assets were acquired.

Post-Closing Covenants (see page 19)

      In the Stock Subscription Agreement, we agreed to several post-closing covenants including our obligation to make certain capital contributions to CCTV and to maintain control over CCTV so long as ACL maintains a specified ownership interest in the Company.

Termination of the Stock Subscription Agreement (see page 20)

      Either ACL or our company may terminate the Stock Subscription Agreement prior to the closing of the CCTV Share Acquisition (i) by mutual written consent or (ii) in the event that the other party has breached any material representation, warranty or covenant contained in the Stock Subscription Agreement in any material respect.

Other Agreements (see page 20)

      In connection with the Stock Subscription Agreement we have entered into, or will enter into, a number of agreements with ACL and certain other parties, including an Undertaking Agreement, Registration Rights Agreement and Voting Agreement.

Related Parties and Related Party Transactions (see page 21)

      Yuri Pripachkin, our former director, is the Chairman of the Board of Directors of CCTV and COMCOR. Mr. Pripachkin also owns a controlling interest in COMCOR. COMCOR is a party to several agreements with CCTV that will be maintained following the closing of the CCTV Share Acquisition. Accordingly, Mr. Pripachkin may indirectly benefit economically from the CCTV Share Acquisition.

Appraisal Rights

      If you choose to vote against Proposal 1, Delaware law does not afford you any appraisal rights, as defined under such law, because your shares are ineligible for such treatment.

Regulatory Approvals (see page 21)

      ACL's acquisition of the CCTV shares from COMCOR and our acquisition of the CCTV shares from ACL will each require the prior approval of the Russian Federation Ministry of Anti-monopoly Policy.

Accounting Treatment (see page 21)

      We expect that the CCTV Share Acquisition will be accounted for using the purchase method of accounting.

      WITH RESPECT TO PROPOSAL 1, OUR BOARD RECOMMENDS THIS PROPOSAL, ASSUMING THAT PRIOR TO THE CLOSING OF THE CCTV SHARE ACQUISITION THE COMPANY OR MBC SHALL RECEIVE COMMITMENTS OF $4,000,000 OR MORE OF NEW CAPITAL, AND SUCH NEW CAPITAL SHALL BE COMMITTED TO BE PAID NO LATER THAN THIRTY DAYS AFTER THE CLOSING OF THE CCTV SHARE ACQUISITION.

The MBC Share Acquisition (see page 22)

General

      We intend to enter into an Exchange Agreement with the MBC Transferors pursuant to which we have agreed to exchange 150 shares of our Common Stock for each MBC share, or right to receive an MBC share, tendered by the MBC Transferors. If the MBC Transferors tender all of their shares for exchange, we have agreed, subject to the conditions set forth below, to issue up to 3,250,050 shares of our Common Stock. If we were to issue in excess of approximately 2,900,000 shares, prior to such issuance, we would need to receive a waiver from ACL of a covenant set forth in the Stock Subscription Agreement that currently prohibits any issuance of shares that would cause the total number of shares of Common Stock to be issued and outstanding immediately following the closing of the CCTV and MBC Share Acquisitions, excluding the shares to be issued pursuant to the Stock Subscription Agreement, to exceed 5,000,000. Following the acquisition of all of the MBC Transferors' shares, MBC will be wholly-owned by the Company. We cannot complete the CCTV Share Acquisition unless you approve this Proposal and Proposals 1, 3 and 4.

Stockholder Approval Requirements (see page 22)

We will need to meet two different standards of stockholder approval in connection with the MBC Share Acquisition:

      o Pursuant to applicable rules of the NASD, you will be asked to approve the issuance of the Common Stock to be paid as consideration in the MBC Share Acquisition. NASD rules require us to receive the approval of the holders of a majority of the shares of our Common Stock represented and voting at the Combined Meeting in order to effect the MBC Share Acquisition (the "Nasdaq Vote").

      o Since (i) our executive officers and directors have equity interests in MBC and (ii) certain of our executive officers and directors owe a fiduciary duty to both companies, we are also seeking the approval of the MBC Share Acquisition by the holders of a majority of the outstanding shares of our Common Stock not controlled by our directors or executive officers, as provided by Delaware 144. As of the date of this Proxy Statement, our directors and executive officers held approximately 16.7% of our issued and outstanding Common Stock (this calculation does not include any unexercised convertible securities held by such persons that are convertible into shares of Common Stock).

Reasons for the MBC Share Acquisition (see page 23)

      The MBC Share Acquisition is part of our larger goal to obtain full ownership of CCTV. We cannot achieve this goal, and the CCTV Share Acquisition cannot be completed, unless we complete the MBC Share Acquisition. The reasons for the MBC Share Acquisition are in large part identical to those for the CCTV Share Acquisition. The MBC Share Acquisition will allow us to improve our control over the management of CCTV and the execution of CCTV's business plan. Moreover, the acquisition of CCTV in its entirety will improve our ability to negotiate appropriate debt financing for CCTV and to attract future financing for us and CCTV by increasing our market capitalization and liquidity for our stockholders as well as increase our potential return on our investment in CCTV. In addition, the MBC Share acquisition will give us access to additional capital that can be used to satisfy our CCTV funding obligations as well as our debt service and operational commitments.

Conditions to the closing of the MBC Share Acquisition (see page 25)

      As provided in the Exchange Agreement, the closing of the MBC Share Acquisition is subject to the satisfaction or waiver of certain customary closing conditions in addition to the following conditions:

      o Each Party shall have received all authorizations, consents and approvals of governmental and regulatory authorities referred to in the Exchange Agreement;

      o The CCTV Share Acquisition shall have been consummated or shall be consummated simultaneously with the MBC Closing, and we shall hold or shall have rights to acquire simultaneously with the MBC Closing substantially all of the capital stock of CCTV; and

      o We shall have obtained your approval as required by the NASD, Delaware law and with respect to the adoption of the Classified Board Amendment.

Post-Closing Covenants (see page 26)

      We agreed to several post-closing covenants in the Exchange Agreement including our obligation to make certain capital contributions to CCTV.

Termination of the Exchange Agreement (see page 26)

      The Exchange Agreement may be terminated by either party if the per share value of our Common Stock is less than Eight Dollars ($8.00) per share or greater than Twelve Dollars ($12.00) per share on the date on which all of the conditions to closing have been satisfied and/or waived by the parties. In addition, the Exchange Agreement may be terminated prior to the closing of the MBC Share Acquisition (i) by mutual written consent of our company and the shareholder representative of the MBC Transferors (the "Shareholder Representative"), (ii) by our company in the event that any MBC Transferor has breached any material representation, warranty or covenant contained in the Exchange Agreement or (iii) by the Shareholder Representative in the event that we have breached any material representation, warranty or covenant contained in the Exchange Agreement.

Registration Rights Agreement (see page 26)

      We will enter into a Registration Rights Agreement with the MBC Transferors that will provide them with the ability to participate in future registrations of our Common Stock with the Securities and Exchange Commission.

Participation of Certain Related Parties in the MBC Share Acquisition (see page
26)

      Our officers, directors and their affiliates, taken as a whole, presently have a beneficial interest in, or voting control of, approximately 46.9% of MBC's issued and outstanding stock. This figure excludes the 25% equity interest in MBC that we own as well as the MBC shares that may be issued to those officers, directors and their affiliates who may participate in the MBC Rights Offering.

J'son & Partners Opinion (see page 27)

      In deciding whether to approve the MBC Share Acquisition, our Board of Directors considered the opinion delivered to it by J'son & Partners that, as of the date of the opinion, and based upon and subject to the assumptions, limitations and qualification set forth in the opinion, the MBC Share Acquisition was fair from a financial view to our stockholders. We have attached as Annex A hereto the written opinion of J'son & Partners dated September 13, 2002. You should read this opinion carefully in order to understand the assumptions made, matters considered and the limitations of the review undertaken by J'son & Partners in providing their opinion.

Material U.S. Federal Income Tax Consequences (see page 32)

      The consummation of the MBC Share Acquisition will not have any material U.S. Federal income tax consequences on the Company or its stockholders. The U.S. Federal tax consequences, if any, to the MBC stockholders have not been evaluated by the Company.

Appraisal Rights

      If you choose to vote against Proposal 2, Delaware law does not afford you any appraisal rights, as defined under such law, because your shares are ineligible for such treatment.

Regulatory Approvals (see page 31)

      We are not required to obtain any regulatory approvals in connection with the consummation of the MBC Share Acquisition.

Accounting Treatment (see page 31)

      We expect that the MBC Share Acquisition will be accounted for using the purchase method of accounting.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF COMMON STOCK PURSUANT TO THE MBC SHARE ACQUISITION.

The Share Increase Amendment (see page 33)

      Currently, we do not have enough authorized and unissued shares of Common Stock to effect both of the CCTV and MBC Share Acquisitions. As of the date of this Proxy Statement, 3,285,672 shares of Common Stock are authorized and remain available for issuance after giving effect to the issuance of shares of Common Stock upon the exercise or conversion of our currently outstanding stock options, convertible preferred stock and debt instruments. If both of the CCTV and MBC Share Acquisitions are completed as proposed, assuming full subscription of the MBC Rights Offering, we may be required to issue up to 7,250,050 shares of our Common Stock. Accordingly, we would like to amend our certificate of incorporation so as to increase the number of authorized shares of our Common Stock from 6,000,000 to 12,000,000.

      Pursuant to Delaware law, holders of at least a majority of the outstanding Common Stock at the record date must approve the amendment of our Certificate of Incorporation to effect the Share Increase Amendment.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

The Classified Board Amendment (see page 35)

      We would like to amend our Certificate of Incorporation to establish a classified Board of Directors. This amendment to our Certificate of Incorporation is one of the conditions to the closing of the CCTV and MBC Share Acquisitions. Under the proposed Classified Board Amendment approximately one-third of our Board of Directors would be elected each year. Initially, however, members of all three classes would be elected at the 2003 Annual Meeting. If the proposed Classified Board Amendment is adopted, the slate of directors nominated for election at the 2003 Annual Meeting would be proposed for election in three separate classes as follows:

      o three directors, constituting the "Class I Directors," would be elected for a one-year term expiring at the 2004 Annual Meeting;

      o two directors, constituting the "Class II Directors," would be elected for a two-year term expiring at the 2005 Annual Meeting; and

      o two directors, constituting the "Class III Directors," would be elected for a three-year term expiring at the 2006 Annual Meeting.

      Pursuant to Delaware law, holders of at least a majority of the outstanding Common Stock at the record date must approve the amendment of our Certificate of Incorporation to effect the Classified Board Amendment.

      If you approve the Classified Board Amendment, pursuant to the Stock Subscription Agreement and the Voting Agreement, ACL would initially be entitled to one nominee in each of the classes to be elected to the Classified Board at the first annual meeting following the closing of the CCTV Share Acquisition.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION ADOPTING A CLASSIFIED BOARD OF DIRECTORS.

Name Change Amendment (see page 38)

      Our historical activities have been principally in the areas of manufacturing and investments, which has been represented by our investment in The J.M. Ney Company ("JM Ney"). However, we recently sold substantially all of the operating assets and certain liabilities of JM Ney. Currently, our primary investment is a 25% equity interest in MBC which holds a 50% equity interest in CCTV. As described in Proposals 1 and 2 of this Proxy Statement, we are seeking to acquire control over the remaining equity interest in CCTV that we do not currently have indirect control. We have determined that the name of our company no longer reflects the business in which we are presently engaged. Alternatively, the name "Moscow Broadband Group, Inc." more clearly identifies our company as a participant in the cable industry in Russia and improves our marketing and capital fundraising efforts. If you approve the Name Change Amendment, we will cause the trading symbol for the Common Stock to be changed from "ANDR" to a symbol more readily associated with our new name.

      Pursuant to Delaware law, holders of at least a majority of the outstanding Common Stock at the record date must approve the amendment of our Certificate of Incorporation to effect the Name Change Amendment.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION ADOPTING A CHANGE IN THE NAME OF THE COMPANY.

Election of Directors (see page 39)

      At the Combined Meeting, you will be asked to elect seven directors. Each director nominee will be elected for a term of one year or until such nominee's successor is elected and qualified.

      Pursuant to Delaware law, the election of each director requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote at the Combined Meeting.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

                             DISCUSSION OF PROPOSALS

                                   PROPOSAL 1:
                    APPROVAL OF THE ISSUANCE OF COMMON STOCK
                          IN THE CCTV SHARE ACQUISITION

General

      Our Board of Directors has approved a Stock Subscription Agreement which provides for our acquisition of 50% of the issued and outstanding capital stock of CCTV, currently owned by Moscow Telecommunications Company ("COMCOR"), from ACL. Prior to the closing of the CCTV Share Acquisition, ACL will acquire the shares of CCTV from COMCOR. The terms and conditions of the sale from COMCOR to ACL have not yet been established, but it is currently contemplated that ACL will acquire the CCTV shares from COMCOR for a yet to be determined amount of consideration to be paid six months following ACL's acquisition of such shares. As of the date of this Proxy Statement MBC owns the remaining 50% of the capital stock of CCTV, which we are seeking to acquire through the acquisition of all of the capital stock of MBC that we do not currently own.

      We have agreed to deliver 4,000,000 shares of our Common Stock as consideration for the acquisition of the CCTV shares. Pursuant to applicable NASD rules, described in more detail below, we seek your approval to issue the shares of Common Stock as consideration in the CCTV Share Acquisition.

NASDAQ Stockholder Approval Requirements

      Our Common Stock is quoted on the NASDAQ National Stock Market. NASD Rule 4350(i)(1)(C) requires stockholder approval of the issuance of Common Stock in connection with the CCTV Share Acquisition because:

      o the aggregate amount of Common Stock being issued to ACL as consideration will upon issuance represent more than 20% of the voting power of the Common Stock outstanding prior to the issuance; and

      o the number of shares of Common Stock to be issued to ACL will be in excess of 20% of the number of shares or Common Stock outstanding prior to the issuance.

      In addition, NASD Rule 4350(i)(1)(B) requires stockholder approval of any issuance of securities that will result in a change of control of the issuer. Although the term "change of control" is not defined in the NASD rules, the CCTV Share Acquisition, together with the MBC Share Acquisition, may be deemed related transactions that constitute a "change of control" of the Company.

Parties to the CCTV Share Acquisition

      The Company

      Our executive offices are located at 405 Park Avenue, Suite 1202, New York, New York 10022, and our telephone number is (212) 826-8942. Our historical activities have been principally in the areas of manufacturing and investments. Since February 1991, our primary activities have been represented by our investment in JM Ney. Effective March 22, 2002, we sold substantially all of the operating assets and certain liabilities of JM Ney to Deringer Mfg. Company of Mundelein, Illinois ("Deringer"). Our current primary investment is a 25% equity interest in MBC (excluding any MBC shares issued in the MBC Rights Offering) which holds a 50% equity interest in CCTV. As described in this Proposal and Proposal 2 of this Proxy Statement, we are seeking to acquire the remaining equity interest in CCTV that we do not currently own.

      ACL

      ACL is a private company incorporated in the Republic of Cyprus, registered in Nicosia on February 28, 1998. ACL's executive offices are located at 165, Spyrou Araouzou St., Lordos Waterfront Court, 2 Floor, Office 201, Limassol, Cyprus POB 56568. As of the date of this Proxy Statement, ACL has not engaged in any commercial activities. Prior to the closing of the CCTV Share Acquisition, ACL will acquire the shares of CCTV currently owned by Moscow Telecommunications Company ("COMCOR"). The terms and conditions of the sale from COMCOR to ACL have not yet been established, but it is currently contemplated that ACL will acquire the CCTV shares from COMCOR for a yet to be determined amount of consideration to be paid six months following ACL's acquisition of such shares. After acquiring the shares of CCTV, ACL will become a party to the general shareholders agreement, dated January 1, 2000, which was originally among COMCOR, MBC and CCTV. ACL and COMCOR will also enter into a Subordination Agreement pursuant to which the parties agree that ACL's obligations to COMCOR will be subordinated to its obligations to our company.

Business of CCTV

      CCTV provides a "last mile solution," based on hybrid fibre-coaxial technology, for cable TV, high speed Internet access, data transmission and voice services to residential and business customers. CCTV is licensed to provide these services to up to 1.5 million subscribers in Moscow (44% of total estimated households). Under a 20-year Services Agreement with COMCOR, an open joint stock company organized under the laws of the Russian Federation, CCTV has exclusive rights to utilize the Moscow Fibre Optic Network ("MFON") backbone for the provision of its services in a defined area, with an additional right of first refusal to utilize the MFON to access the remaining approximately 1.8 million homes outside this area. Currently, CCTV is marketing cable TV and Internet services to nearly 90,000 homes passed in the districts of Chertanovo and Khamovniki.

Reasons for the CCTV Share Acquisition

      Assuming we raise commitments for $4,000,000 or more in new capital as identified below, our Board of Directors believes that it is in the best interest of our company and our stockholders to acquire the 50% equity interest in CCTV to be held by ACL. The CCTV Share Acquisition is part of our larger goal to obtain full ownership of CCTV. We cannot achieve this goal, and the MBC Share Acquisition discussed in Proposal 2 cannot be completed, unless we complete the CCTV Share Acquisition.

      However, our Board of Directors has determined that we must receive, prior to the closing of the CCTV Share Acquisition, directly or indirectly, commitments for $4,000,000 or more in new capital, which new capital shall be committed to be paid no later than thirty days after the closing of the CCTV Share Acquisition, in order to provide additional liquidity to allow our company to contribute the agreed upon capital to CCTV and to continue to be able to meet our operating expenses and debt service requirements. The requisite commitments for $4,000,000 or more in new capital may be raised through the MBC Rights Offering. However, if the MBC Rights Offering were fully subscribed, our company would be required to receive a waiver from ACL of a covenant in the Stock Subscription Agreement that currently prohibits an issuance of securities in the quantity necessary to satisfy a fully subscribed MBC Rights Offering. If we are unable to raise commitments for $4,000,000 or more in connection with the MBC Rights Offering, all or a portion of such amount may be raised through other means, including but not limited to private placements of debt or equity securities of our company or our subsidiaries. The closing of a debt or equity private placement would also require a waiver from ACL as such financing activities are also prohibited under the terms of the Stock Subscription Agreement. Notwithstanding the foregoing, there can be no assurance that the additional $4,000,000 or more of new capital will provide our company with sufficient liquidity to meet our future financial needs.

      Assuming our receipt, directly or indirectly, of commitments for $4,000,000 or more in new capital prior to the closing, which new capital committed to be paid no later than thirty days after the closing of the CCTV Share Acquisition of the CCTV Share Acquisition, our Board of Directors has approved the CCTV Share Acquisition and the terms of the Stock Subscription Agreement. Our Board of Directors' decision to approve the CCTV Share Acquisition is based on a number of factors including, but not limited to, the following:

      o Improves management control. Since CCTV represents our most important investment at this time, our Board of Directors believes that it is important to increase our influence over the management of CCTV. The improved control which would be achieved through the CCTV Share Acquisition would enable us to ensure that management decisions with respect to CCTV's operations and finances are made with the best interests of CCTV and the achievement of CCTV's objectives and long-term plans in mind.

      o Improves our company's ability to position CCTV and/or our company for future equity or debt financing. The capital contributions that CCTV will receive in connection with the consummation of the CCTV Share Acquisition may not be adequate to fully meet CCTV's prospective capital requirements. Our Board of Directors believes that the consolidation of the ownership interests of CCTV into our company will improve our ability to negotiate appropriate debt financing for CCTV and to attract future financing for us and CCTV by increasing our market capitalization and the future liquidity of our Common Stock.

      o Potentially increases the return on our investment in CCTV. Our Board of Directors believes that the potential return on our investment in CCTV is commensurate with the risks being undertaken. Acquiring complete ownership of CCTV will provide us with the opportunity to fully realize the benefits of this investment if the projected growth in CCTV's subscribers and subscriber revenue from cable television, Internet access and telephony services is realized. Although our current stockholders will experience significant dilution of their ownership of our company, there will be an increase in the effective ownership of CCTV by our current stockholders.

      In addition to the factors set forth above, in the course of its deliberations concerning the CCTV Share Acquisition, our Board of Directors consulted with our management team. Our Board of Directors also considered a number of other factors relevant to the CCTV Share Acquisition including:

      o Oral reports from management regarding CCTV's financial condition and the specific terms of the Stock Subscription Agreement, the ACL Registration Rights Agreement, the Voting Agreement and the Undertaking Agreement (together, the "ACL Transaction Documents"); and

      o Financial analyses prepared by our Chief Financial Officer.

      Our Board of Directors also considered a number of potentially negative factors in its deliberations concerning the CCTV Share Acquisition, including:

      o Potential inability to meet CCTV's capital requirements. The Stock Subscription Agreement calls for the Company and MBC to make cash capital contributions of approximately $11,658,000 to provide CCTV with the amount of capital which it believes is necessary to allow it to build-out the Central Administrative Region of Moscow and to meet its operating requirements until it becomes cash flow positive, which CCTV projects will be in the third calendar quarter of 2003. However, there can be no assurance that these capital contributions will be sufficient to meet these defined objectives, or the future needs of CCTV if additional system build-out plans are developed. When our company becomes the sole parent company of CCTV, we will have the responsibility to provide or attract the appropriate level of debt or equity financing for CCTV. Such additional financing may have a dilutive effect on our stockholders, or if such financing cannot be obtained, then our company's investment in CCTV could be significantly impaired or totally lost.

      o Significant dilution to our existing stockholders' ownership of our company. The CCTV Share Acquisition will result in the issuance of 4,000,000 shares of our Common Stock. Following the CCTV Share Acquisition, the shares issued pursuant to the Stock Subscription Agreement will represent 43% of our issued and outstanding Common Stock on a fully diluted basis assuming the consummation of the MBC Share Acquisition and the full subscription of the MBC Rights Offering. As a result of the consummation of the CCTV and MBC Share Acquisitions, existing stockholders' ownership of the Company will be diluted.

      o Concentrates our company's risk into one investment. We historically have had diverse investments, and for the past eleven years, among our primary holdings we held a 100% interest in JM Ney, whose operations date back approximately 190 years. The CCTV Share Acquisition in conjunction with the MBC Share Acquisition would concentrate substantially all of our available assets in CCTV, thus increasing our exposure to Russian political and economic risks. Our investment in CCTV may be particularly volatile because CCTV is a start-up company whose results of operations to date have failed to meet the financial goals established in its original business plan. Our ability to recover our investment in CCTV would be greatly impaired if CCTV's business plans should fail.

      o Decreases liquidity which may harm our company's ability to meet cash flow requirements. We historically have had other assets and the earnings of JM Ney to meet our cash flow requirements for administrative expenses, debt service and the payment of dividends on our Class A Preferred Stock. The increased investment in CCTV would place our assets into foreign operations from which there is no expectation of dividends or distributions in the near future. In addition, the capital contribution obligations required under the Stock Subscription Agreement have significantly reduced our liquidity and although we believe the $4,000,000 or more in new capital required by our Board of Directors to consummate the transaction will be sufficient to meet our capital requirements, any additional capital commitments we undertake on behalf of CCTV may further compromise our ability to meet our financial obligations in the future.

Determination of the Purchase Price

      The CCTV Share Acquisition was originally to be transacted between the Company and COMCOR. The determination of the purchase price to be paid in the CCTV Share Acquisition was based upon extensive negotiations conducted by Messrs. Baker and Oliver Grace with representatives of COMCOR. COMCOR subsequently withdrew from the transaction and ACL thereafter adopted the terms negotiated by the Company and COMCOR. In negotiating the pricing terms of the CCTV Share Acquisition, we considered many factors including, but not limited to:

      o The amount of assets contributed, and to be contributed, to CCTV by COMCOR;

      o CCTV's recent operating results; and

      o An assessment of CCTV's prospects for near-term progress in (i) building out the network, (ii) attracting subscribers for its services and (iii) achieving profitability.

      In view of the wide variety of factors considered, our Board of Directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. Our Board of Directors believes that the risks associated with the CCTV Share Acquisition are outweighed by the potential benefits of the transaction. As a result our Board of Directors agrees that the CCTV Share Acquisition and the consummation of the CCTV Share Acquisition are fair to, and in the best interests of, our company and our stockholders, assuming our receipt, directly or indirectly, of commitments for $4,000,000 or more in new capital prior to the closing of the CCTV Share Acquisition, which new capital shall be committed to be paid no later than thirty days after the closing of the CCTV Share Acquisition.

The Stock Subscription Agreement

      Although we have summarized the material terms of the Stock Subscription Agreement, the summary does not purport to be complete and is subject in all respects to the specific provisions of the Stock Subscription Agreement. We encourage you to carefully read the entire Stock Subscription Agreement and amendment thereto, which we have included as Annexes B and C to this Proxy Statement and are incorporated herein by reference.

      Purchase and Sale of CCTV Shares

      Pursuant to the terms of the Stock Subscription Agreement, as amended in September 2002, we agreed, subject to the conditions set forth therein, to acquire the 50% equity interest in CCTV to be held by ACL. In exchange for the equity interest in CCTV, we will deliver at the closing of the CCTV Share Acquisition (the "CCTV Closing") 4,000,000 shares of our Common Stock. Based upon the average price of the Common Stock as of the date of this Proxy Statement, approximately $4.00 per share, the total consideration we are paying for the CCTV shares pursuant to the CCTV Share Acquisition will equal approximately $16,000,000.

      Conditions to the CCTV Closing

      As provided in the Stock Subscription Agreement, the obligation of the Company and ACL to consummate the CCTV Share Acquisition is subject to the satisfaction or waiver of certain customary closing conditions in addition to the following conditions:

      o Each party shall have received all authorizations, consents and approvals of governmental and regulatory authorities referred to in the Stock Subscription Agreement;

      o The MBC Share Acquisition shall have been consummated or shall be consummated simultaneously with the CCTV Closing, and we shall hold or shall have rights to acquire simultaneously with the CCTV Closing substantially all of the capital stock of MBC;

      o We shall have obtained your approval as required by the NASD and with respect to the adoption of the Classified Board Amendment; and

      o COMCOR shall have contributed to CCTV defined assets, including 55,675 shares, or 22.6%, of IAS, having an aggregate agreed upon value of $17,488,873. This agreed upon value does not purport to represent either the market value or the liquidation value of the assets to be contributed. The agreed upon amount was partially derived from historical costs, including allocated overhead costs, paid by COMCOR for the assets to be contributed, using foreign currency exchange rates in effect at the times the assets were acquired.

      Post-Closing Covenants

      We and ACL agreed to several post-closing covenants, including the following;

      o We shall make or cause MBC to make a cash capital contribution to IAS of $9,455,080, which is to be followed within 30 days of an additional cash contribution to CCTV of $2,202,787 and the contribution of shares of IAS with an agreed upon value of $286,086.

      o So long as ACL owns not less than 12.5% of our issued and outstanding Common Stock, we shall not permit CCTV to cease to be our affiliate without the prior written consent of ACL.

      Indemnification

      Pursuant to the Stock Subscription Agreement, ACL agreed to indemnify us against certain losses due to breaches of the representations, warranties, covenants or other agreements made by ACL in the ACL Transaction Documents, as well as certain losses arising out of our securities filings where such losses are based on information provided to us by ACL for inclusion in our filings.

      Termination of the Stock Subscription Agreement

      Either ACL or our company may terminate the Stock Subscription Agreement prior to the closing of the CCTV Share Acquisition (i) by mutual written consent or (ii) in the event that the other party has breached any material representation, warranty or covenant contained in the Stock Subscription Agreement in any material respect.

      Other Agreements in Connection with the CCTV Share Acquisition

      In addition to the Stock Subscription Agreement, we entered into or will also enter into the following agreements in connection with the CCTV Share Acquisition, including:

      o Undertaking Agreement. On April 30, 2002, the Company, MBC and COMCOR entered into an Undertaking Agreement pursuant to which COMCOR undertakes to contribute to CCTV certain equipment and telecommunications networks of the MFON and other assets of COMCOR. In addition COMCOR agreed to transfer its CCTV shares to ACL.

      o ACL Registration Rights Agreement. In connection with the CCTV Closing, we will enter into a Registration Rights Agreement with ACL, the form of which is attached to this Proxy Statement as Annex D. Pursuant to the terms of the Registration Rights Agreement, we will grant ACL the right:

            o to require us, subject to certain limitations, to register our shares of Common Stock for resale with the Securities and Exchange Commission; and

            o to participate, subject to customary exclusions, in future Company initiated registrations of our Common Stock with the Securities and Exchange Commission.

      o Voting Agreement. In connection with the CCTV Closing, we will also enter into a Voting Agreement with ACL and certain of our stockholders (the "Stockholders") pursuant to which, among other things, the Stockholders and ACL agree that ACL will be entitled to representation on our board of directors proportionate to ACL's relative percentage ownership of our Common Stock.

Certain Related Parties and Related Party Transactions

      Yuri Pripachkin is Chairman of the Board of Directors of CCTV and COMCOR and is a former director of our company. Mr. Pripachkin owns directly and indirectly a controlling interest in COMCOR. COMCOR currently owns 50% of the equity interest of CCTV, which will be transferred to ACL pursuant to Undertaking Agreement. As of the date of this Proxy Statement COMCOR is a party to the following agreements with CCTV:

      o CCTV receives signal delivery services and data network services from COMCOR based on CCTV's exclusive access to the MFON for such services. During the year ended December 31, 2001, CCTV paid or accrued $546,000 for such charges. We expect this amount to grow as the number of subscribers and related subscriber services increases.

      o COMCOR presently grants CCTV the right to access approximately 190 co-location equipment stations in the Chertanovo and Khamovniki regions, and it anticipates granting CCTV access to approximately 190 additional co-location equipment stations in the Central Administrative Region of Moscow. COMCOR will charge CCTV a monthly lease fee of $350 per node for the use of such nodes.

      We anticipate continuing each of the foregoing agreements following the consummation of the CCTV Share Acquisition.

      Accordingly, Mr. Pripachkin may indirectly benefit economically from the proposed CCTV Share Acquisition.

Appraisal Rights

      If you choose to vote against Proposal 1, Delaware law does not afford you any appraisal rights since your shares are ineligible for such treatment pursuant to Section 262 of the Delaware General Corporation Law.

Regulatory Approvals

      ACL's acquisition of the CCTV shares from COMCOR and our acquisition of the CCTV shares from ACL will each require the prior approval of the Russian Federation Ministry of Anti-monopoly Policy. The Ministry's approval process generally takes thirty days to complete.

Accounting Treatment

      In accordance with generally accepted accounting principles, we expect that the CCTV Share Acquisition will be accounted for using the purchase method of accounting. Accordingly, the purchase price will be allocated based upon the estimated fair values of CCTV's net assets at the date of the acquisition. Any excess of the purchase price over the fair value of the net assets acquired will be recorded as goodwill.

Material U.S. Federal Income Tax Consequences

      The consummation of the CCTV Share Acquisition will not have any material U.S. Federal income tax consequences on our company or our stockholders. The U.S. Federal tax consequences, if any, to ACL or its stockholders have not been evaluated by the Company.

WITH RESPECT TO PROPOSAL 1, OUR BOARD RECOMMENDS THIS PROPOSAL, ASSUMING THAT PRIOR TO THE CLOSING OF THE CCTV SHARE ACQUISITION THE COMPANY OR MBC SHALL RECEIVE COMMITMENTS OF $4,000,000 OR MORE OF NEW CAPITAL, AND SUCH NEW CAPITAL SHALL BE COMMITTED TO BE PAID NO LATER THAN THIRTY DAYS AFTER THE CLOSING OF THE CCTV SHARE ACQUISITION.

                                   PROPOSAL 2:
                    APPROVAL OF THE ISSUANCE OF COMMON STOCK
                          IN THE MBC SHARE ACQUISITION

General

      We intend to enter into an Exchange Agreement with the MBC Transferors which provides for our acquisition of the remaining outstanding capital stock of MBC that we currently do not own as well as the MBC shares subscribed for in the MBC Rights Offering.

      Pursuant to the terms of the Exchange Agreement, we have agreed to issue up to 3,250,050 shares of Common Stock, which includes the maximum number of additional shares of Common Stock issuable to the participants in the MBC Rights Offering, assuming full subscription of the MBC Rights Offering. If the MBC Rights Offering is subscribed such that we would issue in excess of approximately 2,900,000 shares, prior to such issuance, we would need to receive a waiver from ACL of a covenant set forth in the Stock Subscription Agreement that currently prohibits any issuance of shares that would cause the total number of shares of Common Stock to be issued and outstanding immediately following the closing of the CCTV and MBC Share Acquisitions, excluding the shares to be issued pursuant to the Stock Subscription Agreement, to exceed 5,000,000. The issuance of our Common Stock to the MBC Transferors as consideration for the purchase of the MBC shares shall be based upon the exchange ratio described below. Pursuant to applicable NASD rules and in connection with applicable Delaware law, described in more detail below, we seek specific approvals relating to the MBC Share Acquisition.

Stockholder Approval Requirements

      NASDAQ Vote

      Our Common Stock is quoted on the NASDAQ National Stock Market. NASD Rule 4350(i)(1)(C) requires stockholder approval of the issuance of Common Stock in connection with the MBC Share Acquisition because:

      o certain of our directors, officers and significant stockholders have greater than a 5% equity interest in MBC and the stock consideration to be received by them in connection with the MBC Share Acquisition, as well as the issuance of shares of Common Stock to MBC, would result in a greater than 5% increase in our outstanding Common Stock and voting power;

      o the aggregate amount of Common Stock being issued to MBC as consideration will upon issuance represent more than 20% of the voting power of the Common Stock outstanding prior to the issuance; and

      o the number of shares of Common Stock to be issued to MBC will be in excess of 20% of the number of shares or Common Stock outstanding prior to the issuance.

      In addition, NASD Rule 4350(i)(1)(B) requires stockholder approval of any issuance of securities that will result in a change of control of the issuer. Although the term "change of control" is not defined in the NASD rules, the MBC Share Acquisition, together with the CCTV Share Acquisition, may be deemed related transactions that constitute a "change of control" of the Company.

      Delaware Law Vote

      Since (i) our executive officers and directors have equity interests in MBC and (ii) certain of our executive officers and directors owe a fiduciary duty to both companies, we are also seeking the approval of the MBC Share Acquisition by the holders of a majority of the outstanding shares of our Common

Stock not controlled by our directors or executive officers, as provided by Delaware 144. As of the date of this Proxy Statement, our directors and executive officers held approximately 16.7% of our issued and outstanding Common Stock (this calculation does not include any unexercised convertible securities held by such persons that are convertible into shares of Common Stock).

Parties to the MBC Share Acquisition

      The Company

      A description of our business can be found under the heading "Approval of the Issuance of Common Stock in the CCTV Share Acquisition - The Company" in Proposal 1 of this Proxy Statement (see page 15).

      The MBC Transferors

      The MBC Transferors are comprised of shareholders of MBC, other than the Company, who will tender their shares in the MBC Share Acquisition, including those parties subscribing for shares in the MBC Rights Offering. Our officers, directors and their affiliates taken as a whole presently have a beneficial interest in, or voting control of approximately 46.9% of MBC's issued and outstanding stock. This figure excludes the 25% equity interest in MBC that we own as well as the MBC shares that may be issued to those officers, directors and their affiliates who may participate in the MBC Rights Offering. The overlapping interests of certain of our stockholders and the MBC Transferors are described in greater detail under the heading, "-- Participation of Certain Related Parties in the MBC Share Acquisition" (see page 26).

      MBC

      MBC is a Cyprus limited liability company formed in 1995 to act as a holding company for investments in Russian companies. While MBC's registered office is located in Cyprus its executive offices are located at 405 Park Avenue, Suite 1202, New York, New York. At present, MBC's primary investment is its 50% shareholding in CCTV. MBC also has a 1.8% ownership interest in IAS, a Russian telecommunications company. MBC was capitalized with approximately US$20 million, of which US$18 million was raised in 2000, and the remaining portion was contributed prior to 2000. MBC's shareholders include the Company, parties affiliated with the Company and a small number of investment funds and private investors.

Reasons for the MBC Share Acquisition

      Our Board of Directors believes that it is in the best interest of our company and our stockholders to acquire the remaining equity interest in MBC that we do not currently own as well as the MBC shares subscribed for in the MBC Rights Offering. The MBC Share Acquisition is part of our larger goal to obtain full ownership of CCTV. We cannot achieve this goal, and the CCTV Share Acquisition discussed in Proposal 1 cannot be completed, unless we complete the MBC Share Acquisition.

      Our Board of Directors has approved the MBC Share Acquisition and the terms of the Exchange Agreement. The reasons for the MBC Share Acquisition are substantially identical to those for the CCTV Share Acquisition. The MBC Share Acquisition will allow us to improve our control over the management of CCTV and the execution of CCTV's business plan. Moreover, the acquisition of CCTV in its entirety will improve our ability to negotiate appropriate debt financing for CCTV and to attract future financing for us and CCTV by increasing our market capitalization and liquidity for our stockholders as well as increase our potential return on our investment in CCTV.

      Our Board of Directors also considered a number of additional factors unique to the MBC Share Acquisition including, but not limited to, the following:

      o Required to Complete CCTV Acquisition. Completion of the CCTV Share Acquisition, the advantages of which are discussed above in Proposal 1, is conditioned upon the consummation of the MBC Share Acquisition. Therefore, we will be unable to achieve its business strategy and objectives unless the MBC Share Acquisition is completed.

      o Provides Source to Continue Funding CCTV's Business Plans. The CCTV Share Acquisition requires that we contribute MBC's remaining shares of IAS to CCTV and to invest approximately $11,658,000 in cash into CCTV. A capital contribution of $5 million was made by MBC in May 2002. The completion of the MBC Share Acquisition will allow us to contribute the IAS shares; moreover it provides us with additional cash, currently held by MBC, to be used for CCTV's capital needs and our own working capital and debt service requirements.

      In addition to the factors set forth above, in the course of its deliberations concerning the MBC Share Acquisition, our Board of Directors consulted with our management team. Our Board of Directors also considered a number of other factors relevant to the MBC Share Acquisition including:

      o The opinion provided by J'son & Partners dated September 13, 2002 stating that the MBC Share Acquisition is fair from a financial point of view to our stockholders. We encourage you to read carefully the entire opinion of J'son & Partners, which we have included as Annex A to this Proxy Statement and is incorporated herein by reference. We also encourage you to read carefully the description of the methodology used by J'son & Partners in the preparation of its opinion found under the heading "-J'son & Partners Opinion." (see page 27)

      o Oral reports from management regarding MBC's financial condition and the specific terms of the Exchange Agreement and the MBC Registration Rights Agreement (together, the "MBC Transaction Documents"); and

      o Financial analyses prepared by our Chief Financial Officer.

      Our Board of Directors also considered a number of potentially negative factors in its deliberations concerning the MBC Share Acquisition, including our potential inability to meet CCTV's capital requirements, the concentration of our risk in one investment and the decrease in our liquidity as discussed in connection with Proposal 1. The most notable potentially negative factor in connection with the MBC Share Acquisition is the dilutive effect that the MBC Share Acquisition will have on our existing stockholders. Following the MBC Share Acquisition, assuming the full subscription for the MBC Rights Offering and the consummation of the CCTV Share Acquisition, the shares issued pursuant to the Exchange Agreement will represent approximately 35% of our issued and outstanding Common Stock on a fully diluted basis. In addition our Board of Directors considered the fact that as a result of the MBC Share Acquisition our directors and officers will receive up to approximately 63% of the consideration provided in the MBC Share Acquisition.

Determination of the Exchange Ratio

      The determination of the exchange ratio used in the MBC Share Acquisition was based upon:

      o Negotiations conducted by Messrs. Baker and Oliver Grace with certain MBC shareholders, including Mr. James Reeves and representatives of the Firebird Funds (these MBC shareholders are not our affiliates);

      o The value of MBC's ownership interest in CCTV;

      o The value of MBC's assets unrelated to CCTV, including cash, notes and interest receivable from CCTV; and

      o The value of MBC's investment in IAS in relation to the provisions of the CCTV Share Acquisition.

      In view of the wide variety of factors considered by our Board of Directors, our Board of Directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. Our Board of Directors believes that the risks associated with the MBC Share Acquisition are outweighed by the potential benefits of the transaction. As a result our Board of Directors agrees that the MBC Share Acquisition and the consummation of the MBC Share Acquisition are fair to and in the best interests of our company and our stockholders.

The Exchange Agreement

      Although we have summarized the material terms of the Exchange Agreement, the summary does not purport to be complete and is subject in all respects to the specific provisions of the Exchange Agreement. We encourage you to carefully read the entire Exchange Agreement, which we have included as Annex E to this Proxy Statement and is incorporated herein by reference.

      Exchange of MBC Shares for our Common Stock

      Pursuant to the terms of the Exchange Agreement, we agreed, subject to the conditions set forth therein, to exchange 150 shares of our Common Stock for each MBC share, or right to receive an MBC share, tendered by the MBC Transferors. If the MBC Transferors tender all of their shares, or rights to receive shares, in the MBC Share Acquisition and the other conditions set forth in the Exchange Agreement are satisfied or waived, assuming the full subscription of the MBC Rights Offering, we will issue an aggregate of 3,250,050 shares of our Common Stock. If the MBC Rights Offering is subscribed such that we would issue in excess of approximately 2,900,000 shares, prior to such issuance, we would need to receive a waiver from ACL of a covenant set forth in the Stock Subscription Agreement that currently prohibits any issuance of shares that would cause the total number of shares of Common Stock to be issued and outstanding immediately following the closing of the CCTV and MBC Share Acquisitions, excluding the shares to be issued pursuant to the Stock Subscription Agreement, to exceed 5,000,000. Following the acquisition of all of the MBC Transferor's shares, MBC will be wholly-owned by the Company. Based upon the average price of the Common Stock as of the date of this Proxy Statement, approximately $4.00 per share, the total consideration we are paying for the MBC shares pursuant to the MBC Share Acquisition will equal approximately $13,000,000.

      Conditions to the MBC Closing

      As provided in the Exchange Agreement, our obligation and the MBC Transferors' obligation to consummate the MBC Share Acquisition is subject to the satisfaction or waiver of certain customary closing conditions in addition to the following:

      o Each Party shall have received all authorizations, consents and approvals of governmental and regulatory authorities referred to in the Exchange Agreement;

      o The CCTV Share Acquisition shall have been consummated or shall be consummated simultaneously with the closing of the MBC Share Acquisition (the "MBC Closing"), and we shall hold or shall have rights to acquire simultaneously with the MBC Closing substantially all of the capital stock of CCTV; and

      o We shall have obtained your approval as required by the NASD and with respect to the adoption of the Classified Board Amendment.

      Post-Closing Covenants

      We and the MBC Transferors agreed to a number of post-closing covenants including our covenant to make or cause MBC to make a cash capital contribution to CCTV of $9,455,080. This capital contribution is to be followed within 30 days by our additional cash contribution to CCTV of $2,202,787 and the contribution of shares of IAS having an agreed upon value of $286,086.

      Indemnification

      Pursuant to the Exchange Agreement, the MBC Transferors severally agree to indemnify us against certain losses due to breaches of the representations, warranties, covenants or other agreements made by the MBC Transferors in the MBC Transaction Documents, as well as certain losses arising out of our securities filings where such losses are based on information provided to us by the MBC Transferors for inclusion in our filings.

      Termination of the Exchange Agreement

      The Exchange Agreement may be terminated by either party if the per share value of our Common Stock is less than Eight Dollars ($8.00) per share or greater than Twelve Dollars ($12.00) per share on the date on which all of the conditions to closing have been satisfied and/or waived by the parties. In addition, the Exchange Agreement may be terminated prior to the closing of the MBC Share Acquisition (i) by mutual written consent of our company and the Shareholder Representative; (ii) by our company in the event that any MBC Transferor has breached any material representation, warranty or covenant contained in the Exchange Agreement; or (iii) by the Shareholder Representative in the event that we have breached any material representation, warranty or covenant contained in the Exchange Agreement.

The Registration Rights Agreement

      In connection with the MBC Closing, we will enter into a Registration Rights Agreement with the MBC Transferors, the form of which is attached to this Proxy Statement as Annex F. Pursuant to the terms of the Registration Rights Agreement, we will grant the MBC Transferors right to participate, subject to customary exclusions, in future Company initiated registrations of our Common Stock with the Securities and Exchange Commission initiated by our company.

Participation of Certain Related Parties in the MBC Share Acquisition

      Our officers, directors and their affiliates, taken as a whole, presently have a beneficial interest in, or voting control of, approximately 46.9% of MBC's issued and outstanding stock. This figure excludes the 25% equity interest in MBC that we own as well as the MBC shares that may be issued to those officers, directors and their affiliates who may participate in the MBC Rights Offering.

      Under the terms of the MBC Share Acquisition, these officers, directors and significant stockholders and their affiliates would benefit economically from the MBC Share Acquisition by increasing their respective ownership of shares of our Common Stock and receiving the enhanced liquidity associated with our Common Stock, as opposed to the MBC shares, for which there is currently no public market.

      As of September 24, 2002, the following officers and directors of the Company and their affiliates owned shares in MBC:

      o Oliver R. Grace, Jr. is a Director and President and Chief Executive Officer of our company. Mr. Grace is also Chairman of the Board of Directors of MBC and serves on the

      Board of Directors of CCTV. Mr. Oliver Grace is the brother of John S. Grace, also a Director. Mr. Oliver Grace may directly and indirectly be deemed to share beneficial ownership of 16.3% of MBC's outstanding shares held by certain affiliated entities. In addition, Mr. Oliver Grace may be deemed to share beneficial ownership of an additional 0.6% of the outstanding shares of MBC held by trusts and other vehicles for the benefit of relatives and other investors.

      o Francis E. Baker is Chairman and Secretary of our company. Mr. Baker is also a Director and President of MBC and a Director of CCTV. Mr. Baker holds approximately 2.5% of the outstanding shares of MBC.

      o Peter N. Bennett is a Director of our company. Mr. Bennett holds approximately 1.0% of the outstanding shares of MBC.

      o John S. Grace is a Director and employee of our company. Mr. John Grace is the brother of Oliver R. Grace, Jr. Mr. John Grace may be deemed to share beneficial ownership of 15.5% of the outstanding shares of MBC held by certain affiliated entities. In addition, Mr. John Grace may be deemed to share beneficial ownership of an additional 6.1% of the outstanding shares of MBC held by trusts and other vehicles for the benefit of certain relatives and other investors.

      o Louis A. Lubrano is a Director of our company. Mr. Lubrano's daughter, Anne Marie Lubrano, holds approximately 0.5% of the outstanding shares of MBC.

      o Thomas McPartland is a Director of our company. Mr. McPartland holds approximately 2.5% of the outstanding shares of MBC.

      o James J. Pinto is a Director of our company. Mr. Pinto holds approximately 1.8% of the outstanding shares of MBC.

      o Andrew M. O'Shea is Chief Financial Officer of our company and Chief Financial Officer of MBC. Mr. O'Shea holds less than 0.1% of the outstanding shares of MBC.

      In addition to the foregoing, we are informed that relatives of Oliver R. Grace, Jr. and John S. Grace may be deemed to have beneficial ownership of approximately 1.4% of the outstanding shares of MBC.

      As a result of the potential economic benefits to be derived from the increased beneficial ownership of shares of our Common Stock, the foregoing persons may have conflicts of interests with respect to their fiduciary duties to our company as they negotiate and carry out the terms of the proposed MBC Share Acquisition. Moreover, certain of our executive officers and directors who are also officers and directors of MBC may be deemed to have a conflict of interest with respect to their fiduciary duties to each entity that they serve as a result of the necessity of simultaneously acting in our interests and on our behalf, on the one hand, and MBC, on the other hand. In recognition of these potential conflicts, in order to consummate the MBC Share Acquisition, our Board of Directors has recommended that, in addition to the Nasdaq Vote, our company also receive the vote of a majority of the shares not controlled by our executive officers and directors prior to consummating the MBC Share Acquisition.

J'son & Partners Opinion

      We ("the Company") retained J'son & Partners, a multinational consultancy, specializing in converging telecommunications, information technology markets, and consumer electronics to render its opinion as to the fairness of the exchange of up to 2,250,000 shares of our Common Stock for 15,000 shares of MBC. J'Son & Partners has not evaluated (a) the fairness of the MBC Rights Offering, (b) the fairness of the consideration to be paid to the participants of the MBC Rights Offering, or (c) the fairness of the Company's extension of its Exchange Offer to any MBC shares that may be issued pursuant to the MBC Rights Offering.

      At the meeting of our Board of Directors on June 28, 2002, J'son & Partners delivered its oral opinion, which was subsequently confirmed in writing on September 13, 2002, that as of those respective dates, the MBC Share Acquisition was fair from a financial point of view to the Company and its stockholders.

      The J'son & Partners opinion does not constitute a recommendation to the Company's stockholders to vote in favor of Proposal 2, and our stockholders should not rely on J'son & Partners' opinion as a recommendation.

      1. Scope of Assignment

      Since the transaction in question is a part of a group of transactions, that involves the issuance of 4,000,000 shares of the Company's Common Stock to ACL for 50% of CCTV, J'son & Partners has been specifically asked to provide an opinion that takes into consideration all of the transactions that should take place in order for the exchange of our shares for MBC shares to be effective.

      J'son & Partners' analysis included the following main elements of the overall transactions:

      (i.)  MBC's contribution of US$ 5,000,000 to CCTV during May 2002;

      (ii.) COMCOR's (the owner of the CCTV shares prior to ACL) contribution of approximately US $17,489,000 worth of assets to CCTV prior to the CCTV Share Acquisition;

      (iv.) COMCOR's sale of its stake in CCTV to ACL immediately prior to the CCTV Share Acquisition;

      (v.) The Company's issuance of 2,250,000 shares of its Common Stock in exchange for 15,000 shares of MBC, which represents all the issued and outstanding shares of MBC not owned by the Company prior to any shares of MBC common stock that may be issued pursuant to the MBC Rights Offering;

      (vi.) The Company's issuance of 4,000,000 shares of its Common Stock to ACL for 50% of CCTV that ACL possesses.

     (vii.) Upon closing of the CCTV and MBC Share Acquisitions, the Company will invest approximately US $11,658,000 of cash and MBC's shares of IAS into CCTV.

      In addition to the arrangements described herein, the Company may issue additional shares of its common stock to raise capital to support both CCTV's and the Company's operations. This issuance may be accomplished in whole or in part through the exchange into the Company's Common Stock of newly issued MBC shares pursuant to the MBC Rights Offering to MBC stockholders and other accredited investors who may subscribe to unused MBC rights. However, the cost of the new capital and the resultant dilution to the existing stockholders of the Company, and the impact that such dilution may have on the market price of the Company's common stock are outside the scope of J'son & Partners' opinion.

      In order to arrive at the conclusion as to the fairness of the MBC Share Acquisition, J'son & Partners also looked into the net assets of the Company, MBC and CCTV. Furthermore, since CCTV appears to be a key asset of both the Company and MBC, the focus in J'son & Partners' research was on establishing a fair value of CCTV, based on the following methods:

      o Discounted projected future cash flow of CCTV; and.

      o Valuation of CCTV based on multiples of reasonably comparable companies.

      Although J'son & Partners undertook certain field research activities in order to obtain relevant information on the tariffs and performance of the main pay-TV operators in Moscow, in conducting its research J'son & Partners relied, without independent investigation and verification, upon all information that was available from public sources as well as other information supplied to J'son & Partners on behalf of the Company by our management.

      The full text of J'son & Partners' opinion, which describes, among other things, the assumptions made, general procedures followed, matters considered and the limitations of the review undertaken by J'son & Partners in rendering its opinion is included in this Proxy Statement as Annex A.

      2. Process Review

      The complexity of the CCTV and MBC Share Acquisitions called for a balanced approach to assessing the fairness of the MBC Share Acquisition. Instead of looking into each individual transaction, J'son & Partners evaluated the ultimate result for the parties involved in terms of value of the assets gained through the exchange of equity and cash contributions, as well as obligations derived from the transactions in question.

      J'son & Partners used two methodologies to assess the fairness of the MBC Share Acquisition:

      o The evaluation of the assets owned by the existing stockholders of the Company before the CCTV and MBC Share Acquisitions and after such planned transactions are completed;

      o A comparison of assets to be obtained by the Company from MBC and CCTV through the MBC and CCTV Share Acquisitions, and the purchase price to be paid by the Company to acquire such assets.

      The consideration should be deemed to be fair if the Company will have an incremental increase in enterprise value as a result of the MBC Share Acquisition, under the first methodology, or if fair value of acquired assets exceeds fair value of assets paid for the acquisition, under the second methodology .

      Although the two methodologies are slightly different in the way of calculating "fairness" of the MBC Share Acquisition, they are based on the same quantitative assumptions, namely the fair value of CCTV (which is a core asset for both the Company and MBC) and the net book value of other assets in the Company and MBC.

      2.1 Comparison of the Company's stockholders' assets before and after the transaction

      In order for the consideration to be fair, the fair value of the assets owned by the Company's stockholders after all the transactions in question are completed should be equal or greater than the value of its assets before the transactions are executed.

      As a result of the proposed MBC and CCTV Share Acquisitions, the Company's stockholders will increase their interest in CCTV from 12.5% to 100%, but their shareholdings will be diluted through the issuance of additional 2,250,000 shares to MBC and the issuance of 4,000,000 shares to ACL. Assuming that CCTV's value is estimated at approximately US $72,000,000 (see Sections 3.1 and 3.2 below for discussion of the determination of this value), and the net assets of Andersen Group, Inc. and MBC are evaluated at approximately US $10,279,000 and US $1,858,000, respectively excluding the effects of their indirect or direct investments in CCTV, the proposed MBC Share Acquisition should be deemed to be fair from a financial point of view to the Company's stockholders if the number of shares issued by the Company to ACL does not exceed 4,000,000.

      2.2 Comparison of assets contributed and obtained by the Company's stockholders

      J'son & Partners applied an alternative method that compares the assets to be obtained by our stockholders as a result of the proposed transactions against the cost in terms of the dilution through the issuance of additional shares of our Common Stock.

      If the fair value of CCTV is US$ 72,000,000, the fair value of the Company prior to the transaction is US$ 19,740,000. The existing stockholders of the Company will see their shareholdings diluted as a result of issuing 2,250,000 shares to MBC and 4,000,000 shares to ACL. Through this dilution they will directly and indirectly give up about 84% of the existing fair value of the Company, or US$ 14,690,000.

      At the same time, they will obtain the following assets: 75% of MBC's net assets (excluding stake in CCTV), 75% of 50% of CCTV (as a result of MBC related transaction) and additional 50% of CCTV (through the transaction with ACL). Fair value of the acquired assets to the existing shareholders of the Company will be US$ 16,480,000 (adjusted for dilution). This fair value of acquired assets will exceed the fair value of the Company's stock to be exchanged. While the Company's stockholders contribute approximately US $ 14,690,000 worth of assets (through dilution of their ownership in net assets of the Company and MBC), they should obtain approximately US $ 16,480,000 worth of assets, without taking into consideration any liquidity discount. If the liquidity discount for the assets obtained does not exceed 12%, the value of acquired assets is higher than the value of contributed assets, and the transaction is fair to the stockholders.

      2.3 Estimating Net Assets

      One of the key issues in assessing the fairness of the transactions in question is the valuation of CCTV as well as the net assets of the Company and MBC, exclusive of their respective direct or indirect investments in CCTV. J'son & Partners estimated the net assets of MBC at approximately US $1,834,000 based on the data as of May 31, 2002 submitted by MBC's management. The Company's net assets have been evaluated at US $ 10,279,000 based on the data as of May 31, 2002 supplied by the management of the Company.

      3. CCTV Valuation

      3.1 Discounted Cash Flow

      Discounted cash flow (DCF) has been used as a primary method to arrive to a fair valuation of CCTV. DCF valuation supplied by J'son & Partners are as of July 1, 2002.

      3.1 DCF Analysis

      Weighted average cost of capital used in the valuation was assumed to gradually decline from 15.1% in 2003 to 14.8% in 2006 to account for expectations of decline in risk-free interest and risk premium required for Russian assets. The Weighted Average Cost of Capital was calculated based on the understanding that CCTV would be funded largely through equity financing rather than debt financing. For the purpose of assessing fairness to the Company's stockholders of the proposed equity exchange it was conservatively assumed that there would be no debt financing available to CCTV through to year 2005. Successful fulfillment of the CCTV business plan would be conditional upon raising additional US $69,000,000 in equity financing in the next three years. According to projections, if the business develops according to the plan, the company would not need further external financing to fulfill its subscriber targets under the existing license.

      It was also assumed that there would be no significant increase in CCTV's cash flow beyond the point in time where CCTV passes 1,500,000 homes, currently a limitation under CCTV's license. One of the key assumptions was that CCTV should be able to reach a 40% penetration level for its cable TV services in homes passed within six months following the launching of the network in such homes. Moreover, approximately 86% of new subscribers should represent subscribers willing to pay a monthly subscription fee of approximately US$1.10, which is close to the average fee collected from every household by the Moscow municipal authorities for free television broadcast from every household. The remaining 14% should be willing to pay a monthly subscription fee ranging from US $ 6 to 11 to receive additional channels and services. CCTV estimates that the total number of pay-TV subscribers will reach 9% of the total number of its subscribers in 2002. The Company management believes that 14% of pay-TV subscribers will be achieved in subsequent years.

      As a result of the DCF analysis, the value of CCTV was evaluated at approximately US $72,000,000.

      3.2 Comparable Multiples Approach

      J'Son & Partners determined that ratios EV/S (Enterprise Value to Sales), EV/EBITDA (Enterprise Value to Earnings Before Interest, Tax, Depreciation and Amortization) and EV/E (Enterprise Value to Earnings) could not be applied to value CCTV. CCTV is an early stage growth company with a predominantly fixed cost base. As a consequence, until breakeven, these ratios would be meaningless. The ratios could be used for valuation only when CCTV enters a relatively mature stage of its development. On the other hand, EV/Subs (Enterprise Value per Subscriber) and EV/HP (Enterprise Value per Home Passed) are more suitable for comparison since they are based on the future revenue stream that would be generated by each subscriber or home passed.

      Comparative analysis shows that CCTV's EV/Subs and EV/HP ratios are close to those of its emerging markets peers and below those of European and American markets. Based on the multiples for comparable cable TV networks in emerging markets, CCTV could be evaluated at approximately US $ 77,000,000. The comparable multiples approach demonstrates an even a higher valuation of CCTV than the DCF approach.

      4. Conclusion

      The summary presented above is not a complete description of analyses underlying J'son & Partners opinion or its presentation to the Company's Board of Directors. J'son & Partners strongly believes that the summary presented above must be considered as a whole and that selected portions of its analyses and the factors considered, without considering all such analyses and factors, could create incomplete view of the process behind assessing the fairness of the consideration to the Company's stockholders.

Appraisal Rights

      If you choose to vote against Proposal 2, Delaware law does not afford you any appraisal rights since your shares are ineligible for such treatment pursuant to Section 262 of the Delaware General Corporation Law.

Regulatory Approvals

      We are not required to obtain any regulatory approvals in connection with the consummation of the MBC Share Acquisition.

Accounting Treatment

      In accordance with generally accepted accounting principles, we expect that the CCTV Share Acquisition will be accounted for using the purchase method of accounting. Accordingly, the purchase price will be allocated based upon the estimated fair values of CCTV's net assets at the date of the acquisition. Any excess of the purchase price over the fair value of the net assets acquired will be recorded as goodwill.

Material U.S. Federal Income Tax Consequences

      The consummation of the MBC Share Acquisition will not have any material U.S. Federal income tax consequences on our company or our stockholders. The U.S. Federal tax consequences, if any, to the MBC stockholders have not been evaluated by the Company.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL
2.

                                   PROPOSAL 3:
                          THE SHARE INCREASE AMENDMENT

Description of the Share Increase Amendment

      On July 16, 2002, our Board of Directors approved and declared it to be advisable that you approve the Share Increase Amendment, and has directed that the Share Increase Amendment be submitted to you at the Combined Meeting for your approval. The Share Increase Amendment must be approved by you before the CCTV and MBC Share Acquisitions can be completed. We encourage you to carefully read the proposed Share Increase Amendment, which is one of the amendments reflected in our Amended and Restated Certificate of Incorporation attached as Annex G to this Proxy Statement and incorporated herein by reference.

Reasons for the Share Increase Amendment

      We do not have enough unissued authorized shares of Common Stock to effect both of the CCTV and MBC Share Acquisitions. As of September 24, 2002, there were 2,099,908 shares of Common Stock and 188,006 shares of our preferred stock, par value $.01 per share ("Preferred Stock"), issued and outstanding. After giving effect to the issuance of shares of Common Stock upon the exercise or conversion of our currently existing stock options, Preferred Stock and 10 1/2% Convertible Subordinated Debentures due 2007 ("Debentures"), 3,285,672 shares of Common Stock are authorized and remain available for issuance. If both of the CCTV and MBC Share Acquisitions are completed as proposed, depending on how fully subscribed the MBC Rights Offering is, we will need to issue between approximately 6,250,000 and 7,250,050 shares of our Common Stock.

      Our Board of Directors believes that it is in the best interest of the Company and in your best interests as a stockholder to increase the number of authorized shares of Common Stock. The proposed Share Increase Amendment will provide us with a sufficient number of authorized shares to complete the CCTV and MBC Share Acquisitions as well as giving us flexibility in the future by assuring us that there will be a sufficient number of authorized but unissued shares of Common Stock available for financing requirements, possible acquisitions and other corporate purposes. We currently have no plans to issue additional shares of Common Stock, other than as described in this Proxy Statement and except in connection with the exercise of outstanding options and warrants and conversion of our Preferred Stock and Debentures.

      If you approve the Share Increase Amendment, we will have 12,000,000 authorized shares of Common Stock. If both of the CCTV and MBC Share Acquisitions are completed as proposed, immediately following the closings, depending on the subscription rate of the MBC Rights Offering, between approximately 2,035,622 and 3,035,672 shares of Common Stock would remain available for future issuance.

Possible Effects of the Share Increase Amendment

      Until issued, the increase in the number of authorized shares of Common Stock will not have any immediate effect on your rights as an existing stockholder. However, following the issuance of shares pursuant to the CCTV and MBC Share Acquisitions, your percentage equity ownership in the Company will decrease significantly. Depending on how fully subscribed the MBC Rights Offering is, we anticipate issuing between approximately 6,250,000 and 7,250,050 shares of Common Stock in these transactions. This issuance will increase the number of issued and outstanding Common Stock from 2,099,908 to between approximately 8,349,908 and 9,349,958; therefore your proportional ownership in the Company will be reduced significantly.

      When issued, the additional shares authorized by this proposed amendment will have the same rights and privileges as the shares of Common Stock currently authorized, issued and outstanding. Our

Board of Directors may authorize the issuance of such shares of Common Stock without further vote or action by you, except as contemplated hereby and as may be required by applicable laws or the rules of any national securities exchange or market on which shares of Common Stock are then listed. Holders of Common Stock do not have any preemptive rights, and therefore no stockholders have any preferential right to purchase any of the additional shares of Common Stock when such shares are issued.

      The additional authorized shares of Common Stock could also create impediments to a takeover or change in control of the Company. Shares of authorized and unissued Common Stock could be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the then current market price. The Share Increase Amendment was not approved by our Board of Directors in response to any threatened or perceived takeover threat, and we have no knowledge of such a threat as of the date of this Proxy Statement. Our Board of Directors has no current plans or intention to issue shares of Common Stock, except in connection with the exercise of outstanding options and warrants, conversion of our Preferred Stock and Debentures and the CCTV and MBC Share Acquisitions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL
3.

                                   PROPOSAL 4:
                         THE CLASSIFIED BOARD AMENDMENT

      On July 16, 2002, our Board of Directors approved and declared it to be advisable that you approve the Classified Board Amendment, and has directed that the Classified Board Amendment be submitted to you at the Combined Meeting for your approval. The Classified Board Amendment would provide for a Board of Directors divided into three classes of directors serving staggered three-year terms. The Classified Board Amendment must be approved by you before the CCTV and MBC Share Acquisitions can be completed. We encourage you to read carefully the proposed Classified Board Amendment which is one of the amendments reflected in our Amended and Restated Certificate of Incorporation attached as Annex G to this Proxy Statement and incorporated herein by reference.

Summary of the Classified Board Amendment

      Under the proposed Classified Board Amendment, approximately one-third of our Board of Directors would be elected each year. Initially, however, members of all three classes would be elected at the 2003 Annual Meeting. If the proposed Classified Board Amendment is adopted, the slate of directors nominated for election at the 2003 Annual Meeting would be proposed for election in three separate classes as follows:

      o three directors, constituting the "Class I Directors," would be elected for a one-year term expiring at the 2004 Annual Meeting

      o two directors, constituting the "Class II Directors," would be elected for a two-year term expiring at the 2005 Annual Meeting; and

      o two directors, constituting the "Class III Directors," would be elected for a three-year term expiring at the 2006 Annual Meeting;

At each annual meeting after the 2003 Annual Meeting, directors would be elected to succeed those whose terms expire, with each newly elected director to serve for a three-year term. Pursuant to the Stock Subscription Agreement and the Voting Agreement, ACL would initially be entitled to one nominee in each of the classes to be elected to the Classified Board.

      Increases in the size of our Board of Directors would be distributed among the classes so as to render the classes as nearly equal in size as possible. No decrease in the number of directors constituting our Board of Directors would shorten the term of any incumbent director. Under Delaware law, any director or the entire board of directors generally may be removed with or without cause by the holders of a majority of the shares entitled to vote at an election of directors, unless the corporation has a classified Board of Directors, in which case the directors may only be removed for cause. Any vacancies which occur during the year may be filled by the majority vote of our Board of Directors to serve the remainder of the full term.

Reasons for, and Effects of, the Classified Board Amendment

      The Classified Board Amendment must be approved by you before the CCTV and MBC Share Acquisitions can be completed. In addition, our Board of Directors believes that dividing our Board of Directors into three classes to serve staggered three-year terms is advantageous to us and to you as our stockholders. The likelihood of continuity and stability in the policies formulated by our Board of Directors will be enhanced by having directors who serve three-year rather than one-year terms. Our Board of Directors also believes that establishing three-year terms will increase our ability to attract and retain desirable directors. Our Board of Directors further believes that the Classified Board Amendment will permit it to represent more effectively your interests.

      The proposed Classified Board Amendment may discourage individuals or entities from purchasing shares of Common Stock with the intention of acquiring a significant minority position in order to obtain actual control of our company by electing their own slate of directors, or to achieve some other goal, such as the repurchase of their shares at a premium or a restructuring of our company by threatening to obtain such control, because the provisions of the Classified Board Amendment may delay the purchaser's ability to obtain control of our Board of Directors in a relatively short period of time. The delay may arise because under the proposed Classified Board Amendment it will generally take a purchaser (or any other individual or entity) two annual meetings (as contrasted with a single meeting under our current Certificate of Incorporation) to elect a majority of our Board of Directors, unless directors have been removed from office during their terms, regardless of whether such purchaser acquires a majority of the Common Stock.

      For the same reasons, the adoption of the proposed Classified Board Amendment may also deter certain mergers, tender offers, proxy contests or other future takeover attempts which holders of some or a majority of the Common Stock may deem to be in their best interests. The proposed Classified Board Amendment applies to every election of directors, whether or not a change in control of our company shall have occurred. It would delay stockholders who are not in agreement with the policies of our Board of Directors or who desire that we effect a merger or other business combination, including a merger with a substantial stockholder, from electing or removing a majority of our Board of Directors for two years. The proposed Classified Board Amendment could increase the likelihood that incumbent directors will retain their positions and make it more difficult for you to change the composition of our Board of Directors, whether or not a change would be beneficial to us and to you as our stockholders. Increasing the terms of directors to three years may render more difficult the removal for up to three years of any individual director that management, a majority of our Board of Directors and a majority of our stockholders believe should be removed, whether or not a change of control shall have occurred.

      Our Board of Directors has no knowledge of any present effort to change the composition of our Board of Directors, gain control of our company or organize a proxy contest. Moreover, there has been no problem in the past or at the present time with Board of Directors continuity or stability. However, our Board of Directors believes it is prudent and in your interests generally to provide the advantage of greater assurance of continuity of Board of Directors composition and policies and believes that the Classified Board Amendment will increase its ability to attract and retain desirable directors. Our Board of Directors believes such advantages outweigh any disadvantages of the proposed Classified Board Amendment, including that of discouraging potential acquirers from making an effort to obtain control of our company.

      Other than the possible anti-takeover affects of Proposal 3 of this Proxy Statement, our Board of Directors does not presently contemplate adopting, or recommending to you for your adoption, any further amendments to our Certificate of Incorporation which would affect the ability of third parties to take over or change control of our company.

Delaware Law

      We are subject to a Delaware statute which may deter a change in control of our company. It provides that a public Delaware corporation is prohibited from engaging in any business combination transaction with any interested stockholder (i.e., the owner of 15% or more of the corporation's outstanding stock) for a period of 3 years following the time that such stockholder became an interested stockholder, unless:

      o the board of directors either approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder before such stockholder became an interested stockholder, or

      o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's outstanding voting stock, subject to certain exceptions, or

      o the business combination is approved by the board of directors and the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

      Adoption of the Classified Board Amendment decreases the likelihood that a stockholder could successfully wage a single proxy contest, prior to becoming a 15% or greater stockholder, that results in the change of a majority of the board of directors and the establishment by a new board of directors of a committee of disinterested directors to approve a merger or other business combination with the stockholder and avoid the three-year statutory moratorium on business combinations.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL
4.

                                   PROPOSAL 5:
                              NAME CHANGE AMENDMENT

      On July 16, 2002, our Board of Directors approved and declared it to be advisable that you approve the Name Change Amendment, and has directed that the Name Change Amendment be submitted to you at the Combined Meeting for your approval. The Name Change Amendment which is one of the amendments reflected in our Amended and Restated Certificate of Incorporation attached as Annex G to this Proxy Statement and incorporated herein by reference.

Summary of the Name Change Amendment

      Our historical activities have principally been in the areas of manufacturing and investments. Since February 1991, our primary activities have been represented by our investment in JM Ney. Effective March 22, 2002, we sold substantially all of the operating assets and certain liabilities of JM Ney to Deringer. Our current primary investment is a 25% equity interest in MBC which holds a 50% equity interest in CCTV. As described in Proposals 1 and 2 of this Proxy Statement, we are seeking to acquire control over the remaining equity interests in CCTV over which we do not currently have direct or indirect control.

      Our Board of Directors has determined that the name of our corporation no longer reflects the business in which we are presently engaged and that the name "Moscow Broadband Group, Inc." will more clearly identify us as a participant in the cable industry and improve our marketing and capital fundraising efforts.

      If you approve the Name Change Amendment, we will cause the trading symbol for the Common Stock to be changed from "ANDR" to a symbol more readily associated with our new name. The currently outstanding stock certificates evidencing shares of Common Stock bearing the name "Andersen Group, Inc." will continue to be valid and represent shares of the Common Stock following the name change. In the future, new certificates will be issued bearing our new name, but this will in no way effect the validity of your current stock certificates.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL
5.

                                   PROPOSAL 6:
                              ELECTION OF DIRECTORS

      Seven directors are to be elected at the Combined Meeting for a term of one year and until their successors shall be elected and qualified. Unless authority is withheld, it is intended that votes will be cast pursuant to the enclosed proxy for the election of the seven nominees set forth below. Each of the nominees is presently a member of the Board and has agreed to serve as a director if so elected. In the event that any of the nominees should become unable or unwilling to serve as a director, a contingency which management has no reason to expect, it is intended, except when authority has been withheld, that the proxy will be voted FOR the election of such person, if any, as shall be designated by the Board. The names of, and certain information with respect to, the persons nominated for election as directors are as follows:

      OLIVER R. GRACE, JR., age 48, has been a Director of our company since 1986, President and Chief Executive Officer since 1997, and was Chairman from 1990 to 1997. He has also been President and a Director of AG Investors, Inc., one of our subsidiaries, since 1992 and a Director of former subsidiary, JM Ney, since February 1997. Mr. Grace, Jr. is the Chairman of MBC, and he also serves on the Board of Directors of CCTV. Mr. Grace, Jr. is a General Partner of The Anglo American Security Fund L.P. and Republic Automotive Parts, Inc. Mr. Grace, Jr. is the brother of Director John S. Grace.

      FRANCIS E. BAKER, age 72, has been Chairman and Secretary of our company since 1997, a Director since 1959, and President and Chief Executive Officer of our company from 1959 to 1997. Mr. Baker also serves as a Director of our wholly-owned subsidiary, JM Ney. Mr. Baker is also the President of MBC. He also serves on the Board of Directors of CCTV.

      PETER N. BENNETT, age 65, has been a Director of our company since 1992. He is a private investor and financial consultant.

      JOHN S. GRACE, age 44, has been a Director of our company since 1990. He is the Chairman of Sterling Grace Corporation, a General Partner of The Anglo American Security Fund L.P. Mr. Grace has been an employee of our company since 1992. John S. Grace is the brother of Oliver R. Grace, Jr.

      LOUIS A. LUBRANO, age 69, has been a Director of our company since 1983. Mr. Lubrano is currently a Senior Vice President with Gilford Securities, Incorporated, a New York City based brokerage firm. Mr. Lubrano was formerly with Herzog, Heine, Geduld, Inc. from 1996 to 2001.

      THOMAS MCPARTLAND, age 43, has been a Director of our company since April 2000. He is founder and majority stockholder of Convergence Media, Ltd., a consulting and investment company and former President and CEO of TCI Music, now known as Liberty Digital. Mr. McPartland is the Executive Chairman and member of the Board of Directors of Redwood Partners International, a pan-European executive search, strategic and financial consulting company focusing on the technology, media and telecommunications sector. Mr. McPartland is also a Board of Directors member of PlantAmerica, Inc., a company that specializes in providing information resources and related technology solutions for the green industry.

      JAMES J. PINTO, age 51, has been a Director of our company since 1988. He is President of the Private Finance Group Corp., a merchant and venture capital firm, a position he has held since 1990.

                              CORPORATE GOVERNANCE

Meetings of our Board of Directors

      During the fiscal year ended February 28, 2002, our Board of Directors held five meetings. All of the directors attended at least seventy-five percent (75%) of the aggregate of the meetings of our Board of Directors and of the meetings of the committees of our Board of Directors on which each served.

Executive Committee

      Our Board of Directors has an Executive Committee comprised of Oliver R. Grace, Jr. (Chairman), Francis E. Baker and John S. Grace. The responsibilities of the Executive Committee include selection of potential nominees for director and the recommendation of nominees to the full Board of Directors, monitoring our management resources, structure, succession planning, development and performance of key executives and review and recommendation of new business opportunities to the entire Board of Directors. There were no meetings of the Executive Committee during the fiscal year ended February 28, 2002.

Nominating Committee

      Our Board of Directors does not have a Nominating Committee. The Executive Committee considers the qualifications of persons to be recommended to our Board of Directors and to you for election as directors of the Company. Such recommendations must be accompanied by appropriate background information and documentation.

Audit Committee

      During the fiscal year ended February 28, 2002, our Board of Directors' Audit Committee was comprised of Louis A. Lubrano (Chairman), James J. Pinto and Thomas McPartland. The Audit Committee is primarily concerned with the effectiveness of our audits by our independent certified public accountants. Among other things, its duties include: recommending the selection of independent certified public accountants; reviewing the scope of the audit to be conducted by them, as well as the results of their audit; reviewing the organization and scope of our internal system of financial controls; evaluating our financial reporting activities (including its Proxy Statement and Annual Report on Form 10-K) and the accounting standards and principles that we follow; and examining other reviews covering compliance by employees with important Company policies. The Directors who serve on the Audit Committee are all "independent" for the purposes of NASDAQ listing standards. Our Board of Directors has determined that none of the Audit Committee members have a relationship to the Company that may interfere with their independence from the Company and its management. Our Board of Directors has adopted a written charter describing the functions of the Audit Committee. There were four meetings of the Audit Committee during the fiscal year ended February 28, 2002.

Compensation Committee

      Our Board of Directors has a Compensation Committee comprised of James J. Pinto (Chairman) and Louis A. Lubrano, each of whom is an independent, non-employee director. The Compensation Committee reviews and recommends executive compensation, including changes therein, and administers our stock option plans. There were no meetings of the Compensation Committee during the fiscal year ended February 28, 2002.

Pension Committee

      Our Board of Directors also has a Pension Committee. This Committee is presently comprised of Frank A. Baker (Chairman) and Oliver R. Grace, Jr. The Pension Committee monitors the administration of our and our subsidiary's qualified retirement plans to ensure investment management is consistent with the Committee's objectives. There were no meetings of the Pension Committee during the fiscal year ended February 28, 2002.

Independent Committee

      Our Board of Directors also has an Independent Committee comprised of Frank A. Baker (Chairman), Louis A. Lubrano and James J. Pinto. This Committee considers and reviews any and all transactions with our affiliates. There were no meetings of the Independent Committee during the fiscal year ended February 28, 2002.

      The Independent Committee will not be in a position to act as an "independent committee" with respect to the proposed MBC Share Acquisition due to the members' conflicts of interest. At this time, we do not contemplate assembling a committee of independent directors or stockholders to consider the proposed MBC Share Acquisition on our behalf. Rather, our Board of Directors has disclosed each member's interests in the proposed MBC Share Acquisition in this Proxy Statement in connection with the Combined Meeting and at any meetings of our Board of Directors convened to discuss or vote upon the proposed MBC Share Acquisition. To further mitigate any conflict, the MBC Share Acquisition will not be approved unless we receive, as provided by Delaware 144, the affirmative vote of a majority of the outstanding shares of our Common Stock not controlled by our executive officers and directors.

Director Compensation

      During fiscal year 2002, each non-employee director received a fee of $12,000 per year, and $500 plus a reimbursement of expenses for each Board of Directors meeting attended. All non-employee directors that serve as a chairman of a committee of our Board of Directors received additional compensation of $2,000 per year. In addition, Mr. John S. Grace, our employee, received a salary of $15,000; plus $6,000 for Board of Directors fees and $500 for each Board of Directors meeting attended.

Employment Agreements

      Ronald N. Cerny had an employment agreement that is contained in a March 7, 1993 letter, as amended on February 23, 1995, and as further amended on March 20, 1995, which among other things, provided for severance pay in the event of involuntary termination for other than cause. In such case, we, at our option, would provide Mr. Cerny with twelve months of notice or salary and fringe benefits, or any combination thereof. The agreement also specified that, in the event of a change of control situation, if Mr. Cerny were to be hired on a full time basis for a period of at least one year by the new owner of the business and his employment was not renewed to Mr. Cerny's satisfaction at the end of the one year period, then Mr. Cerny would be entitled to one year of severance. Under terms of the sale of JM Ney's net assets, in December 2001, Deringer formally notified us that it was not going to hire Mr. Cerny after the closing of the transaction. Accordingly, upon the closing of the Ney-Deringer transaction, we advised Mr. Cerny that his employment with us would terminate on March 25, 2003. In July 2002, we reached an agreement with Mr. Cerny to settle the amount owed pursuant to this agreement. Under the settlement, Mr. Cerny was paid $299,678 in addition to which payment we agreed to pay Mr. Cerny's insurance premiums and provide Mr. Cerny with a vehicle for a period of one year.

      We have established deferred compensation trusts for the benefit of Francis E. Baker and Oliver R. Grace, Jr. The investments within the accounts continue to be our assets, subject to the claims of our general creditors until disbursements are made from the accounts for the benefit of either Mr. Baker or Mr. Grace. We will receive income tax deductions upon such disbursements. At February 28, 2002, the trusts held $550,059 and $88,827 for the benefit of Mr. Baker and Mr. Grace, respectively.

Certain Relationships and Related Transactions

      MBC

      At February 28, 1999, we owned 50% of Treglos Investments Limited ("Treglos") which owned an investment in IAS. At that date, Oliver R. Grace, Jr., our President and Chief Executive Officer, and his brother John S. Grace, a Director of the Company, each owned directly and indirectly approximately 22% of Treglos. Treglos has since changed its name to MBC.

      During the period from March 1, 1999 through December 31, 1999, we invested an additional $300,000, including $39,000 of allocated salaries, in MBC which was matched equally on a pro rata basis by the other MBC shareholders. These funds were used primarily to pay expenses relating to developing an agreement with COMCOR to own and operate CCTV.

      During January 2000 through March 2000, MBC conducted a private placement of its common stock in which it raised $18,000,000 in gross cash proceeds. We invested $4,500,000 in this private placement, including the conversion of $500,000 of accounts receivable from MBC into MBC stock. In addition, entities formed for the benefit of Oliver R. Grace, Jr. and John S. Grace, or their families, invested $6,090,000, including the conversion of $475,000 of receivables due from MBC to these Grace-related entities into MBC stock. Francis
E. Baker, our Chairman, invested $500,000, Thomas McPartland, a Director, invested $500,000, James J. Pinto, a Director, directly and indirectly invested $600,000, Peter N. Bennett, a Director, invested $200,000 and Andrew M. O'Shea, our Chief Financial Officer, invested $10,000. Also, the daughter of Louis A. Lubrano, a Director, invested $100,000.

      The accounts receivable due to the Company and the Grace-controlled interests, as well as to one other investor, represented a portion of amounts paid into MBC from 1995 through 1999.

      During fiscal 2002, we allocated $125,000 of expenses to MBC for administrative services provided by us to MBC.

      See Proposal 2 for a description of the MBC Share Acquisition, which, if consummated, will also be deemed a related party transaction.

      Other Related Transactions

      During fiscal 2000, Oliver R. Grace, Jr., our President and Chief Executive Officer, extended the Company a $1,000,000 loan for the purpose of increasing our investment in MBC. This loan, which bore interest at the annual rate of 8.5%, and was secured by a first lien on real estate owned by our wholly-owned subsidiary was paid in full in December 2001 in connection with the sale of our real estate property. In connection with the loan, Mr. Grace, Jr. also received a warrant to purchase 18,706 shares of our Common Stock at an exercise price of $16.04 per share, which expires in February 2003.

      During April 2000, we borrowed an additional $200,000 from Mr. Grace, Jr. in exchange for a 8.5% secured note and a warrant to purchase 5,393 shares of Common Stock at $11.13 per share, which expires in April 2003. This note was repaid in April 2001.

      During fiscal 2002, we paid Mr. Grace, Jr. interest totaling approximately $99,000 pursuant to these loans.

      During fiscal 2001 our Chairman and Secretary, Francis E. Baker, was granted a bonus in the form of the forgiveness of $111,743 of a $223,487 unsecured non-interest-bearing note payable from Mr. Baker to us. In May 2001, Mr. Baker repaid us the remaining $111,744 balance of this note.

      Through May 31, 2002, we leased office space from a company owned by Oliver R. Grace, Jr., President and Chief Executive Officer, for which we paid $40,476 during the fiscal year ended February 28, 2002.

                          REPORT OF THE AUDIT COMMITTEE

      In the performance of our oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the year ended February 28, 2002.

      The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

      The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the independent auditors' independence.

      Based on the reviews and discussions referred to above, in reliance on management and the independent auditors, and subject to the limitations of our role, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K.

                                        The foregoing report has been
                                        Approved by all of the members
                                        of the Audit Committee

                                        Louis A. Lubrano
                                        James J. Pinto
                                        Thomas McPartland

                             EXECUTIVE COMPENSATION

      The following information is provided regarding the annual and long-term compensation paid or to be paid to our Chief Executive Officer and our three other most highly compensated executive officers with respect to the fiscal years 2002, 2001 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long Term
                                                                                       Compensation
                                                   Annual Compensation                    Awards
                                                                                        Securities
                                                                                        Underlying         All Other
           Name and                      Fiscal        Salary(1)          Bonus        Options/SARs     Compensation(3)
       Principal Position                 Year            ($)              ($)              (#)               ($)
       ------------------                 ----            ---              ---              ---               ---
Oliver R. Grace, Jr                       2002          103,846              --             --                3,154
President and                             2001           95,077              --             --                2,971
Chief Executive Officer                   2000           60,446              --             --                2,017

Francis E. Baker                          2002          250,000(2)           --             --                   --
Chairman and Secretary                    2001          187,428(2)           --             --              111,743
                                          2000           98,000              --             --                   --

Ronald N. Cerny                           2002          193,777              --             --                5,250
President, JM Ney                         2001          186,024              --             --                5,319
                                          2000          171,473              --             --                5,030

Andrew M. O'Shea                          2002          155,231              --             --                4,868
Chief Financial Officer, and Chief        2001          132,501          25,000             --                4,044
Financial Officer of JM Ney               2000          120,513          10,000             --                3,959

(1) Includes amounts of compensation deferred by the employee pursuant to our 401(k) plan.

(2) Since July 2001, Mr. Baker has been compensated by MBC as a non-employee officer, prior to which he was a non-employee officer of the Company. During fiscal year 2002, all indicated compensation to Mr. Baker was paid by MBC. For fiscal 2001, the amount presented includes $45,000 paid by the Company and $142,428 paid by MBC.

(3) For Messrs. Grace, Jr., Cerny and O'Shea this amount consists of contributions made by the Company in respect of its 401(k) plan. For Mr. Baker, this amount represents the portion of a note payable to the Company which was written off as a bonus.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

      Neither we nor JM Ney issued any stock options to any of the named executives during the fiscal year ended February 28, 2002.

      The following table sets forth certain information with respect to options/SARs exercised during fiscal year 2002 by the individuals named in the Summary Compensation Table and unexercised options to purchase Common Stock granted under the 1990 Incentive Stock Option Plan to the individuals named in the Summary Compensation Table.

                                                                  Number of Securities      Value of Unexercised In-
                                                                 Underlying Unexercised     the-Money Options/SARs at
                                                                 Options/SARs at Fiscal         Fiscal Year End($)
                        Shares Acquired On     Value Realized   Year End(#) Exercisable/           Exercisable/
       Name                 Exercise (#)            ($)               Unexercisable               Unexercisable
--------------------    ------------------     --------------   ------------------------    -------------------------
Oliver R. Grace, Jr.             --                  --                  7,500/0                   $31,706/$0
Francis E. Baker                 --                  --                 20,000/0                   $35,800/$0
Ronald N. Cerny                  --                  --                  5,000/0                    $8,950/$0
Andrew M. O'Shea                 --                  --                      0/0                        $0/$0

                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board is responsible for reviewing the Company's executive compensation program and policies each year and determining the compensation of the Company's senior executive officers. The Compensation Committee's determination on compensation of the Company's Chief Executive Officer and other executive officers is reviewed with and approved by the entire Board.

      For the fiscal year 2002, the Compensation Committee of the Board was comprised of Messrs. James J. Pinto and Louis A. Lubrano, independent directors.

      The fiscal year 2002 base pay of each of the Company's executive officers was determined on the basis of the individual's responsibilities and performance and a comparison with salaries paid by competitors of the Company. The bonus component of executive compensation is directly related to corporate and business unit performance. The Compensation Committee's overall policy regarding compensation of the Company's executive officers is to provide competitive salary levels and compensation incentives that attract and retain individuals of outstanding ability in key positions that recognize individual performance and the Company's performance relative to the performance of other companies of comparable size, complexity and quality, and that support both the short-term and long-term goals of the Company. The executive compensation program includes elements which, taken together, constitute a flexible and balanced method of establishing total compensation for senior management.

      Compensation paid to the Company's executive officers for fiscal year 2002 consisted primarily of salary, bonus and contributions made by the Company in respect of its 401(k) Plan.

      For fiscal 2002, the Compensation Committee established the compensation of Oliver R. Grace, Jr., the President and Chief Executive Officer of the Company, using the same criteria used to determine compensation for other executive officers.

      For fiscal 2002, the Compensation Committee established the compensation of Francis E. Baker, the Company's non-employee Chairman and Secretary, using the same criteria used to determine compensation for other executive officers. Since July 2000, Mr. Baker has been compensated directly by

MBC in monthly payments at the annual rate of $250,000. The Company expects to assume the payment of Mr. Baker's compensation upon the consummation of the MBC Share Acquisition.

      It is the opinion of the Compensation Committee that the aforementioned compensation structures provide features which properly align the Company's executive compensation with corporate performance and interests of its stockholders and which offer competitive opportunities in the marketplace.

      Under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder, deductions for employee remuneration in excess of $1 million which is not performance based are disallowed for publicly traded companies. The Compensation Committee has determined that it is unnecessary at this time to seek to qualify the components of its compensation program within the meaning of Section 162(m) of the Internal Revenue Code.

                                            The foregoing report has been
                                           approved by all members of the
                                                   Compensation Committee

                                                 James J. Pinto, Chairman
                                                         Louis A. Lubrano

                                Performance Graph

      The following graph compares the performance of the Common Stock for the periods indicated with the performance of the NASDAQ Composite Stock Index (the "NASDAQ Composite") and the performance of the NASDAQ Industrial Composite Stock Index (the "Peer Group"). The comparative five-year total returns assume a $100 investment made on February 28, 1997 with dividends reinvested. The stockholder return shown for the Company ("AGI") on the following is not necessarily indicative of future stock performance.

                       Comparative Five-Year Total Returns
              Andersen Group, Inc., NASDAQ Composite and Peer Group
                 (Performance results through February 28, 2002)

--------------------------------------------------------------------------------

                              [LINE GRAPH OMITTED]

                         1997      1998      1999      2000      2001      2002
AGI                    $100.00   $106.91   $ 72.73   $311.36   $144.33   $146.18
Nasdaq Composite       $100.00   $135.26   $174.79   $358.80   $164.39   $132.28
Peer Group             $100.00   $119.53   $118.90   $239.26   $124.76   $117.49

--------------------------------------------------------------------------------

                                Pension Benefits

      The following table sets forth the estimated aggregate annual benefit payable upon retirement or at normal retirement age for each level of remuneration specified at the listed years of service in accordance with our defined benefit plan. The pension benefits are based on calendar year earnings and are payable in the form of a life annuity. For calendar 2001, the maximum annual compensation limit for determining pension benefits is $170,000; for calendar year 2002, the limit is $200,000.

                                           Pension Plan Table
                                            Years of Service
                       ---------------------------------------------------------
Remuneration              5         10        15        20        25        30
------------           -------   -------   -------   -------   -------   -------
$100,000               $ 4,300   $ 8,600   $12,900   $17,200   $21,500   $25,800
 125,000                 5,863    11,725    17,588    23,450    29,313    33,175
 150,000                 7,425    14,850    22,275    29,700    37,125    44,550
 200,000                10,550    21,100    31,650    42,200    52,750    63,300

      An individual's pension benefits are equal to the greater of the following two calculations: (A) .75% of final average earnings (average annual earnings for the five consecutive years of highest earnings in the employee's last 10 years of employment), plus .50% of final average earnings in excess of covered compensation (covered compensation equals the average of the Social Security wage base for the individual based upon his/her age) multiplied by the employee's years of service as a qualified employee (up to a maximum of 40 years), or (B) the sum of the individual's accrued pension benefit at December 31, 1993 calculated pursuant to (A) plus the individual's average compensation for the years since December 31, 1993 (average compensation equals the highest average annual earnings for the five consecutive years since December 31, 1993, up to a maximum, which for calendar year 2001 was $170,000) multiplied by the percentages in (A), multiplied by the number of years of service since December 31, 1993. Pension benefits payable upon retirement are increased by a late retirement factor due to the delay in receipt of benefits if the employee continues to work after attaining the age of 65.

      Pension benefits are not reduced on account of social security benefits received by the employee. Average earnings is the sum of the amounts shown in the columns labeled "Salary" and "Bonus" in the Summary Compensation Table. For purposes of the Pension Plan Table, the amount used for covered compensation is for an individual born in 1957, which is roughly representative for the individuals named in the Summary Compensation Table. The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes under the Table: Mr. Grace, Jr. 10 years; Mr. Cerny 9 years; and Mr. O'Shea 6 years. Mr. Baker's pension benefits were computed in accordance with (B) of the above formula and were enhanced by the late retirement factor pursuant to the Plan. The estimated aggregate annual benefit being paid to Mr. Baker from our defined benefit pension plan is $29,913.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and related rules of the Securities and Exchange Commission (the "SEC") require our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Related rules of the SEC also require such persons to furnish us with copies of all reports filed pursuant to Section 16(a) of the Exchange Act. Ronald N. Cerny, President of JM Ney made a late filing with the SEC on May 9, 2002 of a Form 4 filed in connection with exercise of incentive stock options on March 26, 2002. Based solely on our review of the copies of the reports received or written representations from certain reporting persons, we believe that all other Section 16(a) filing requirements applicable to its directors, officers and stockholders owning more than 10% of the Common Stock were complied with during the fiscal year ended February 28, 2002.

                       PRINCIPAL STOCKHOLDERS AND SECURITY
                     OWNERSHIP OF MANAGEMENT OF THE COMPANY

      The following table sets forth information regarding the beneficial ownership of Common Stock, as of September 24, 2002 by each director, by each of our named executive officers described in "Executive Compensation", by persons who beneficially own 5% or more of the outstanding shares of Common Stock, and by all our directors and executive officers as a group. The beneficial ownership information described and set forth below is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act. It does not constitute an admission of beneficial ownership for any other purpose.

                                              Beneficial Ownership of Common Stock
                                              ------------------------------------

                                                                        Conversion
                                                                       of Preferred
                                                         Exercise of     Stock and                 Percent
Name and Address                              Common       Options/       10 1/2%                    of       Preferred    Percent
of Beneficial Owner                            Stock       Warrants     Debentures      Total       Class       Stock      of Class
Francis  E. Baker(1)
8356 Sego Lane,
Vero Beach, FL                                103,301       20,000         2,906       126,207        6.0           --         --

Estate of Oliver R. Grace, Sr.(2)
c/o Lorraine G. Grace,
Executrix 49 Cove Neck Road,
Oyster Bay, NY                                156,360           --            --       156,360        7.5           --         --

Lorraine G. Grace(3)
49 Cove Neck Road,
Oyster Bay, NY                                230,280           --         8,596       238,876       11.3           --         --

Oliver R. Grace, Jr. (4)
55 Brookville Road,
Glen Head, NY                                 329,174       31,599        88,393       449,166       20.5       12,863        6.8

John S. Grace(5)
55 Brookville Road,
Glen Head, NY                                  92,423        6,000       105,965       204,388        9.3       32,571       17.3

Peter N. Bennett(6)
6 Batersea High St
London SW11 3RA, England                           --        3,000        85,409        88,409        4.1       43,935       23.4

The Bank of Butterfield(7)
Rose Bank Centre
14 Bermudiana Road
Hamilton, Bermuda                             294,544           --        32,782       327,325       15.4       16,683        9.0

Miles P. Jennings, Jr.(8)
4 Oakland Street, Bristol, CT                 153,300           --            --       153,300        7.3           --         --

Rachel Belash(9)
46 Comina Costadino
Santa Fe, NM                                  133,220           --            --       133,220        6.3           --         --

First United Securities Limited(10)
Exchange House
P.O. Box 16, 54-58 Athol Street
Douglas, Isle of Man                          126,710           --         6,926       133,636        6.3           --         --

Grace & White, Inc.(11)
515 Madison Avenue, Ste 1700,
New York, NY                                  478,896           --            --       478,896       22.8           --         --

Louis A. Lubrano(12)                               --        6,000            --         6,000          *           --         --

James J. Pinto(13)                             53,515        6,000           247        59,762        2.9           --         --

Thomas McPartland(14)                              --       20,000            --        20,000          *           --         --

Ronald N. Cerny(15)                             8,884           --            --         8,884          *           --         --

Andrew M. O'Shea(16)                            8,552           --            --         8,552          *           --         --

All directors and executive officers as
a group (3 (Preferred) and 9
(Common) persons including certain
of the above-named individuals)               595,849       92,599       246,742       935,190       38.3       89,369       47.5

----------
*     Represents less than one percent (1%) of the Common Stock.

(1) Francis E. Baker has beneficial ownership of an aggregate of 126,207 shares of Common Stock and no shares of Preferred Stock. Within Common Stock held amount are 44,401 shares which are owned by Mr. Baker directly and 58,900 shares with respect to which Mr. Baker has shared voting power as co-trustee under the Oliver R. Grace Grandchildren Trust U/R dated December 27, 1976. The 2,906 conversion shares represent shares owned by virtue of the trust's ability to convert $47,000 principal amount of our Debentures to Common Stock within a 60-day period. Mr. Baker also holds options to acquire 20,000 shares of Common Stock within a 60-day period. Mr. Baker disclaims beneficial ownership of such shares held in trust.

(2) The Estate of Oliver R. Grace, Sr., c/o Lorraine G. Grace, Executrix, has direct beneficial ownership of an aggregate of 156,360 shares of Common Stock and no shares of Preferred Stock.

(3) Lorraine G. Grace has beneficial ownership of 238,876 shares of Common Stock and no shares of Preferred Stock. Of the Common Stock amount, 13,638 shares are held by Mrs. Grace directly; 2,475 shares are held by Mrs. Grace, as trustee of a trust for the benefit of her children; 57,807 shares are held by a trust of which Mrs. Grace is the beneficiary, and 156,360 shares are held by virtue of Mrs. Grace's appointment as Executrix of the Estate of Oliver R. Grace, Sr. Mrs. Grace also has beneficial ownership of 8,596 by virtue of her ability to convert $139,000 principal amount of the Debentures to Common Stock within a 60-day period. Lorraine
      G. Grace is the mother of Directors Oliver R. Grace, Jr. and John S.
      Grace.

(4) Oliver R. Grace, Jr. has beneficial ownership of an aggregate of 449,166 shares of Common Stock and 12,863 shares of Preferred Stock. Within the Common Stock held amount, 28,700 shares are held directly; 37,000 shares are held by a corporation owned by members of Mr. Grace's family; 94,556 shares are held in an individual retirement account for the benefit of Mr. Grace; 168,438 shares are held by trusts for which Mr. Grace is a possible beneficiary, and 480 shares are held by Mr. Grace's spouse. Mr. Grace also has beneficial ownership of 88,393 shares of Common Stock based upon the assumed conversion of 12,863 shares of Preferred Stock into 25,005 shares of Common Stock, and the conversion of $1,025,000 principal amount of Debentures into 63,388 shares of Common Stock. Of the 12,863 shares of Preferred Stock, 6,000 shares are held in accounts for the benefit of Mr. Grace's children, of which he is the custodian; and 6,863 shares are held by trusts of which Mr. Grace is a possible beneficiary. Of the $1,025,000 principal amount of Debentures, $376,000 are held directly by Mr. Grace; $68,000 are held by Mr. Grace's spouse and $581,000 are held by The Anglo American Security Funds L.P., of which Mr. Grace is a general partner. Mr. Grace also holds stock options to acquire an additional 7,500 shares of Common Stock which may be issued to him within a 60-day period. Mr. Grace, Jr. also holds stock warrants to acquire an additional 18,706 shares and 5,393 shares expiring March 2003 and April 2003, respectively. Mr. Grace, Jr. disclaims beneficial ownership of all shares owned by his spouse, by him as trustee for the benefit of family members, by his children, and by The Anglo American Security Fund, L.P. described herein.

(5) John S. Grace has beneficial ownership of 204,388 shares of Common Stock and 32,571 shares of Preferred Stock. Within the Common Stock held amount, 15,850 shares are owned by Mr. Grace directly; 9,055 shares are held in an individual retirement account for Mr. Grace's benefit; 3,237 shares are held in trust for Mr. Grace's benefit and 64,281 shares are held by trusts for which Mr. Grace is a possible beneficiary. Mr. Grace also has beneficial ownership of 105,965 shares of Common Stock based upon the assumed conversion of 32,571 shares of Preferred Stock into 63,318 shares of Common Stock, and the conversion of $689,634 principal amount of Debentures into 42,647 shares of Common Stock. Of the 32,571 shares of Preferred Stock, 22,571 shares are held by Sterling Grace Capital Management, LP, for which Mr. Grace is the Chairman of the general partnership, and 10,000 shares are held by trusts for which Mr. Grace is a possible beneficiary. Of the $689,634 principal amount of Debentures, $17,000 are held by Mr. Grace directly; $18,000 are held by a corporation of which Mr. Grace's spouse is the sole stockholder; $581,000 is held by The Anglo-American Security Fund, L.P., of which Mr. Grace is a general partner, $55,000 is held in a trust for Mr. Grace's benefit and $18,634 are held by trusts for Mr. Grace's possible benefit. Mr. Grace also holds stock options to acquire an additional 6,000 shares of Common Stock. Mr. Grace disclaims beneficial ownership of all shares held by trustees for the benefit of members of his family and The Anglo American Security Fund L.P.

(6) Peter N. Bennett has beneficial ownership of 88,409 shares of Common Stock and 43,935 shares of Preferred Stock. The figure set forth in the table includes shares held by virtue of the ability of Mr. Bennett to convert 43,935 shares of the Preferred Stock to 85,409 shares of Common Stock within a 60-day period. Also included in the figure set forth in the table are 3,000 shares of Common Stock which may be issued to Mr. Bennett within 60 days hereof upon the exercise of his existing exercisable stock options.

(7) The Bank of Butterfield (the "Bank") has beneficial ownership of an aggregate 327,326 shares of Common Stock and 16,863 shares of Preferred Stock as trustee of various trusts. Of the Common Stock amount, 294,544 shares are held directly and 32,781 shares are held by virtue of the Bank's ability, as trustee, to convert 16,863 shares of the Preferred Stock to Common Stock within a 60-day period.

(8) Miles P. Jennings reported his holdings in a Schedule 13G filed on February 13, 2002.

(9) Rachel Belash reported her holdings as of October 12, 2001 in a Schedule 13G filed on April 9, 2002.

(10) First United Securities Limited ("FUSL") has beneficial ownership of an aggregate of 133,636 shares of Common Stock, as trustee of various trusts, and no shares of Preferred Stock. Of the Common Stock amount 126,710 shares are held directly and 6,926 shares by virtue of the ability of FUSL to convert $112,000 principal amount of the Debentures to Common Stock within a 60-day period.

(11)  Grace & White reported its holdings as of December 31, 2001 in its
      Schedule 13G/A which was filed on January 22, 2002. Within its holdings, 13,638 shares are held for the benefit of Lorraine Grace; 57,807 shares are held in a trust for the benefit of Lorraine Grace; 156,360 shares are held in trust for the Estate of Oliver R. Grace, Sr., of which Lorraine Grace is the Executrix; 188,535 shares are held in various trusts at the Bank of Butterfield and FUSL; 58,900 shares are held in a trust for which Francis E. Baker has voting power as co-trustee; and 3,656 shares are held for persons unaffiliated with the Company.

(12) Louis A. Lubrano has beneficial ownership of 6,000 shares of Common Stock and no shares of Preferred Stock. Mr. Lubrano's ownership is represented by stock options to acquire 6,000 shares of Common Stock within a 60-day period.

(13) James J. Pinto has beneficial ownership of 59,762 shares of Common Stock and no shares of Preferred Stock. Of the Common Stock amount, 53,515 shares are held directly and 247 shares are beneficially owned by virtue of Mr. Pinto's ability to convert $4,000 principal amount of the Debentures to Common Stock. Also included in the figure set forth in the table are stock options to acquire 6,000 shares of Common Stock within a 60-day period.

(14) Thomas McPartland holds non-qualified stock options to acquire 20,000 shares of Common Stock within a 60-day period.

(15) Ronald N. Cerny has beneficial ownership of 8,884 shares of Common Stock and no shares of Preferred Stock. Of the Common Stock amount, 8,000 shares are held directly and an estimated 884 shares are held in our 401(k) Plan.

(16) Andrew M. O'Shea has beneficial ownership of 8,552 shares of Common Stock and no shares of Preferred Stock. Of the Common Stock amount, 7,700 shares are held directly, and an estimated 852 shares are held in our 401(k) Plan by virtue of Mr. O'Shea's holdings of units of a Company stock fund within the Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      PricewaterhouseCoopers LLP is our independent accounting firm, and has been since January 2001.

      In January 2001, our former auditors, Deloitte & Touche LLP were dismissed by the Company for the fiscal year ended February 28, 2001. Deloitte & Touche LLP rendered an unqualified opinion with respect to our consolidated financial statements for all the years covered by their reports up until the time of their dismissal. The dismissal of Deloitte & Touche LLP was approved by the Audit Committee of our Board of Directors, and later ratified by the entire Board of Directors.

      During the fiscal years ended February 28, 1999 and February 29, 2000, and the interim period from February 29, 2000 through January 11, 2001, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or procedures, financial statement disclosures or auditing scope or procedures.

      Effective January 11, 2001, upon recommendation of the Audit Committee of our Board of Directors, the firm of PricewaterhouseCoopers LLP, 100 Pearl Street, Hartford, Connecticut 06103 was retained to perform an examination on and render an opinion with respect to our consolidated financial statements as of and for the year ended February 28, 2001. During the prior two fiscal years, we did not consult with PricewaterhouseCoopers LLP regarding the application of accounting principles, or the type of audit opinion that might be rendered on our financial statements. Furthermore, no written report or oral advice was provided by PricewaterhouseCoopers LLP that was an important factor in reaching a decision as to an accountant, auditor or financial report issue. PricewaterhouseCoopers LLP was not consulted on any matter which would be viewed as being the subject of a disagreement or reportable event.

      Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting.

Audit Fees

      The aggregate fees paid to PricewaterhouseCoopers LLP for professional services rendered for their reviews of our unaudited statements included in our quarterly filings on Form 10-Q and the audit of our consolidated financial statements for the year ended February 28, 2002 were $119,650. This amount excludes fees paid by MBC or CCTV for service provided by PricewaterhouseCoopers LLP for the audit of the financial statements of those entities for the year ended December 31, 2001. The aggregate fees paid to Deloitte & Touche LLP for their review of our Annual Report on Form 10-K for the purpose of their granting us their consent to include their opinions with respect to previous year audits were $17,500.

Financial Information Systems Design and Implementation Fees

      The aggregate fees billed for certain information technology services of the type described in Rule 2-01(C)(4)(ii)(B) of Regulation S-X rendered by either PricewaterhouseCoopers LLP or Deloitte & Touche LLP during the year ended February 28, 2002 were $0.

All Other Fees

      The total fees billed for all other services rendered by PricewaterhouseCoopers LLP during the fiscal year ended February 28, 2002 were $138,750. The Audit Committee of our Board of Directors believes that PricewaterhouseCoopers LLP's provision of the services covered in this paragraph is compatible with maintaining their independence.

                              STOCKHOLDER PROPOSALS

      We received no stockholder proposals during Fiscal 2002.

      In order to be considered for inclusion in the Proxy Statement relating to the 2003 Annual Meeting of Stockholders, we must receive any proposal by a record holder of Common Stock, or a record holder of the Preferred Stock pursuant to the Preferred Stock Terms, at our principal offices on or before [__________]. A proponent of such a proposal must comply with the proxy rules under the Exchange Act.

                           FORWARD-LOOKING INFORMATION

      This Proxy Statement includes statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Private Securities Litigation Reform Act of 1995, including statements regarding our ability to consummate the MBC Share Acquisition and the CCTV Share Acquisition. Forward-looking statements also include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "plans," "anticipates," "estimates," "expects" or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors and the industry in which we do business, among other things. These statements are not guarantees of future performance and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements include the risks described in our Annual Report on Form 10-K for the year ended February 28, 2002 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, our Board of Directors and Management do not intend to present and have not been informed that any other person intends to present any matter for action at the Combined Meeting other than as discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the holders of the proxy will act in accordance with their best judgment.

      The following sections, as applicable, of our Annual Report on Form 10-K for the fiscal year ended February 28, 2002 and Form 10-Q for the fiscal quarter ended May 31, 2002 are incorporated by reference into this Proxy Statement: Risk Factors; Supplementary Financial Information; Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures about Market Risk. One copy of each report accompanies this proxy statement.

                              AVAILABLE INFORMATION

      The Appendices are part of this Proxy Statement and are incorporated herein. Included with the mailing of this Proxy Statement are our Annual Report for the fiscal year ended February 28, 2002, which includes our Annual Report on Form 10-K for the fiscal year ended February 28, 2002, and our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2002, all of which form a part of this Proxy Statement.

      We are subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder and in accordance therewith we file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information that we file may be inspected and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W.,

Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically.

                                      ANDERSEN GROUP, INC


                                     ---------------------
                                       Francis E. Baker
                                          Secretary

[_____], 2002

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA.

      We are providing the following information to aid you in your analysis of the financial aspects of the MBC Share Acquisition and the CCTV Share Acquisition. The following tables show financial results actually reported by each of the Company, MBC and CCTV (the "historical" amounts). The tables also show results as if the companies had been combined for the periods presented (the "pro forma combined" amounts). Pro forma combined amounts are arithmetical combinations of separate financial results of the Company, MBC and CCTV with certain elimination and pro forma adjustments. You should not assume that the Company, MBC and CCTV would have achieved the pro forma combined results if they actually had been combined during the periods presented.

      Our annual historical amounts are derived from financial statements audited by PricewaterhouseCoopers LLP, our independent auditors. The annual historical information presented below should be read together with our consolidated audited financial statements and related notes, accompanying this document. MBC's annual historical amounts for fiscal year ended December 31, 2001 are derived from financial statements audited by PricewaterhouseCoopers LLP, independent auditors of MBC and for the other fiscal periods referenced from financial statements prepared by MBC's management. CCTV's annual historical amounts for fiscal year ended December 31, 2001 are derived from financial statements audited by PricewaterhouseCoopers, independent auditors of CCTV and for the other fiscal periods referenced from financial statements prepared by CCTV's management. The annual historical information presented below should be read with the consolidated audited and unaudited financial statements and related notes of MBC or CCTV which are included within our annual report on Form 10-K for the year ended February 28, 2002.

      We expect to incur acquisition-related expenses as a result of the MBC Share Acquisition. We also anticipate that the merger may provide the resulting company with financial benefits such as the opportunity to earn additional revenues and earnings. However, none of these anticipated expenses or benefits has been factored into the pro forma combined income statement information. For that reason, the pro forma combined information, while helpful in illustrating the financial attributes of the resulting company under one set of assumptions, does not attempt to predict or suggest future results.

      Our unaudited pro forma consolidated condensed financial information ("Pro Forma Information") on pages F-3 through F-7 gives effect to the CCTV Share Acquisition and the MBC Share Acquisition. Such transactions will be effected substantially in accordance with the terms and conditions outlined in the Stock Subscription Agreement and the Exchange Agreement, respectively, which are described elsewhere in this Proxy Statement. Terms of the transactions which directly effect the Pro Forma Information presented herein are also disclosed in the notes thereto.

      The Pro Forma Information for the three months ended May 31, 2002 and for the years ended February 28, 2002 and 2001, give effect to the CCTV Share Acquisition and the MBC Share Acquisition as if they had occurred as of March 1, 2000. The Pro forma Condensed Balance Sheet gives pro forma effect to the CCTV Share Acquisition, the MBC Share Acquisition and the MBC Rights Offering as if they had occurred as of May 31, 2002.

      The Pro Forma Information does not purport to be indicative of our results of operations or our financial position that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The Pro Forma Information do not reflect any changes in operating costs which may occur, or the effects of the investment of cash into the operations of CCTV. The pro forma adjustments are described in the accompanying notes and are based on available information and certain assumptions that we believe are reasonable.

      The accompanying Pro Forma Information may not necessarily reflect the actual results that may occur upon the closings which result in the acquisition of CCTV. Among the factors that could cause actual results to differ from this Pro Forma Information are a) the market price for our Common Stock could differ from the underlying assumptions which could result in different valuations for the acquisition of the CCTV shares and the MBC shares, b) the number of shares issued pursuant to the MBC Exchange could change based upon changes in the number of shares issued by MBC pursuant to its Rights Offering, c) our operating results from May 31, 2002 through the closings, or for MBC and CCTV from March 31, 2002 to the closings may affect the balance sheets of those companies and their abilities to operate as planned, and d) we may not be able to acquire all of the outstanding shares of MBC which will result in a minority interest in CCTV.

                          INDEX TO FINANCIAL STATEMENTS

                              ANDERSEN GROUP, INC.
                   UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                              FINANCIAL INFORMATION
                             As of May 31, 2002 and
                For the Three Month Period Ended May 31 2002 and
                      For the Year Ended February 28, 2002

Unaudited Pro Forma Consolidated Condensed Financial Statements:

Unaudited Pro Forma Consolidated Balance Sheet as of May 31, 2002 .....     F-3

Unaudited Pro Forma Statements of Operations for the Three Month
Period Ended May 31, 2002 .............................................     F-4

Unaudited Pro Forma Statements of Operations for the Year Ended
February 28, 2002 .....................................................     F-5

Unaudited Notes to Consolidated Condensed Financial Statements ........     F-6

                              ANDERSEN GROUP, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                     For the Years ended February 28, 2002,
                     February 28, 2001 and February 29, 2000

Consolidated Financial Statements:

Consolidated Balance Sheets ...........................................     F-9

Consolidated Statements of Operations .................................     F-10

Consolidated Statements of Changes in Stockholders' Equity ............     F-11

Consolidated Statements of Cash Flows .................................     F-12

Notes to Consolidated Financial Statements ............................     F-13

                              ANDERSEN GROUP, INC.
                   UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                              FINANCIAL INFORMATION
                             As of May 31, 2002 and
                For the Three Month Period Ended May 31, 2002 and
                      For the Year Ended February 28, 2002

                              ANDERSEN GROUP, INC.
                      Pro Forma Consolidated Balance Sheet
                               As of May 31, 2002
                      (In thousands, except per share data)
                                   (Unaudited)

                               Andersen       Moscow
                                 Group       Broadband        ComCor-TV
                               --------      ---------        --------


Cash and cash
   equivalents .............    $ 9,632       $  4,212        $    445
Marketable securities ......        738             --              --
Accounts and other
   receivables .............        302             --              29
Inventories ................         --             --             717
Prepaid expenses and
   other current assets ....        111             52             867
Deferred income taxes ......        151             --              --
                                -------       --------        --------

Total current assets .......     10,934          4,264           2,058

Property, plant and
   equipment, net ..........      3,578             --             656
Construction in process
   and advances ............         --             --           2,598
Prepaid pension expense ....      4,356             --              --
Intangible assets, net .....         --             --           8,661
Goodwill ...................         --             --              --
Investment in Moscow
   Broadband ...............      2,515             --              --
Loans and advances to
   ComCor-TV ...............         --          2,527              --
Investment in ComCor-
   TV ......................         --          4,908              --
Investment in IAS ..........         --             48           2,883
Other assets ...............      1,131             --              --
                                -------       --------        --------

Total assets ...............    $22,514       $ 11,747        $ 16,856
                                =======       ========        ========
Current maturities of
   long-term debt ..........    $   377             --              --
Accounts payable ...........        209             54             706
Accrued liabilities ........      1,978            108           3,168
                                -------       --------        --------

Total current liabilities ..      2,564            162           3,874
Long-term debt, less
   current maturities ......      2,158             --              --
Other liabilities ..........        980             --              35
Deferred income taxes ......      1,883             --           2,035
                                -------       --------        --------

                                  7,585            162           5,944
                                -------       --------        --------

Stockholders' equity
Cumulative convertible
   preferred stock .........      3,497             --              --
Common stock ...............         21         19,002              --
Additional paid-in
   capital .................      6,653          1,409          19,977
Retained earnings ..........      4,758         (8,826)         (9,065)
                                -------       --------        --------

Total stockholders'
   equity ..................     14,929         11,585          10,912
                                -------       --------        --------

                                $22,514       $ 11,747          16,856
                                =======       ========        ========

                                                              Pro Forma Adjustments
                               ==============================================================================
                                 COMCOR                                                                            Pro Forma
                               Investment  MBC Rights   Investment   Investment   Elimination   Consolidating    Consolidated
                                in CCTV     Offering      in MBC       in CCTV      Entries        Entries          Totals
                               ----------  ----------    ---------   ----------   -----------   -------------    ------------
                                (Note B)    (Note C)     (Note D)     (Note E)      (Note F)       (Note G)
                                --------    --------     --------     --------      --------       --------
Cash and cash
   equivalents .............         --     $ 5,000           --            --            --            --          $19,289
Marketable securities ......         --          --           --            --            --            --              738
Accounts and other
   receivables .............         --          --           --            --            --            --              331
Inventories ................         --          --           --            --            --            --              717
Prepaid expenses and
   other current assets ....         --          --           --            --            --            --            1,030
Deferred income taxes ......         --          --           --            --            --            --              151
                                -------     -------      -------      --------      --------      --------          -------

Total current assets .......         --       5,000           --            --            --            --           22,256

Property, plant and
   equipment, net ..........     13,871          --           --            --            --        (8,563)           9,542
Construction in process
   and advances ............         --          --           --            --            --            --            2,598
Prepaid pension expense ....         --          --           --            --            --         4,356
Intangible assets, net .....         --          --           --            --            --            --            8,661
Goodwill ...................         --          --           --            --            --            --               --
Investment in Moscow
   Broadband ...............         --          --       13,000            --            --       (15,515)              --
Loans and advances to
   ComCor-TV ...............         --          --           --            --        (2,527)           --               --
Investment in ComCor-
   TV ......................         --          --           --        16,000            --       (20,908)              --
Investment in IAS ..........      3,618          --           --            --            --            11            6,560
Other assets ...............         --          --           --            --            --            --            1,131
                                -------     -------      -------      --------      --------      --------          -------

Total assets ...............    $17,489     $ 5,000      $13,000      $ 16,000      $ (2,527)     $(44,975)         $55,104
                                =======     =======      =======      ========      ========      ========          =======
Current maturities of
   long-term debt ..........         --          --           --            --            --            --          $   377
Accounts payable ...........         --          --           --            --            --            --              969
Accrued liabilities ........         --          --           --            --        (2,527)           --            2,727
                                -------     -------      -------      --------      --------      --------          -------

Total current liabilities ..         --          --           --            --        (2,527)           --            4,073
Long-term debt, less
   current maturities ......         --          --           --            --            --            --            2,158
Other liabilities ..........         --          --           --            --            --            --            1,015
Deferred income taxes ......         --          --           --            --            --            --            3,918
                                -------     -------      -------      --------      --------      --------          -------

                                     --          --           --            --        (2,527)           --           11,164
                                -------     -------      -------      --------      --------      --------          -------

Stockholders' equity
Cumulative convertible
   preferred stock .........         --          --           --            --            --            --            3,497
Common stock ...............         --          --           33            40            --       (19,002)              94
Additional paid-in
   capital .................     17,489       5,000       12,967        15,960            --       (43,875)          35,580
Retained earnings ..........         --          --           --            --            --        17,902            4,769
                                -------     -------      -------      --------      --------      --------          -------

Total stockholders'
   equity ..................     17,489       5,000       13,000        16,000            --       (44,975)          43,940
                                -------     -------      -------      --------      --------      --------          -------

                                $17,489     $ 5,000      $13,000      $ 16,000      $ (2,527)     $(44,975)         $55,104
                                =======     =======      =======      ========      ========      ========          =======

                              ANDERSEN GROUP, INC.
                  Unaudited Pro Forma Statements of Operations
                     For the Three Months Ended May 31, 2002
                      (In thousands, except per share data)
                                   (Unaudited)

                                               Andersen       Moscow                                    Pro Forma      Pro Forma
                                                 Group       Broadband     ComCor-TV   Eliminations    Adjustments      Totals
                                               --------      ---------     ---------   ------------    -----------     ---------
                                                                                         (Note F)    (Notes G, H, I)
Sales and revenue:
   Net sales ............................       $   --        $   --        $   436        $ --             --         $   436
   Investment and other income ..........          196            39             --         (17)            --             218
                                                ------        ------        -------        ----            ---         -------

                                                   196            39            436         (17)            --             654
                                                ------        ------        -------        ----            ---         -------

Cost and expenses:
   Cost of sales ........................           --            --            863          --             --             863
   General and administrative ...........          546           154            725          --             --           1,425
   Interest expense .....................           69            --             25         (17)            --              77
                                                ------        ------        -------        ----            ---         -------

                                                   615           154          1,613         (17)            --           2,365
                                                ------        ------        -------        ----            ---         -------

Loss before equity in losses of
   unconsolidated subsidiary and
   income taxes .........................         (419)         (115)        (1,177)         --             --          (1,711)

Equity in losses of Moscow Broadband ....         (168)           --             --         168             --              --
Equity in losses of ComCor-TV ...........           --          (557)            --         557             --              --
Equity in income of IAS .................           --            --             --          --             11              11
                                                ------        ------        -------        ----            ---         -------

Loss before income taxes ................         (587)         (672)        (1,177)        725             11          (1,700)
Income tax (benefit) ....................         (153)           --            (64)         --             --            (217)
                                                ------        ------        -------        ----            ---         -------

Net loss from continuing operations .....         (434)         (672)        (1,113)        725             11          (1,483)
Preferred dividends .....................          (71)           --             --          --             --             (71)
                                                ------        ------        -------        ----            ---         -------

(Loss) from continuing operations
   applicable to common shareholders ....       $ (505)       $ (672)       $(1,113)       $725            $11         $(1,554)
                                                ======        ======        =======        ====            ===         =======

Loss per Common Share - Basic and
   Diluted:

   Net loss from continuing operations ..       $(0.24)           --             --          --             --         $ (0.18)
                                                ======        ======        =======        ====            ===         =======

Weighted average shares outstanding -
   basic and diluted ....................        2,097         3,250          3,500          --             --           8,847
                                                ======        ======        =======        ====            ===         =======

                              ANDERSEN GROUP, INC.
                  Unaudited Pro Forma Statements of Operations
                      For the Year Ended February 28, 2002
                      (In thousands, except per share data)
                                   (Unaudited)

                                               Andersen       Moscow                                    Pro Forma      Pro Forma
                                                 Group       Broadband     ComCor-TV   Eliminations    Adjustments      Totals
                                               --------      ---------     ---------   ------------    -----------     ---------
                                                                                         (Note F)    (Notes G, H, I)
Sales and revenue:
   Net Sales ............................       $    --       $    --      $ 1,200            --           --          $ 1,200
   Investment and other income ..........           590           311           23            --           --              924
                                                -------       -------      -------        ------          ---          -------

                                                    590           311        1,223            --           --            2,124
                                                -------       -------      -------        ------          ---          -------

Cost and expenses:
   Cost of sales ........................            --            --        3,099            --           --            3,099
   General and administrative ...........         1,956         1,144        3,195            --           --            6,295
   Loss on sale of real estate ..........           197            --           --                                         197
   Interest expense .....................           374            --           --            --           --              374
                                                -------       -------      -------        ------          ---          -------

                                                  2,527         1,144        6,294            --           --            9,965
                                                -------       -------      -------        ------          ---          -------

Income from continuing operations
   before equity in losses of
   unconsolidated subsidiary and
   income taxes .........................        (1,937)         (833)      (5,071)           --           --           (7,841)

Equity in losses of Moscow Broadband ....          (671)           --           --           671           --               --
Equity in losses of ComCor-TV ...........            --        (1,852)          --         1,852           --               --
Equity in loss of IAS ...................            --            --           --            --           (2)              (2)
                                                -------       -------      -------        ------          ---          -------

Loss from continuing operations
   before income taxes ..................        (2,608)       (2,685)      (5,071)        2,523           (2)          (7,843)
Income tax (benefit) ....................          (955)           --       (1,367)           --           --           (2,322)
                                                -------       -------      -------        ------          ---          -------

Net loss from continuing operations .....        (1,653)       (2,685)      (3,704)        2,523           --            5,521
Preferred dividends .....................          (286)           --           --            --           --             (286)
                                                -------       -------      -------        ------          ---          -------

Net (loss) from continuing operations
   applicable to common shareholders ....       $(1,939)      $(2,685)     $(3,704)       $2,523          $(2)         $(5,807)
                                                =======       =======      =======        ======          ===          =======

Loss per Common Share - Basic and
   Diluted:

   Net loss from continuing operations ..       $ (0.93)           --           --            --           --          $ (0.66)
                                                =======       =======      =======        ======          ===          =======

Weighted average shares outstanding -
   basic and diluted ....................         2,082         3,250        3,500            --           --            8,832
                                                =======       =======      =======        ======          ===          =======

ANDERSEN GROUP, INC.
Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements (In thousands, except per share data)

A) The accompanying historical financial information is as of May 31, 2002 for Andersen Group, Inc. and as of March 31, 2002 for each of Moscow Broadband and CCTV.

B) Pursuant to the agreements signed, COMCOR is to contribute assets with an agreed upon value of approximately $17,489, of which approximately $13,871 is represented by equipment and supplies and approximately $3,618 is represented by COMCOR's investment in IAS. The agreements call for the Company to contribute approximately $16,658 of cash into CCTV. The contribution of such funds does not have any effect on the pro forma financial balance sheet except to the extent that the Company may have insufficient funds to meet this payment and will be required to raise funds through the issuance of equity securities, debt, or from the sale of assets such as short term investments or the Company's real estate property. The accompanying pro forma balance sheet reflects the raising of additional capital through the MBC Rights Offering as discussed in Note C. However, some or all of the estimated $4 million or more of new capital which the Company's Board has deemed is necessary to be raised may be raised through other means, including but not limited to private placements of Company debt or equity securities. As discussed in Note C, the accompanying pro forma financial statements assumes that $5 million is raised through the MBC Rights Offering.

C) MBC is currently conducting a Rights Offering pursuant to which it hopes to raise $5 million of cash in exchange for a total of 6,667 of its common shares. The accompanying pro forma adjustment, including the number of shares of the Company's Common Stock that may be issued pursuant to the exchange of any newly issued MBC shares of its common stock, is based on a full subscription amount, however the actual amount raised could be less than indicated. Some or all of the additional capital which the Company hopes to raise may be raised through means other than the MBC Rights Offering.

D) The Company will issue 150 shares of its Common Stock for each of the 15,000 shares of MBC presently outstanding and not owned by the Company and for the assumed 6,667 shares that would be issued if the MBC Rights Offering is fully subscribed. Such stock has been valued at $4.00 per share (the approximate current market value of the Company's common stock) for total pro forma consideration of $13,000,000. As further described in Note G, the difference between the purchase price for this additional ownership in Moscow Broadband and the reported value of the Company's current ownership in Moscow Broadband over Moscow Broadband's net assets has been allocated to MBC's investment in CCTV and further allocated to CCTV's assets and liabilities. Any difference between the Company's pro forma combined investment in CCTV, including the ownership to be acquired as described in Note E, has been presented as downward adjustment in the value of CCTV's Property, Plant and Equipment in the accompanying balance sheet. When the transactions are completed, the Company will determine the fair value of the net assets acquired, including but not limited to the underlying value of CCTV's intangible assets, property, plant and equipment and its investment in IAS. The allocation of the difference between the purchase price for CCTV and its recorded net assets may be revised from the accompanying presentation at that time.

E) The Company's issuance of 4 million shares of its common stock to acquire the 50% of CCTV from ACL has been valued at $4.00 per share (the approximate current market value of the Company's common stock) for total pro forma consideration of $16,000,000 The difference between the combined purchase of CCTV in the forma of the purchase from ACL of its 50% interest in CCTV and indirect purchase of Moscow Broadband's 50% interest in CCTV and the recorded book value of CCTV's net assets has been presented as a downward adjustment in the value of CCTV's Property, Plant and Equipment in the accompanying balance sheet. When the transactions are completed, the Company will determine the fair value of the net assets acquired, including but not limited to the underlying value of CCTV's intangible assets, property, plant and equipment and its investment in IAS. The allocation of the difference between the purchase price for CCTV and its recorded net assets may be revised from the accompanying presentation at that time.

      The Company's issuance of 4 million shares of its common stock to acquire the 50% of CCTV from ACL has been valued at $4.00 per share (the approximate current market value of the Company's common stock) for total pro forma consideration of $16,000,000 The difference between the combined purchase of CCTV in the forma of the purchase from ACL of its 50% interest in CCTV and indirect purchase of Moscow Broadband's 50% interest in CCTV and the recorded book value of CCTV's net assets has been presented as a downward adjustment in the value of CCTV's Property, Plant and Equipment in the accompanying balance sheet. When the transactions are completed, the Company will determine the fair value of the net assets acquired, including but not limited to the underlying value of CCTV's intangible assets, property, plant and equipment and its investment in IAS. The allocation of the difference between the purchase price for CCTV and its recorded net assets may be revised from the accompanying presentation at that time.

F) Intercompany loans between Moscow Broadband and CCTV and the associated interest income and expense, have been eliminated in consolidation. The Company's 25% equity interest in the losses of Moscow Broadband as well as Moscow Broadband's 50% equity interest in the losses of CCTV have been eliminated in consolidation.

G) No provision for the amortization of any as-yet unidentified adjustment in the values of the net assets of Moscow Broadband and CCTV have been reflected in the accompanying pro forma condensed consolidated statements of operations.

      Pro forma adjustments include the elimination of the investment in the companies being consolidated and their shareholders' equity accounts. Other adjustments are as follows:

      Property, plant and equipment: ($8,563) This represents the difference between the book value of the net assets being acquired through the purchase of MBC and CCTV stock and the value of the Company's common stock to be issued to acquire such shares of MBC and CCTV.

      Investment in IAS: $11 - This represents the pro forma equity in the earnings of IAS for the three months ended May 31, 2002 based upon the Company owning approximately 43.5% of IAS's outstanding stock. This adjustment is also included as an addition to retained earnings within the amounts being eliminated in consolidation.

H) The income from JM Ney and the gain from the sale of its net operating assets has been eliminated as these items will not be present in the Company's future results of operations.

I) As a result of COMCOR's and MBC's contributions of their ownership interests in IAS, CCTV will own approximately 43.5% of the outstanding stock of IAS. Accordingly, an adjustment which reflects CCTV's pro forma equity interest in IAS's results of operations has been reflected in the accompanying pro forma income statement and balance sheet.

                              ANDERSEN GROUP, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                     For the Years ended February 28, 2002,
                     February 28, 2001 and February 29, 2000

                              ANDERSEN GROUP, INC.
                           Consolidated Balance Sheets
                     February 28, 2002 and February 28, 2001
                        (in thousands, except share data)

                                                                          2002        2001
                                                                        -------     --------
Assets
Current assets:
Cash and cash equivalents .........................................     $ 1,152     $  1,217
Marketable securities .............................................         455           96
Accounts and other receivables, less allowance for doubtful
   accounts of $96 in 2002 and $77 in 2001 ........................       3,820        5,475
Inventories .......................................................          23           37
Prepaid expenses and other current assets .........................         648          620
Net assets held for sale ..........................................       6,974       10,181
                                                                        -------     --------
Total current assets ..............................................      13,072       17,625
Property, plant and equipment, net ................................       3,632        5,934
Prepaid pension expense ...........................................       4,775        4,809
Investment in Moscow Broadband Communication Ltd. .................       2,683        3,354
Other assets ......................................................         913        1,169
                                                                        -------     --------
                                                                        $25,075     $ 32,892
                                                                        =======     ========
Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt ..............................     $   435     $    734
Short-term borrowings .............................................       2,366        1,500
Accounts payable ..................................................       1,041          833
Accrued liabilities ...............................................       1,712        1,677
Deferred income taxes .............................................         156          877
                                                                        -------     --------
Total current liabilities .........................................       5,710        5,621
Long-term debt, less current maturities ...........................       2,158        2,654
Note payable to officer, net of unamortized discount ..............          --          971
Subordinated note payable, net of unamortized discount ............          --        7,388
Other long-term obligations .......................................       1,842        1,895
Deferred income taxes .............................................       1,614          915
                                                                        -------     --------
Total liabilities .................................................      11,324       19,444
                                                                        -------     --------
Commitments and contingencies (See Notes 20 and 24)
Stockholders' equity:
Cumulative convertible preferred stock, no par value;
   authorized 800,000 shares; 188,006 and 201,201 shares issued and outstanding in 2002 and 2001, respectively; liquidation
   preference $18.75 per share ....................................       3,497        3,742
Common stock, $.01 par value;  authorized 6,000,000 shares;
   issued and outstanding 2,094,158 and 2,065,811
   shares in 2002 and 2001, respectively ..........................          21           21
Additional paid-in capital ........................................       6,574        6,315
Accumulated other comprehensive loss ..............................          --          (47)
Retained earnings .................................................       3,659        3,417
                                                                        -------     --------
Total stockholders' equity ........................................      13,751       13,448
                                                                        -------     --------
                                                                        $25,075     $ 32,892
                                                                        =======     ========

The accompanying notes are an integral part of these consolidated financial statements.

                              ANDERSEN GROUP, INC.
                     Consolidated Statements of Operations
     Years ended February 28, 2002, February 28, 2001 and February 29, 2000
                     (in thousands, except per share data)

                                                           2002       2001       2000
                                                         -------    -------    -------
Revenues:
Investment income and other income ...................   $   590    $   698    $ 1,262
                                                         -------    -------    -------
Costs and expenses:
General and administrative ...........................     1,956      1,805      2,455
Loss on sale of real estate ..........................       197         --         --
Interest expense .....................................       374        450        425
                                                         -------    -------    -------
                                                           2,527      2,255      2,880
                                                         -------    -------    -------
Loss from continuing operations  before equity in
   losses of unconsolidated subsidiary and income
   taxes .............................................    (1,937)    (1,557)    (1,618)
Equity in losses of Moscow Broadband
   Communication Ltd. ................................      (671)      (730)        --
                                                         -------    -------    -------
Loss from continuing operations before income taxes ..    (2,608)    (2,287)    (1,618)
Income tax benefit ...................................      (955)      (427)      (628)
                                                         -------    -------    -------
Net loss from continuing operations ..................    (1,653)    (1,860)      (990)
Income from discontinued operations, net of income
   taxes of $1,366, $146 and $2, respectively ........     2,181        237          3
                                                         -------    -------    -------
Net income (loss) ....................................       528     (1,623)      (987)
Preferred dividends ..................................      (286)      (304)      (362)
                                                         -------    -------    -------
Income (loss) applicable to common shareholders ......   $   242    $(1,927)   $(1,349)
                                                         =======    =======    =======
Income (loss) per common share:
BASIC AND DILUTED:
Net loss from continuing operations ..................   $ (0.93)   $ (1.06)   $ (0.70)
Discontinued operations ..............................      1.05       0.12         --
                                                         -------    -------    -------
                                                         $  0.12    $ (0.94)   $ (0.70)
                                                         =======    =======    =======

The accompanying notes are an integral part of these consolidated financial statements.

                              ANDERSEN GROUP, INC.
           Consolidated Statements of Changes in Stockholders' Equity
     Years ended February 28, 2001, February 29, 2000 and February 28, 1999
                       (in thousands, except share data)

                                                              2002                       2001                       2000
                                                     ----------------------     ----------------------     ----------------------
                                                     Outstanding                Outstanding                Outstanding
                                                        Shares       Amount        Shares       Amount        Shares       Amount
                                                     -----------    -------     -----------    -------     -----------    -------
Preferred Stock
Beginning balance ................................      201,201     $ 3,742        216,864     $ 4,033        256,416     $ 4,769
Shares tendered for conversion to common stock ...      (13,195)       (245)       (15,663)       (291)       (39,552)       (736)
                                                      =========     =======      =========     =======      =========     =======
                                                        188,006     $ 3,497        201,201     $ 3,742        216,864     $ 4,033
                                                      =========     =======      =========     =======      =========     =======
Common Stock
Beginning balance ................................    2,065,811     $    21      2,035,364     $    20      1,958,478     $    20
Conversion of preferred stock ....................       25,650          --         30,447           1         76,886          --
Conversion of 10 1/2% notes ......................          247          --             --          --             --          --
Exercise of stock options ........................        2,450          --             --          --             --          --
                                                      ---------     -------      ---------     -------      ---------     -------
                                                      2,094,158     $    21      2,065,811     $    21      2,035,364     $    20
                                                      =========     =======      =========     =======      =========     =======
Additional Paid-in Capital
Beginning balance ................................           --     $ 6,315             --     $ 6,141             --     $ 5,339
Conversion of preferred stock ....................           --         245             --         290             --         736
Conversion of 10 1/2% notes ......................           --           4             --          --             --          12
Exercise of stock options ........................           --          10             --          --             --          --
Value of warrants issued .........................           --          --             --          18             --          67
Net loss on sales of treasury shares and
   subsidiary transactions .......................           --          --             --        (134)            --         (13)
                                                      ---------     -------      ---------     -------      ---------     -------
                                                             --     $ 6,574             --     $ 6,315             --     $ 6,141
                                                      =========     =======      =========     =======      =========     =======
Retained Earnings
Beginning balance ................................           --     $ 3,417             --     $ 5,344             --     $ 6,693
Net income (loss) ................................           --         528             --      (1,623)            --        (987)
Preferred stock dividends ........................           --        (286)            --        (304)            --        (362)
                                                      ---------     -------      ---------     -------      ---------     -------
                                                             --     $ 3,659             --     $ 3,417             --     $ 5,344
                                                      =========     =======      =========     =======      =========     =======
Receivable from Officer
Beginning balance ................................           --     $    --             --     $    --             --     $  (250)
Repayment in cash ................................           --          --             --          --             --          50
Repayment in common stock ........................           --          --             --          --             --         200
                                                      ---------     -------      ---------     -------      ---------     -------
                                                             --     $    --             --     $    --             --     $    --
                                                      =========     =======      =========     =======      =========     =======
Accumulated Other Comprehensive
   Income (Loss)
Beginning balance ................................           --     $   (47)            --     $    --             --          --
Change in unrealized losses on precious metals
   hedging, net of income tax benefit of $27 .....           --          47             --         (47)            --          --
                                                      ---------     -------      ---------     -------      ---------     -------
                                                                    $    --             --     $   (47)            --          --
                                                      =========     =======      =========     =======      =========     =======
Treasury Stock
Beginning balance ................................           --     $    --         28,002     $  (276)        30,549     $  (142)
Shares sold ......................................           --          --        (28,002)        276        (12,393)         62
Shares issued from conversion of notes ...........           --          --             --          --           (988)          4
Shares tendered to repay loan ....................           --          --             --          --         10,834        (200)
                                                      ---------     -------      ---------     -------      ---------     -------
                                                             --     $    --             --     $    --         28,002     $  (276)
                                                      =========     =======      =========     =======      =========     =======
Total stockholders' equity .......................           --     $13,751             --     $13,448             --     $15,262
                                                      =========     =======      =========     =======      =========     =======

Other Comprehensive Loss
Income (loss) applicable to common shareholders ..           --     $   242             --     $(1,927)            --     $(1,349)
Other comprehensive gain (loss) ..................           --          47             --         (47)            --          --
                                                      ---------     -------      ---------     -------      ---------     -------
Total comprehensive income (loss) ................           --     $   289             --     $(1,974)            --     $(1,349)
                                                      =========     =======      =========     =======      =========     =======

The accompanying notes are an integral part of these consolidated financial statements.

                              ANDERSEN GROUP, INC.
                     Consolidated Statements of Cash Flows
     Years ended February 28, 2002, February 28, 2001 and February 29, 2000
                                 (in thousands)

                                                                            2002        2001        2000
Cash flows from operating activities:
Net income (loss) ....................................................    $   528     $(1,623)    $  (987)
Adjustments to reconcile net income (loss) to net cash provided by
   (used in) operating activities:
Equity in losses of Moscow Broadband Communication Ltd. ..............        671         730          --
Depreciation, amortization and interest accretion ....................      1,581       1,589       1,466
Deferred income taxes ................................................        (22)       (346)       (633)
Gains from securities and investments ................................       (100)       (172)       (270)
Purchases of securities ..............................................       (278)         --        (196)
Proceeds from sales of marketable securities .........................         19       1,002       5,359
Pension expense ......................................................         34         108         116
Loss on disposal of property, plant and equipment ....................        197          31          --

Changes in operating assets and liabilities:
Accounts and other receivables .......................................      1,655        (818)       (559)
Inventories ..........................................................      2,447       1,405        (198)
Prepaid expenses and other assets ....................................         50         (67)       (456)
Accounts payable .....................................................        208        (182)        356
Accrued liabilities and other long-term obligations ..................        117         106         169
                                                                          -------     -------     -------
Net cash provided by operating activities ............................      7,107       1,763       4,167
                                                                          -------     -------     -------
Cash flows from investing activities:
Purchase of property, plant and equipment ............................       (216)       (358)     (2,138)
Investment in Moscow Broadband Communication Ltd. ....................         --          --      (4,000)
Proceeds from sale of real estate, net ...............................      1,692          --          --
Proceeds from sale of investments ....................................         --          --         317
                                                                          -------     -------     -------
Net cash provided by (used in) investing activities ..................      1,476        (358)     (5,821)
                                                                          -------     -------     -------
Cash flows from financing activities:
Principal payments on long-term debt .................................     (8,034)       (523)       (445)
(Repayments of) proceeds from issuance of collateralized
   note to officer ...................................................     (1,200)        200       1,000
Proceeds from (payment of) short-term borrowings, net ................        866      (1,554)        698
Stock options exercised ..............................................         10          50          10
Treasury shares sold, net ............................................         --          92          39
Repayment of loan to officer .........................................         --          --          50
Preferred dividends paid .............................................       (290)       (307)       (385)
                                                                          -------     -------     -------
Net cash (used in) provided by financing activities ..................     (8,648)     (2,042)        967
                                                                          -------     -------     -------
Net decrease in cash and cash equivalents ............................        (65)       (637)       (687)
Cash and cash equivalents, beginning of year .........................      1,217       1,854       2,541
                                                                          -------     -------     -------
Cash and cash equivalents, end of year ...............................    $ 1,152     $ 1,217     $ 1,854
                                                                          =======     =======     =======

The accompanying notes are an integral part of these consolidated financial statements.

Andersen Group, Inc.
Notes to Consolidated Financial Statements
Years ended February 28, 2002, February 28, 2001 and February 29, 2000

(1)   Nature of Business

Andersen Group, Inc. ("the Company") is a diversified holding company which invests in both marketable and other securities of domestic and foreign-based companies. Until March 22, 2002, it also owned a consolidated subsidiary, The J.M. Ney Company ("JM Ney"), which manufactured electronic connectors, components and precious metal materials for sale to the automotive, telecommunications, defense, semiconductor, and medical and dental markets.

(2)   Sale of JM Ney

During March 2002, the Company received shareholder approval for the sale of substantially all of the operating assets and certain liabilities of JM Ney to Deringer Mfg. Company ("Deringer"). On March 26, 2002, the Company completed this transaction and received cash consideration of $10,961,000, of which $600,000 was placed in an escrow account to settle potential claims of the buyer relating to identified components of the inventory sold and the Company's representations and warranties. The sales resulted in an estimated pre-tax gain of approximately $2,158,000. This gain is based on estimates of the value of certain asset balances sold and of expenses of the transactions. Any differences between these estimates and their actual settlement will change the gain accordingly. The Company and Deringer also entered into an eight-year lease of JM Ney's Bloomfield, Connecticut manufacturing facility. Concurrent with the transaction, the outstanding cash and precious metals borrowings under JM Ney's revolving line of credit with its primary bank were repaid and the Company purchased warrants for JM Ney's common stock (see Note 8) from the bank for consideration of $160,000.

Due to the sale of JM Ney, certain reclassification of the consolidated balance sheet s of February 28, 2002 and 2001 and the consolidated statement of operations for the years ended February 28, 2002, 2001, and 2000 have been made to reflect JM Ney as a discontinued operation under Statement of Financial Accounting Standards No. 144. The Company reclassified the assets of JM Ney that were sold into one line item, "Net assets held for sale," and the footnotes to the financial statements also reflect this reclassification.

The following assets have been reclassified in the accompanying balance sheets as of February 28, 2002 and 2001 in thousands:

                                                          2002           2001
                                                        --------       --------
Inventory ........................................      $  4,144       $  6,577
Prepaid expenses and other current assets ........           182            147
Property, plant and equipment, net ...............         2,732          3,411
Other assets .....................................           110            230
Other liabilities ................................          (194)          (184)
                                                        --------       --------

                                                        $  6,974       $ 10,181
                                                        ========       ========

Prior to the sale of JM Ney, the Company operated in two segments, Electronics and Corporate. As a result of the sale of JM Ney, the Company effectively sold the Electronics segment and, accordingly no disclosure of operating segments has been made in the accompanying notes to the financial statements.

(3)   Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The Company's financial statements include the accounts of the Company and its wholly-owned subsidiaries. The net assets of JM Ney that were held for sale have been separately classified and its results of operations have been presented as discontinued operations. All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include funds held in investments with an original maturity of three months or less.

Marketable Securities

The Company's common stock investments are carried as trading securities at market value in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS
115). Any changes in the valuation of the portfolio are reflected in the accompanying Consolidated Statements of Operations as investment income or losses.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method for precious metals, and at standard costs which approximate the first-in, first-out (FIFO) method for the balance of the inventories.

Property, Plant and Equipment

Property, plant and equipment, including those obtained under capital leases, are stated at cost and depreciated using the straight-line method over the estimated useful life of the respective assets, as follows:

      Buildings and improvements         10-30 years
      Machinery and equipment            5-10 years
      Furniture and fixtures             3-10 years

When fixed assets are sold or retired the cost and accumulated depreciation are eliminated and the resulting gains or losses are reflected in income.

Investment in Moscow Broadband Communication Limited

The Company has a 25% ownership interest in ABC Moscow Broadband Communication Limited (Moscow Broadband), a Cyprus based limited liability company which in turn has a 50% equity interest in a Moscow Russia-based cable television and Internet operator. This investment bears currency, economic and political risks relating to Russia in addition to other business risks associated with a venture capital investment. This investment is recorded using the equity method of accounting. Moscow Broadband has a December 31 year end, and as a result, the Company's equity in Moscow Broadband's results is reported on a two-month lag.

Tooling Costs

The Company capitalizes costs related to certain tooling items in accordance with EITF 99-5, "Accounting for Pre-Production Costs Related to Long-Term Supply Arrangements." The tooling, which amounted to approximately $197,000 and $268,000 as of February 28, 2002 and 2001, respectively, is amortized based on the units-of-production method.

Debt Discounts

Unamortized discounts on subordinated notes payable and notes payable to officer are being amortized over the term of the notes using the effective interest method.

Deferred Compensation

The Company has established irrevocable trusts to fund the deferred compensation of certain executives. The assets of the trusts are owned by the Company and subject to the claims of its general creditors, and are reported on the Company's consolidated balance sheet in accordance with the consensus in EITF 97-14. Income and changes in the value of the trusts' assets are reported within Investment and Other Income with corresponding adjustments to the deferred compensation obligation and compensation expense.

Revenue

Sales are recognized when title passes to the customer, which is when the products are shipped, the price is fixed and determinable, and collectibility is reasonably assured. Returns and warranty costs are estimated at the time of sale based on historical experience. Investment income and other income is recognized when earned and is based on changes in the fair value of marketable securities and realized gains and losses.

Income Taxes

Income taxes are determined using the asset and liability approach. This method gives consideration to the future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities at currently enacted tax rates.

Earnings Per Share

In accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share" (SFAS 128), basic earnings per share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed based upon the weighted average number of common shares plus the assumed issuance of common shares for all potentially dilutive securities. See Note 12 for additional information and a reconciliation of the basic and diluted earnings per share computations.

Accounting for Derivatives and Hedging Activities

The Company uses derivative financial instruments primarily to hedge portions of precious metal fluctuations relating to fixed price sales contracts. The Company does not qualify for hedge accounting under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). All derivatives are recognized on the balance sheet at their fair value and changes in fair value of derivatives are recorded in current period earnings.

The Company adopted FAS 133 on March 1, 2001. In accordance with the transition provisions of FAS 133, the Company recorded a net-of-tax cumulative-effect loss adjustment of $47,000 within the net income from discontinued operations in its Consolidated Statement of Operations to recognize the fair value of all derivatives in current period earnings.

As of February 28, 2002, the Company held contracts to purchase 1,252 ounces of palladium over the following three months at an average price of $387 per ounce. At February 28, 2002, the Company recorded a $13,000 loss related to these open contracts.

New Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets". Under the new rules, all business combinations are required to be accounted for using the purchase method. Goodwill and indefinite lived intangible assets are no longer amortized, but will be reviewed annually for impairment. SFAS 141 is effective for all business combinations initiated after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001. The Company intends to account for the ComCor-TV transaction described in Note 23 in accordance with these standards.

In July 2001, the FASB issued SFAS 143, "Accounting for Asset Retirement Obligations." SFAS 143 requires recognition of the fair value of liabilities associated with the retirement of long-lived assets when a legal obligation to incur such costs arises as a result of the acquisition, construction, development and/or the normal operation of a long-lived asset. SFAS 143 is effective for fiscal years beginning after June 15, 2002. The Company does not expect that this new accounting pronouncement will have a material impact on its consolidated financial statements.

In August 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supercedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 144 requires that long-lived assets to be disposed of by sale, including discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS 144 also broadens the reporting requirements of discontinued operations to include all components of an entity that have operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. Accordingly, JM Ney has been classified as held for sale in the accompanying financial statements. The provisions of SFAS 144 are effective for fiscal years beginning after December 15, 2001.

Reclassification

Certain reclassifications have been made to the prior years' financial statements in order to conform with the current year presentation.

(4)   Inventories

Inventories consist of the following (in thousands):

                                        February 28, 2002      February 28, 2001
                                        -----------------      -----------------
Raw materials ....................          $    485               $  3,127
Work in process ..................             1,547                  5,349
Finished goods ...................             4,134                  6,414
Metals held on consignment .......              (932)                (1,512)
                                            --------               --------
                                               5,234                 13,378
LIFO reserve .....................            (1,067)                (6,764)
                                            --------               --------
Total inventory ..................             4,167                  6,614
Less: Inventory held for sale ....            (4,144)                (6,577)
                                            --------               --------
                                            $     23               $     37
                                            --------               --------

The Company's precious metal inventory records are maintained on a first-in, first-out (FIFO) basis, which values the inventory equivalent to market or replacement cost. The Company records a LIFO reserve, which represents the excess of replacement cost over the historical LIFO value of the precious metal content of inventories.

At February 28, 2002 and February 28, 2001, inventories valued at LIFO cost comprised 44% and 57% of total inventories, respectively. At February 28, 2002, the precious metal components of inventories before the LIFO reserve consisted of 2,708 troy ounces of gold recorded at $298 per ounce; 3,975 troy ounces of silver recorded at $4.50 per ounce; 1,380 troy ounces of platinum recorded at $475 per ounce, and 3,759 troy ounces of palladium recorded at $380 per troy ounce. At February 28, 2001, inventories consisted of 6,054 troy ounces of gold recorded at $265 per ounce; 7,150 ounces of silver recorded at $4.75 per ounce; 2,110 troy ounces of platinum recorded at $610 per ounce, and 8,674 troy ounces of palladium recorded at $875 per ounce. Such quantities of precious metals exclude precious metals held by JM Ney on consignment subject to leasing arrangements with JM Ney's primary bank or for the benefit of its customers. During FY02, FY01 and FY00, JM Ney recognized LIFO gains (losses) of approximately $2,402,000, ($75,000) and $1,400,000, respectively, from decreases in certain precious metal LIFO layers.

(5)   Property, Plant and Equipment

Property, plant and equipment consist of the following (in thousands):

                                                     February 28, 2002     February 28, 2001
                                                     -----------------     -----------------
Land and improvements ...........................        $    401              $    550
Buildings and improvements ......................           5,993                10,348
Machinery and equipment .........................          12,393                12,125
Furniture and fixtures ..........................             749                   771
                                                         --------              --------
                                                           19,536                23,794
Less accumulated depreciation and amortization ..         (13,172)              (14,449)
                                                         --------              --------
Total property, plant and equipment .............           6,364                 9,345
Less: Net fixed assets held for sale ............          (2,732)               (3,411)
                                                         --------              --------
                                                         $  3,632              $  5,934
                                                         --------              --------

Depreciation and amortization expense was $1,334,000, $1,439,000 and $1,380,000, in FY02, FY01, and FY00, respectively.

At February 28, 2002 and 2001, property, plant and equipment includes $89,000 and $539,000, respectively, of machinery and equipment acquired under capital leases, which expire through FY03, with related accumulated amortization of $57,000 and $334,000, respectively.

In December 2001, Andersen Realty, Inc., a wholly-owned subsidiary of the Company, sold a 108,000 square foot office building located in Bloomfield, Connecticut to a private buyer for proceeds of $1,692,000, net of transaction costs of $209,000. The buyer also assumed a sewer lien on the property of approximately $56,000. The Company recorded a loss on the sale of $197,000 for the year ended February 28, 2002. The Company recorded rental income related to the building of $272,000, $445,000, and $376,000 for FY02, FY01, and FY00,
respectively.

(6)   Investment in Moscow Broadband Communication Limited

During FY00, the Company invested $4,000,000 in a private placement of the common stock of Moscow Broadband, that, in total, raised approximately $18,000,000. Prior to this investment, the Company had an investment in Moscow Broadband with a reported value of $84,000. At each of February 28, 2002 and 2001, the Company had a 25% ownership interest in Moscow Broadband which was accounted for using the equity method of accounting.

On January 31, 2000, Moscow Broadband entered into an agreement ("Joint Venture Agreement") with Moscow Telecommunications Corporation ("COMCOR") under which COMCOR and Moscow Broadband would fund the operations of ZAO ComCor-TV ("ComCor-TV") and maintain joint and equal control over ComCor-TV. ComCor-TV is developing a network to deliver cable television, high speed data transmission and Internet access, and IP telephony to up to 1,500,000 homes and businesses throughout the Moscow region. On April 24, 2000, pursuant to the Joint Venture Agreement, Moscow Broadband contributed $8,500,000 in cash, 10,722 shares of the Institute for Automated Systems (IAS), a Moscow-based telecommunications company, and agreed to contribute an additional $500,000 in cash during the year ending December 31, 2000. In return, Moscow Broadband received a 50% ownership in ComCor-TV. Moscow Broadband accounts for its investment in ComCor-TV using the equity method of accounting.

The following presents summarized financial information for Moscow Broadband as of, and for the years ended December 31, 2001 and 2000 (in thousands):

                                                               December 31,
                                                             2001        2000
                                                           --------    --------
Balance Sheet Data
      Current assets                                       $  4,353    $  7,837
      Noncurrent assets                                       8,040       7,373
                                                           --------    --------
      Total assets                                         $ 12,393    $ 15,210
                                                           ========    ========

      Accounts payable and accrued liabilities             $    137    $    269
      Capital stock subscribed                                   --         550
      Shareholders' equity                                   12,256      14,391
                                                           --------    --------
                                                           $ 12,393    $ 15,210
                                                           ========    ========

Statement of Operations Data
      Net loss before equity in losses of ComCor-TV        $   (833)   $ (1,104)
      Equity in losses of ComCor-TV                          (1,852)     (1,814)
                                                           --------    --------
      Net loss                                             $ (2,685)   $ (2,918)
                                                           ========    ========

The following presents summarized financial information for ComCor-TV as of, and for the years ended December 31, 2001 and 2000 (in thousands):

                                                               December 31,
                                                             2001        2000
                                                           --------    --------
Balance Sheet Data
      Current Assets                                       $  2,930    $  4,972
      Non-Current Assets                                     14,850      14,921
                                                           --------    --------
      Total assets                                         $ 17,780    $ 19,893
                                                           --------    --------

      Current liabilities                                  $  3,631    $    666
      Non-current liabilities and minority interest           2,124       3,498
      Stockholder's equity                                   12,025      15,729
                                                           --------    --------
                                                           $ 17,780    $ 19,893
                                                           --------    --------

Statement of Operations Data
      Revenues                                             $  1,200    $    359
      Cost of revenues, including amortization of
           intangibles                                       (3,099)     (1,611)
      Loss from operations                                   (5,094)     (3,574)
      Net loss                                               (3,704)     (3,599)

Moscow Broadband has a December 31 year end and, as a result, the Company's equity in Moscow Broadband's results is reported on a two-month lag. For the two-month periods ended February 28, 2002 and 2001, Moscow Broadband's net loss was $386,000 (unaudited) and $516,000 (unaudited), respectively.

At February 28, 2002, the reported value of the Company's investment in Moscow Broadband was $2,683,000 and the Company's 25% equity in the net assets of Moscow Broadband as of December 31, 2001 was approximately $3,060,000. The $381,000 difference is attributed to a non-depreciable asset that was transferred to ComCor-TV and will not result in the Company accreting the difference into its consolidated results of operations.

(7)   Short-term Borrowings

As of February 28, 2002 and 2001, JM Ney had an $8.0 million revolving credit and deferred payment sales agreement with a commercial bank which is collateralized by substantially all of JM Ney's assets. At February 28, 2002, short-term borrowings under this line were comprised of $575,000 cash advances and $1,791,000 of precious metals borrowings. At February 28, 2001, short-term borrowings of $1,500,000 were comprised of cash advances. At February 28, 2002 and 2001, JM Ney had unused availability under this line of $5,291,000 and $6,114,000, respectively. At JM Ney's election, interest is charged at the bank's prime rate, which was 4.75% and 8.5% at February 28, 2002 and 2001, respectively, at LIBOR plus 1.75% if the borrowing is fixed for a period of time, or at 1.75% over the bank's precious metals leasing rate if the borrowing is represented by deferred payment purchases of precious metals. A fee of 0.25% is charged on the unused balance of the facility. In connection with the sale of JM Ney's assets in March 2002, as described in Note 23, this line of credit was reduced to limit usage by JM Ney to a $343,000 outstanding letter of credit.

(8)   Accrued Liabilities and Other Long-Term Obligations

Accrued liabilities and other long term obligations consist of the following (in thousands):

                                                 February 28, 2002   February 28, 2001
                                                 -----------------   -----------------
Accrued liabilities:
Employee compensation .......................         $   531             $   678
Accrued preferred dividends .................              71                  75
Income taxes ................................             650                 211
Accrued interest ............................             102                 260
Restructuring costs .........................              --                 122
Other .......................................             552                 515
                                                      -------             -------
                                                        1,906               1,861
Less: Liabilities held for sale .............            (194)               (184)
                                                      -------             -------
Net accrued liabilities .....................         $ 1,712             $ 1,677
                                                      -------             -------
Other long-term obligations liabilities:
Post retirement health benefit obligations ..         $   674             $   697
Deferred compensation .......................             633                 670
Other .......................................             535                 528
                                                      -------             -------
                                                      $ 1,842             $ 1,895
                                                      -------             -------

(9)   Long-term Debt and Subordinated Notes Payable

Long-term debt and subordinated notes payable consist of the following (in thousands):

                                                                         February 28, 2002     February 28, 2001
                                                                         -----------------     -----------------
Convertible subordinated debentures, due October 2007;
   interest at 10.5% payable semi-annually; annual principal
   payments through maturity, unsecured ..............................       $  2,584              $  3,018
Subordinated note payable of JM Ney due  December 2004;
   collateralized by a lien on JM Ney's assets; interest at
   10.26% payable quarterly ..........................................             --                 7,500
Notes payable to officer, collateralized by a lien on real estate ....             --                 1,200
Other ................................................................              9                   170
                                                                             --------              --------
                                                                                2,593                11,888
Less unamortized discounts on notes payable ..........................             --                  (141)
                                                                             --------              --------
                                                                                2,593                11,747
Less current maturities ..............................................           (435)                 (734)
                                                                             --------              --------
                                                                             $  2,158              $ 11,013
                                                                             ========              ========

The terms of the 2007 convertible subordinated debentures call for the annual redemption of approximately $431,000 of principal. The debentures are convertible into common stock of the Company at any time prior to maturity at $16.17 per share, subject to adjustment under certain conditions. At February 28, 2002, 159,802 shares of common stock were reserved for conversion.

In connection with the issuance of the subordinated note payable in FY98, JM Ney issued warrants to the lender to acquire 34,000 shares of its common stock at an exercise price of $1.00 per share, and warrants to acquire 6,000 shares at an exercise price of $10.00 per share. These warrants were exercisable at any time until December 2007, or six months after an initial public offering. Upon issuance of the note, the estimated fair value of these warrants of $205,000 was recorded as a liability and a discount to the face amount of the note. The discount was being amortized over the life of the note but was written off in its entirety during FY02 as a result of the prepayment of the underlying note. The lender had an option to put these warrants back to JM Ney at the earlier of December 2002, or the date of an initial public offering of JM Ney's common stock on terms as defined in the agreement. At February 28, 2002, the liability of $205,000 for the warrants remained within other long-term obligations. In connection with the sale of JM Ney's assets in March 2002 as discussed in Note 23, JM Ney settled these warrants for $160,000.

During FY00, the President and Chief Executive Officer loaned the Company $1,000,000 for the purpose of increasing the Company's investment in Moscow Broadband. This loan was paid by the Company in December 2001. The loan bore interest at the annual rate of 8.5%, and was collateralized by a lien on the Company's real estate which was sold in December 2001. In connection with the loan, the Company issued the officer warrants to acquire 18,706 shares of the Company's common stock at an exercise price of $16.04 per share. Such warrants are exercisable through February 2003. The estimated fair value of these warrants of $68,000 was recorded as a discount to the face amount of the loan, and was amortized over the original life of the loan. During FY01, the President and Chief Executive Officer loaned the Company an additional $200,000. The Company repaid this note in April 2001. The loan bore interest at the annual rate of 8.5%, and was collateralized by a lien on the Company's real estate. In connection with the loan, the Company issued the officer warrants to acquire 5,393 shares of the Company's common stock at an exercise price of $11.13 per share. Such warrants are exercisable through April 2003. The estimated fair value of these warrants of $18,000 was recorded as a discount to the face amount of the loan, and was being amortized over the life of the loan. During FY02 and FY01, the Company paid the officer approximately $99,000 and $101,000, respectively, of interest pursuant to these notes.

Non-cash interest expense from the amortization of discounts and deferred financing costs totaled $247,000, $150,000 and $86,000 during FY02, FY01 and FY00, respectively.

Maturities of long-term debt for each of the next five fiscal years and thereafter as of February 28, 2002 are as follows (in thousands):

               2003                                 $   435
               2004                                     431
               2005                                     431
               2006                                     431
               2007                                     431
               Thereafter                               434
                                                    -------
                                                    $ 2,593
                                                    -------

(10)  Income Taxes

For FY02, FY01 and FY00, income tax expense (benefit) consists of the following (in thousands):

                                           2002            2001            2000
                                          -----           -----           -----
Current Federal ................          $ 373           $   5           $(141)
Current State ..................             60              60             148
Deferred Federal ...............             55            (237)           (563)
Deferred State .................            (77)           (109)            (70)
                                          -----           -----           -----
                                          $ 411           $(281)          $(626)
                                          -----           -----           -----

The difference between the actual income tax expense (benefit) and the income tax expense (benefit) computed by applying the statutory Federal income tax rate of 34% to income (loss) before income taxes is attributable to the following (in thousands):

                                                       2002      2001      2000
                                                      -----     -----     -----
Income tax expense (benefit), at statutory rates      $ 334     $(647)    $(549)
State income taxes, net of Federal impact               (17)      (32)       51
Tax credits                                              --        --      (355)
Valuation allowance                                      96       402       267
Other                                                    (2)       (4)      (40)
                                                      -----     -----     -----
Income tax expense (benefit)                          $ 411     $(281)    $(626)
                                                      -----     -----     -----

The principal components of the net deferred tax asset (liability) as of February 28, 2002 and 2001 are as follows (in thousands):

                                                     February 28,   February 28,
                                                         2002           2001
                                                     ------------   ------------
Deferred tax liabilities:
Fixed asset basis differences ....................     $  (337)       $  (769)
Inventory ........................................        (351)        (1,092)
Pension ..........................................      (1,658)        (1,757)
Unrealized gains on marketable securities, net ...         (62)            --
                                                       -------        -------
Total deferred tax liabilities ...................      (2,408)        (3,618)
                                                       -------        -------

Deferred tax assets:
Post-retirement benefits other than pensions .....         249            269
Unrealized losses on marketable securities, net ..          --            275
Equity in losses of Moscow Broadband .............         909            537
Allowance for uncollectible receivables ..........          35             57
Accrued vacation .................................           6             96
Federal and State credit carry-forwards ..........         184            443
Federal and State net operating loss carry-
  forwards .......................................          --            801
Capital loss carry forwards ......................         193             85
Valuation allowance ..............................      (1,021)          (925)
Other ............................................          83            188
                                                       -------        -------
Total deferred tax assets ........................         638          1,826
                                                       -------        -------
Net deferred tax liabilities .....................     $(1,770)       $(1,792)
                                                       -------        -------

At February 28, 2002, the Company had $184,000 of Federal alternative minimum tax credit carry-forwards that have no expiration date. A valuation allowance of $1,021,000 has been established at February 28, 2002 against the capital losses, equity in losses of Moscow Broadband, and unrealized losses on marketable securities to the extent it is more likely than not that these items will not be realized. The Company has $521,000 of Federal capital loss carryforwards which expire in the fiscal years ending February 2021 and February 2022.

(11)  Series A Cumulative Convertible Preferred Stock

The Company's Series A Cumulative Convertible Preferred Stock (Preferred Stock) has an annual dividend rate of $1.50 per share, that is paid quarterly. The Preferred Stock is convertible into the Company's common stock at any time at a rate of 1.944 shares of common stock for each share of Preferred Stock, subject to certain adjustments. At February 28, 2002, 365,483 shares of common stock have been reserved for conversion.

During FY02, FY01 and FY00, 13,195, 15,663 and 39,552 shares of the Preferred Stock were converted into 25,650, 30,447 and 76,886 shares, respectively, of the Company's common stock.

Holders of the convertible preferred stock have no voting rights, except as required by applicable law and except when among other things, accrued and unpaid dividends on the convertible preferred stock are equal to or exceed the equivalent of six quarterly dividends payable on the convertible preferred stock such holders will be entitled to elect one director to the Company's board of directors until the dividend arrearage has been paid or amounts have been set apart for such payment. The convertible preferred stock is senior to the common stock with respect to dividends and liquidation events.

(12)  Income (loss) Per Share

The computation of basic and diluted income (loss) per share is as follows (in thousands, except per share amounts):

                                                            2002       2001        2000
                                                           ------    -------     -------
Numerator for basic and diluted earnings per share:
Income (loss) applicable to common shareholders .......    $  242    $(1,927)    $(1,349)
                                                           ------    -------     -------
Denominator for basic earnings per share:
Weighted average shares ...............................     2,082      2,048       1,932
Effect of dilutive securities .........................        --         --          --
                                                           ------    -------     -------
Denominator for diluted earnings per share ............     2,082      2,048       1,932
                                                           ------    -------     -------
Basic and diluted income (loss)  per share ............    $ 0.12    $ (0.94)    $ (0.70)
                                                           ------    -------     -------

For FY02, FY01 and FY00, the net addition of 22,050, 28,078, and 16,777 common share equivalents, respectively, from the assumed exercise of stock options using the treasury method have been excluded, because of their antidilutive effects.

For each of FY02, FY01 and FY00, the effects of the conversion of the Preferred Stock and the 10 1/2% Convertible Subordinated Debentures have been excluded because the impacts of such conversions would have been antidilutive.

(13)  Stock Option Plans

The Company's and JM Ney's incentive stock option plans provide for option grants to directors and key employees at prices equal to at least 100% of the stock's fair market value at date of grant. Options generally vest over three years and have a maximum term of ten years. No stock options were granted during FY02 or FY00. All options granted during FY01 had an exercise price equal to the fair market value as of the date of grant. The per share weighted average fair value of stock options granted during FY01 under the Company plan was $8.18 using the Black Scholes option pricing model with the following weighted average assumptions: expected dividend yield of 0%, risk-free interest rate of 6%, expected life of five years, and expected volatility of 80%.

Grants of options in FY01 under the JM Ney plan had a fair value of $7.61 per share, based upon an expected dividend yield of 0%, risk-free interest rate of 6%, expected life of five years, and expected volatility of 33%.

The Company has adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Accordingly, no compensation expense has been recognized for the stock option plans. Had compensation cost for the Company's stock option plans, including the JM Ney plan, been determined based on the fair value on the grant date for awards during FY02, FY01 and FY00 consistent with the provisions of SFAS No. 123, the Company's net income (loss) applicable to common shareholders, and the income (loss) per share would have adjusted to the pro forma amounts indicated below (amounts in thousands, except per share data):

                                                             2002      2001        2000
                                                            -----    -------     -------
      Income (loss) applicable to common shareholders:
       As reported .....................................    $ 242    $(1,927)    $(1,349)
       Pro forma .......................................    $ 173    $(1,966)    $(1,521)
      Income (loss) per share - basic and diluted:
       As reported .....................................    $0.12    $ (0.94)    $ (0.70)
       Pro forma .......................................    $0.08    $ (0.96)    $ (0.79)

The Company has reserved 94,250 shares of common stock for the exercise of stock options. The Company's plan expired during FY01, and accordingly, no future options can be granted under the Plan. JM Ney had reserved 106,050 shares of its common stock for the exercise of stock options, of which no shares were available for issuance at February 28, 2002 due to restrictions in the agreement governing the sale of its operating assets to Deringer (Note 23).

Activity under the Company's plan, which excludes JM Ney's plan, was as follows:

                                               Number      Weighted Average       Range of
Outstanding Options                          Of Shares      Exercise Price     Exercise Prices
                                             ---------      --------------     ---------------
Balance at February 28, 1999 ......            94,000           $ 5.31          $3.81 - $8.38
Exercised .........................            (2,600)          $ 3.81          $3.81
Canceled ..........................           (10,700)          $ 6.27          $3.81 - $6.44
                                              -------           ------          --------------
Balance as of February 29, 2000 ...            80,700           $ 5.23          $3.81 - $8.38
Granted ...........................            40,000           $12.00          $10.50- $13.50
Exercised .........................           (18,000)          $ 4.08          $3.81 - $6.25
                                              -------           ------          --------------
Balance as of February 28, 2001 ...           102,700           $ 8.06          $3.81 - $13.50
Canceled ..........................            (6,000)          $ 8.38          $8.38
Exercised .........................            (2,450)          $ 3.81          $3.81
                                              -------           ------          --------------
Balance as of February 28, 2002 ...            94,250           $ 8.16          $3.81 - $13.50
                                              -------           ------          --------------

At February 28, 2002, the range of exercise prices and the weighted average remaining contractual life of the options was as follows:

                                                         Options Outstanding                  Options Exercisable
                                                         -------------------                  -------------------
                                                              Weighted                              Weighted
                                          Weighted             Average                              Average
   Range of               Number           Average            Remaining            Number           Exercise
Exercise Prices         Outstanding     Exercise Price     Contractual Life     Exercisable          Price
---------------         -----------     --------------     ----------------     -----------         --------
$10.50-$13.50             40,000            $12.00            8.3 years            40,000            $12.00
$6.13 - $6.44             34,000            $ 6.22            5.0 years            34,000            $ 6.22
$3.81                     20,250            $ 3.81            4.1 years            20,250            $ 3.81
-------------             ------            ------            ---------            ------            ------
                          94,250            $ 8.16            6.2 years            94,250            $ 8.16
                          ------            ------            ---------            ------            ------

During FY01, options to purchase 2,000 shares of JM Ney, at an average exercise price of $11.17 per share were issued. During FY02, FY01 and FY00, options to acquire 750, 500 and 6,500 shares, respectively, of JM Ney were forfeited. During FY02, FY01 and FY00, options to acquire 250, 21,000 and 9,750 shares, respectively, were exercised, and the resultant shares were simultaneously repurchased by JM Ney for net consideration of $100,

$24,000 and $16,000, respectively. At February 28, 2002, all of the 106,050 total outstanding JM Ney options were exercisable. At February 28, 2002, the Company owned all 850,000 outstanding shares of JM Ney. There presently is no public market for JM Ney's common stock. Subsequent to the sale of JM Ney's assets, as discussed in Note 23, the Company purchased all of the outstanding JM Ney options from the holders thereof for total consideration of $304,000.

(14)  Retirement Plans

The Company maintains a noncontributory defined benefit plan and a defined contribution plan, which collectively cover substantially all full-time employees. The defined contribution plan is funded through employee contributions and employer matching contributions. Pension expense for the Company's defined contribution plan totaled $213,000, $223,000 and $208,000, in FY02, FY01 and FY00, respectively. The defined benefit plan held 12,250 shares of the Company's stock at both February 28, 2002 and 2001.

The following table sets forth the changes in benefit obligations, changes in fair value of plan assets, funded status and net amounts recognized for the defined benefit plan (in thousands). Such amounts are reported on a two month lag to coincide with the December 31 fiscal year end of the plan.

                                                       February 28,    February 28,    February 29,
                                                           2002            2001            2000
                                                       ------------    ------------    ------------
Changes in Benefit Obligations
Benefit obligation at beginning of year ..........       $ 12,304        $ 11,001        $ 11,663
Service cost .....................................            299             261             397
Interest cost ....................................            888             864             791
Experience loss ..................................            339             232             138
Distributions ....................................           (873)         (1,010)           (971)
Effect of curtailment (Note 16) ..................             --            (178)             --
Effect of assumption changes .....................            397           1,134          (1,017)
                                                         --------        --------        --------
Benefit obligation end of year ...................         13,354          12,304          11,001
                                                         --------        --------        --------
Change in Fair Value of Plan  Assets
Fair value of plan assets at beginning of year ...         15,324          14,069          14,530
Actual return on assets ..........................          1,229           2,265             510
Benefits paid ....................................           (873)         (1,010)           (971)
                                                         --------        --------        --------
Fair value of plan assets at end of year .........         15,680          15,324          14,069
                                                         --------        --------        --------
Funded status ....................................          2,326           3,020           3,068
Unrecognized net actuarial loss ..................          2,530           1,886           1,953
Unrecognized past service cost ...................            (81)            (97)           (104)
                                                         --------        --------        --------
Prepaid pension expense ..........................       $  4,775        $  4,809        $  4,917
                                                         --------        --------        --------

Experience losses are comprised primarily of variances in employee turnover, the amount of salary increases and the Plan's mortality experience. The effect of assumption changes is primarily comprised of changes in the discount rate used to calculate the projected benefit obligations.

For FY02, FY01 and FY00, the projected benefit obligations and pension expense were determined using the following assumptions:

                                                   2002        2001        2000
--------------------------------------------------------------------------------
Discount rate ..............................       7.00%       7.25%       7.75%
Future compensation growth rate ............       5.00%       5.00%       5.00%
Long-term rate of return on plan assets ....       8.00%       8.00%       8.00%

Net pension expense for the Company's funded defined benefit plan in FY02, FY01 and FY00 includes the following components (in thousands):

                                                     2002       2001       2000
--------------------------------------------------------------------------------
Service cost of benefits accrued ..............   $   299    $   261    $   397
Interest cost on projected benefit obligations        888        864        791
Expected return on plan assets ................    (1,192)    (1,086)    (1,124)
Unrecognized net gain .........................        39         69         52
--------------------------------------------------------------------------------
Pension expense ...............................   $    34    $   108    $   116
--------------------------------------------------------------------------------

(15)  Post-retirement Benefit Obligations

At February 28, 2002 and 2001, the accumulated benefit obligation for its unfunded retiree health care plan was approximately $674,000 and $697,000, respectively, and the net unrecognized actuarial gain was approximately $6,000 and $115,000, respectively. The Company's cost for this plan for FY02, FY01, and FY00 was approximately $35,000, $2,000, and $7,000, respectively. Such expenses were comprised of interest cost of $40,000, $30,000 and $37,000, respectively, and amortization of unrecognized net actuarial gains of $5,000, $28,000 and $30,000, respectively. Benefit payments made under this plan for FY02, FY01 and FY00 were approximately $58,000, $41,000, and $40,000, respectively. At February 28, 2002, 32 retirees and their spouses were receiving benefits under this plan.

The accumulated benefit obligation was determined using the unit credit method and assumed discount rates of 7.00% and 7.25% at February 28, 2002 and 2001, respectively. At February 28, 2002, the accumulated benefit obligation was compiled using assumed health care cost trend rates of 12%, gradually declining to 6% for the remainder of the projected payout period of the benefits.

The estimated effect on the present value of the accumulated benefit obligation at March 1, 2002 of a 1% increase each year in the health care cost trend rate used would result in an estimated increase of approximately $3,000 in the service and interest cost, and approximately $41,000 in the accumulated benefit obligation. A 1% decrease each year in the health care trend rate would result in a decrease of approximately $3,000 in the service and interest costs, and a decrease of approximately $38,000 in the accumulated benefit obligation.

(16)  Leases

The Company leases various manufacturing and office facilities and equipment under operating lease agreements expiring through December 2005. Lease expense was $602,000, $472,000 and $382,000 for FY02, FY01 and FY00, respectively.

Future minimum lease payments under the terms of the leases for each of the next five years, are as follows as of February 28, 2002 (in thousands):

                                     Electronics        Corporate
                                       Segment           Segment           Total
                                     -----------        ---------         ------

      2003 ..................           $  590           $   45           $  635
      2004 ..................              469                7              476
      2005 ..................              405               --              405
      2006 ..................              240               --              240
                                        ------           ------           ------
                                        $1,704           $   52           $1,756

The above amounts include the principal portion of capital lease payments of $9,000 in FY03. Pursuant to the discussion in Note 2, the commitments of the Electronics Segment were assigned to the buyers of JM Ney's operating assets.

(17)  Restructuring Costs

In February 2001, JM Ney announced a restructuring of its operations which involved the reduction of 33 employees from its workforce. The cost of this restructuring, which is primarily comprised of severance payments and benefits, was $256,000, of which $134,000 was paid prior to February 28, 2001. The remaining costs were paid during FY02.

(18)  Export Sales and Customer Concentrations

JM Ney's export sales for FY02, FY01 and FY00 were $7,373,000, $9,552,000 and $5,941,000, respectively. Such sales were made primarily to customers in Europe and the Pacific Rim.

During FY02, FY01 and FY00 JM Ney's sales to one customer accounted for 12.0%, 14.4% and 17.7% of net sales, respectively. At February 28, 2002 and February 28, 2001 accounts receivable from this customer represented 9.5% and 14.7%, respectively, of consolidated net accounts receivable.

(19)  Estimated Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, accounts receivable, short term borrowings, accounts payable and other accrued liabilities are reasonable estimates of their fair value based upon their current maturities. The carrying value of marketable securities approximates fair value as determined by quoted market prices less any reserves for liquidity and volatility concerns.

The carrying values of long-term debt issued by banks and capital lease obligations approximate fair value based on interest rate and repayment terms, and the extent to which the individual debts are collateralized. At February 28, 2002 the fair value of the Company's 10.5% convertible debentures was approximately $2,070,000 based on a quoted market value of the security.

(20)  Litigation

The Company is involved in various legal proceedings generally incidental to its business. The outcome of any litigation or regulatory issues contains an element of uncertainty. Given the legal and factual issues that remain outstanding related to the Company's litigation, the Company currently has no basis to ascertain the range of loss, should any occur, with respect to an outcome that may be considered unfavorable.

(21)  Supplemental Disclosure of Cash Flow Information

The information below supplements the cash flow data presented in the Company's Consolidated Statements of Cash Flows (in thousands):

                                            2002        2001        2000
                                          -------     -------     -------
      Cash paid (received) for:
            Interest .................    $ 1,038     $ 1,898     $ 1,692
            Income taxes, net ........    $   (13)    $  (140)    $  (140)

During FY02, FY01 and FY00, the Company issued 25,650, 30,447 and 76,886 shares, respectively, of its common stock from the conversion of preferred stock; and during FY02, FY01 and FY00, it issued 247, 0 and 988 shares of its common stock from conversion of 10 1/2% convertible notes.

(22)  Related Party Transactions

During FY02 and FY01, the Company allocated approximately $125,000 and $204,000 of expenses to Moscow Broadband for administrative services provided.

During FY01, the Company's Chairman and Secretary was granted a bonus in the form of the forgiveness of $111,743 of a $223,487 unsecured non-interest-bearing note payable to the Company. During FY02 the remaining $111,744 balance of this note was repaid to the Company.

The Company leases office space from a company owned by its President and Chief Executive Officer, for which it paid $40,476 during the fiscal year ended February 28, 2002.

(23)  Quarterly Financial Data (unaudited)

2002 Quarterly Financial Data                     May 31    August 31    November 30   February 28
                                                  ======    =========    ===========   ===========
Revenues ....................................     $ 290      $  101         $   76       $   123
Net loss before equity in losses of
unconsolidated subsidiary and income taxes ..      (354)       (322)          (654)         (607)
Net income (loss) from continuing
operations ..................................      (413)       (444)          (562)         (234)
Income (loss) applicable to common shares ...      (311)       (652)          (349)          932
                                                  =====      ======         ======       =======
Earnings (Loss) Per Common Share-
Basic: ......................................     $0.15      $(0.31)        $(0.17)      $  0.45

Diluted: ....................................     $0.15      $(0.31)        $(0.17)      $  0.40
                                                  =====      ======         ======       =======

2001 Quarterly Financial Data                     May 31    August 31    November 30   February 28
                                                  ======    =========    ===========   ===========
Net sales and revenues (losses) .............     $  132     $  418         $ (221)      $   369
Net loss before equity in losses of
unconsolidated subsidiary and income taxes ..       (336)      (174)          (572)         (475)
Net loss from continuing operations .........       (285)      (223)          (515)         (837)
Loss applicable to common shares ............       (202)      (137)          (544)       (1,044)
                                                  ======     ======         ======       =======
Loss Per Common Share, Basic and
Diluted: ....................................     $(0.10)    $(0.07)        $(0.26)      $ (0.51)
                                                  ======     ======         ======       =======

(24)  Subsequent Event

ComCor-TV Transaction

In April 2002, the Company entered into agreements, subject to shareholder approval, under which the Company will acquire the 50% equity ownership of ComCor-TV presently owned by COMCOR in exchange for approximately $28 million of the Company's common stock. The number of shares to be issued to purchase this equity will be determined based upon the average price of the Company's stock during a defined period prior to the closing of the transaction, provided that the price remains between $8 and $12 per share. The agreements require COMCOR to contribute defined operating assets and additional shares of IAS to ComCor-TV. The Company is required to acquire substantially all of the outstanding shares of Moscow Broadband that it currently does not own and to contribute additional cash totaling $16.7 million, as well as Moscow Broadband's remaining shares of IAS to ComCor-TV. At this date, the Company has not entered into any agreements or formalized any terms or plans to acquire additional ownership of Moscow Broadband. If these transactions occur substantially as planned, both Moscow Broadband and ComCor-TV will be substantially wholly-owned by the Company and become consolidated subsidiaries of the Company.

                              ANDERSEN GROUP, INC.

                       COMBINED SPECIAL AND ANNUAL MEETING
                       OF STOCKHOLDERS [_____] [__], 2002

           THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned hereby appoints Francis E. Baker and Andrew M. O'Shea, and each of them, proxies, with full power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Andersen Group, Inc., which the undersigned is entitled to vote, at the Combined Meeting of Stockholders to be held at [_____] on [_____], 2002, at [_____] a.m. New York City time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

1. APPROVAL OF THE ISSUANCE OF COMMON STOCK PURSUANT TO THE CCTV SHARE ACQUISITION AS DESCRIBED IN THE PROXY STATEMENT.

FOR |_|                         AGAINST |_|                          ABSTAIN |_|

2. APPROVAL OF THE ISSUANCE OF COMMON STOCK PURSUANT TO THE MBC SHARE ACQUISITION AS DESCRIBED IN THE PROXY STATEMENT.

FOR |_|                         AGAINST |_|                          ABSTAIN |_|

3. APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES AS DESCRIBED IN THE PROXY STATEMENT.

FOR |_|                         AGAINST |_|                          ABSTAIN |_|

4. APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION ADOPTING A CLASSIFIED BOARD OF DIRECTORS AS DESCRIBED IN THE PROXY STATEMENT.

FOR |_|                         AGAINST |_|                          ABSTAIN |_|

5. APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION ADOPTING A CHANGE IN THE NAME OF THE COMPANY AS DESCRIBED IN THE PROXY STATEMENT.

FOR |_|                         AGAINST |_|                          ABSTAIN |_|

6. ELECTION OF ALL DIRECTORS

FOR |_|                     WITHHOLD ALL |_|                  FOR ALL EXCEPT |_|
                                                              AS NOTED BELOW

PLEASE WRITE IN THE NAME OF ANY DIRECTOR NOMINEE FOR WHOM YOU WISH TO WITHHOLD YOUR VOTE.

WITHHELD: __________________________________

Oliver R. Grace, Jr., Francis E. Baker, Peter N. Bennett, John S. Grace, Louis
A. Lubrano, Thomas McPartland, James J. Pinto

7. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THIS MEETING.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, THEY WILL BE COUNTED AS A VOTE AGAINST PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5 AND WE WILL VOTE THEM FOR PROPOSAL 6 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

            PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If there is more than one trustee, all should sign. If shares are held jointly, both owners must sign.


DATED: _________________, 2002          ________________________________________
                                                      SIGNATURE


                                        ________________________________________
                                               SIGNATURE IF HELD JOINTLY

PLEASE VOTE, SIGN, DATE, AND
RETURN THE PROXY CARD USING
THE ENCLOSED ENVELOPE

                                                                         ANNEX A
J'son & Partners
Management Consultancy





Board Of Directors
Andersen Group, Inc.
405 Park Avenue
Suite 1202
New York, NY 10022

                                                              September 13, 2002


Members of the Board of Directors:

You have requested our opinion as to the fairness from a financial point of view to the existing shareholders of Andersen Group, Inc., a Delaware corporation (the "Company"), of the exchange of 2,250,000 shares of its stock for 15,000 shares of Moscow Broadband Communication Ltd., a Cyprus limited liability company ("MBC") (the "MBC Share Exchange").

We assume that simultaneously with the closing of the MBC Share Exchange the Company will issue 4,000,000 shares of its common stock with a mutually agreed implied aggregate value of US $28 million to Asinio Commercial Ltd. ("ACL") in exchange for a 50% equity interest in ZAO Comcor-TV, a closed joint stock company organized under the laws of the Russian Federation ("CCTV"), presently owned by OAO Moscow Telecommunications Corporation ("COMCOR") (the"ACL Share Exchange"). The consummation of the ACL Share Exchange is subject to COMCOR having first contributed approximately US $17 million of assets to CCTV. Pursuant to the terms of the ACL Share Exchange, the Company will issue 4,000,000 shares of its common stock to ACL. We have further assumed that the ACL Share Exchange will also call for the Company to contribute additional cash in the amount of approximately US $11.6 million to CCTV equity capital.

Although the ACL Share Exchange and the MBC Share Exchange may not be completed simultaneously, they are deemed to be effectively a part of a single arrangement for the purpose of rendering a fairness opinion, regardless of the timing of each individual transaction and the sequence of transactions. Furthermore, the opinion refers to the entirety of the arrangements described herein and shall be deemed to be null and void, should one or several of the said transactions not be completed.

We understand that the Company may issue additional shares of its common stock to raise capital to support both its and CCTV's operations. This transaction may be accomplished in whole or in part through the exchange into the Company's common stock of newly issued MBC shares pursuant to a Rights Offering to MBC shareholders and other accredited investors who may subscribe to unused MBC rights. The cost of the new capital and the resultant dilution to the existing shareholders of the Company, and the impact that such dilution may have on the

                            J'son & Partners Opinion
--------------------------------------------------------------------------------
market price of the Company's common stock are not within the scope of our opinion.

J'son & Partners has been retained to render an opinion that the consideration to be paid by the Company in the MBC Share Exchange is fair to the Company's stockholders, and therefore, our opinion should not imply that the consideration is necessarily fair to other parties involved.

In connection with our opinion, we examined certain publicly available information related to the Company, CCTV and MBC, as well as certain financial forecasts and other projected information and data for CCTV and MBC that were provided to us or otherwise discussed with us by the respective management of CCTV, MBC and the Company. In addition to the foregoing study, we conducted other analyses and examinations and considered other information, financial studies, analyses, and investigations as well as financial, economic, regulatory, and market criteria that we deemed as relevant.

In arriving at our fairness opinion we have, among other things:

1. Reviewed the Company's audited financial data and Annual Reports on the Form 10-K filed with the Securities and Exchange Commission for the years ended February 2002 and February 2001;

2. Reviewed the Company's reports on Forms 8-K filed with Securities and Exchange Commission dated May 1, 2002; June 25, 2002; July 3, 2002; July 22, 2002; July 24, 2002; August 2, 2002; and September 3, 2002;

3. Reviewed the Company's report on Form 10-Q for the three months ended May 31, 2002;

4. Reviewed the unaudited balance sheets and income statements for MBC as of March 31, 2002 provided by the Company's management and pro forma balance sheets as of May 31, 2002;

5. Discussed the structure of the transaction with the Company's management, and reviewed several draft documents including the draft agreement on the stock exchange between the Company and the shareholders of MBC;

6. Reviewed Memorandum for Investors on Moscow Broadband Communication Ltd. prepared by ING Barings in November 2001;

7. Reviewed CCTV's projections developed by the management and discussed the underlying assumptions with CCTV's CFO - Nina Plastinina and Company's CFO
     - Andrew M. O'Shea.

With respect to financial forecasts and other projected information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the respective management of the companies in question that such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgements of the applicable management as to the future results of their respective companies.

--------------------------------------------------------------------------------
J'Son & Partners                     Page 2                 September 13th, 2002

                            J'son & Partners Opinion
--------------------------------------------------------------------------------
Although we undertook all possible efforts to establish whether the such estimates and projections could be deemed to be reasonable, based on current market trends, expected macroeconomic scenario, and regulatory developments, we express no opinion with respect to the accuracy of such forecasts and projections or the assumptions on which they are based.

Our opinion as set forth herein, relates to the relative value of the assets in question, namely MBC, CCTV and the Company as of the date hereof and based on the assumptions and limitations herein. Since CCTV is one of the core assets of both MBC and ultimately the Company, our fairness opinion is based to a large extent on CCTV's valuation.

In order to arrive to a fair valuation of CCTV we used the following independent approaches:

     o   Discounted   cash  flow   analysis  of  CCTV's   projected   financial
         performance; and

     o For MBC and the Company, we also evaluated their net assets on the basis of unaudited balance sheet data with such adjustments and modifications that we deem necessary and relevant, based on the detailed explanation provided by the Company's management.

We do not express any opinion as to the price at which the companies' respective securities will trade subsequent to the MBC Share Exchange. The value of the Company as well as the price at which its securities will trade subsequent to the proposed MBC Share Exchange may vary depending upon, among other factors, changes in interest rates, market conditions, general economic and political conditions, dividend rates and other factors that generally influence the value of such assets or the price of securities, respectively. We have not been provided with any independent evaluation or appraisal of the assets or liabilities pertaining to CCTV and MBC, nor have we examined the procedures of transferring cash and assets from MBC and the Company to CCTV.

Our opinion is based upon information available to us, the financial and telecommunications industry, Russian and international stock markets and other conditions and circumstances existing and disclosed to us as of the date thereof.

We have not acted as financial advisor to the Boards of Directors of the Company or MBC in connection with the MBC Share Exchange, and our fee is not contingent upon consummation of the MBC Share Exchange. Neither we, nor our affiliates have previously rendered any investment banking or advisory services to the Company or MBC, but may have had business relationships with such companies in the ordinary course of their businesses.

Our advisory services and the opinion expressed herein are provided solely for the use of the Board of Directors of the Company in their evaluation of the consideration to be paid by the Company in the MBC Share Exchange, and are not on behalf of, and are not intended to confer rights upon, any security holder of the Company, MBC or CCTV, or any other person.

We understand and agree that our opinion may be referred to and reproduced in full in a proxy statement to be filed with the Securities and Exchange Commission in connection with the MBC Share Exchange; provided, however, our opinion may not be otherwise published, used or referred to, nor shall any public reference to us be made, without our prior written consent.

--------------------------------------------------------------------------------
J'Son & Partners                     Page 3                 September 13th, 2002

                            J'son & Partners Opinion
--------------------------------------------------------------------------------
Based upon and subject to the foregoing, our experience as advisers and professional consultants, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the day hereof, the consideration to be paid by the Company in the MBC Share Exchange is fair, from a financial point of view to the existing shareholders of the Company.

Faithfully yours,


Karl Johannesson
Managing Partner













--------------------------------------------------------------------------------
J'Son & Partners                     Page 4                 September 13th, 2002

                                                                         ANNEX B

                          STOCK SUBSCRIPTION AGREEMENT


                                     BETWEEN


                              ANDERSEN GROUP, INC.


                                       AND


                            ASINIO COMMERCIAL LIMITED

                                TABLE OF CONTENTS



1.  Definitions...............................................................1

2.  Purchase and Sale of CCTV Shares..........................................4
         a)  Basic Transaction................................................4
         b)  Purchase Price...................................................4
         c)  The Closing......................................................4
         d)  Deliveries at Closing............................................4

3.  Representations and Warranties Concerning the Transaction.................5
         a)  Representations and Warranties of ACL............................5
              i)    Organization of ACL.......................................5
              ii)   Authorization of Transaction..............................5
              iii)  Noncontravention..........................................5
              iv)   Brokers' Fees.............................................5
              v)    Investment................................................6
              vi)   Restrictions on Resale....................................6
              vii)  CCTV Shares...............................................7
              viii) CCTV Business and Licenses................................8
         b)  Representations, and Warranties and Covenants of AGI.............8
              i)    Organization of AGI.......................................8
              ii)   Authorization of Transaction..............................8
              iii)  Capitalization of AGI.....................................9
              iv)   Noncontravention.........................................10
              v)    Brokers' Fees............................................10
              vi)   Disclosure...............................................10
              vii)  Consents.................................................11
              viii) Material Adverse Change..................................11
              ix)   Insurance................................................11
              x)    Litigation...............................................11
              xi)   No General Solicitation..................................11
              xii)  No Integrated Offering...................................11
              xiii) S-3 Registration.........................................12
              xiv)  Employees................................................12
              xv)   Compliance with Laws.....................................12
              xvi)  Title to Property and Assets; Leases.....................12
              xvii) Tax Matters..............................................12
              xviii)Nasdaq Listing...........................................13

4.  Pre-Closing Covenants....................................................13
         a)  General.........................................................13
         b)  Notices and Consents............................................13
         c)  Notice of Developments..........................................13
         d)  Form D; Blue Sky Laws...........................................13
         e)  AGI Capitalization..............................................13

5.  Post-Closing Covenants...................................................14
         a)  General.........................................................14
         b)  Contribution to CCTV............................................14
         c)  Maintenance of Control over CCTV................................14
         d)  Reporting Status................................................14
         e)  Nasdaq National Market..........................................14
         f)  Litigation Support..............................................14
         g)  Confidentiality.................................................15
         h)  Regulatory Compliance...........................................15

6.  Conditions to Obligation to Close........................................15
         a)  Conditions to Obligation of AGI.................................15
         b)  Conditions to Obligation of ACL.................................17

7.  Survival of Representations and Warranties...............................18

8.  Indemnification..........................................................18

9.  Termination..............................................................19
         a)  Termination of Agreement........................................19
         b)  Effect of Termination...........................................19

10.  Miscellaneous...........................................................20
         a)  Press Releases and Public Announcements.........................20
         b)  No Third-Party Beneficiaries....................................20
         c)  Entire Agreement................................................20
         d)  Succession and Assigns..........................................20
         e)  Counterparts....................................................20
         f)  Headings........................................................20
         g)  Notices.........................................................20
         h)  Governing Law and Language......................................21
         i)  Arbitration.....................................................21
         j)  Agreement Not to Asset Claims/Sovereign Immunity................22
         k)  Amendments and Waivers..........................................22
         l)  Severability....................................................22
         m)  Expenses........................................................22
         n)  Construction....................................................22
         o)  Incorporation of Exhibits and Annexes...........................22
         p)  Specific Performance............................................23

                                   ATTACHMENTS

Exhibit A-1      Certificate of Amendment to Certificate of Incorporation
-----------
Exhibit A-2      First Amendment to Bylaws
-----------
Exhibit B        Registration Rights Agreement
---------
Exhibit C        Obligations and Pledge Agreements
----------
Exhibit D        Voting Agreement
---------
Exhibit E        Opinion of Cyprus counsel
---------
Exhibit F        Opinion of Russian counsel
---------
Annex I          ACL Disclosure Schedule
-------
Annex II         AGI Disclosure Schedule
--------
Annex III        AGI Post-Closing Contributions to CCTV
---------

                          STOCK SUBSCRIPTION AGREEMENT


     Stock Subscription Agreement ("Agreement") entered into as of April 30, 2002, by and between Andersen Group, Inc., a Delaware corporation ("AGI"), and Asinio Commercial Limited, a limited liability company organized under the laws of Cyprus ("ACL").

     This Agreement contemplates a transaction in which AGI or its designee will acquire from or on behalf of ACL, and ACL will transfer to AGI at the Closing (as defined below), all of the outstanding capital stock of ZAO COMCOR TV, a closed joint stock company organized under the laws of the Russian Federation ("CCTV") owned by or held for the benefit of ACL, in return for AGI Common Stock (as defined below).

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

1. Definitions. Unless expressly provided otherwise, the following meanings shall apply equally to the singular and plural forms of the following terms.

     "ACL" has the meaning set forth in the preface above.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "AGI" has the meaning set forth in the preface above.

     "AGI Common Stock" means the common stock, par value $.01 per share, of AGI.

     "Agreement" has the meaning set forth in the preface above.

     "Amendment" means an amendment to the certificate of incorporation of AGI in the form attached as Exhibit A-1 or an amendment to the bylaws of AGI in the form attached as Exhibit A-2.

     "CCTV" has the meaning set forth in the preface above.

     "CCTV Share" means any share of the common stock, par value 10 rubles per share, of CCTV.

     "Closing" has the meaning set forth in ss.2(c) below.

     "Closing Date" has the meaning set forth in ss.2(c) below.

     "COMCOR" means Moskovskaya Telecommunikatsionnaya Corporatsiya, an open joint stock company organized under the laws of the Russian Federation.

     "Confidential Information" means any information concerning the businesses and affairs of CCTV that is not already generally available to the public.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, arbitral panel, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of the Russian Federation, the Republic of Cyprus, the United States, any other country or any state, as well as any county, city, municipality or other political subdivision of any of the foregoing.

     "Hart-Scott-Rodino Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor federal statute.

     "Knowledge" means actual knowledge after reasonable investigation.

     "Laws" means (a) all laws, decrees, resolutions, instructions, statutes, rules, regulations, acts, ordinances and other pronouncements having the effect of law or regulation of the Russian Federation, the Republic of Cyprus, the United States or any state or province thereof and (b) all rules or regulations of any securities exchange on which the securities of AGI are now or hereafter traded, quoted or listed.

     "Liability" means any indebtedness, obligation and other liability of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due), including without limitation all obligations of such Person (a) for borrowed money or investment commitments, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business consistent with past practice), (d) under capital leases, (e) for Taxes or (f) in the nature of guarantee of any obligation described in clauses (a) through (d) above of any other Person.

     "Lien" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

     "License" means any license or licenses necessary for a Party to lawfully own and operate its business, assets and properties or enter into and perform the Party's obligations under the Transaction Documents.

     "Material Adverse Effect" means, with respect to any Person, a material adverse effect on or with respect to the business, assets, financial condition or results of operations of such Person and its Subsidiaries taken as a whole, or upon such Person's ability to perform its obligations under this Agreement or any Transaction Document to which it is a party.

     "MBC" means ABC Moscow Broadband Communication Limited, a limited liability company organized under the laws of Cyprus.

     "MBC Agreement" means an agreement to be entered into after the date hereof between AGI and the shareholders of MBC, pursuant to which the holders (other than AGI) of substantially all of the outstanding capital stock of MBC shall agree to transfer such MBC stock to AGI or a designee thereof in exchange for AGI Common Stock.

     "Party" means AGI or ACL, and "Parties" means AGI and ACL collectively.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

     "Registration Rights Agreement" means an agreement in the form attached as Exhibit B, pursuant to which AGI shall grant to ACL contractual registration rights with respect to AGI Common Stock as of the Closing.

     "Rule 144" means Rule 144 promulgated under the Securities Act or any successor to such rule.

     "SEC Documents" means the documents filed by AGI with the Securities and Exchange Commission pursuant to sections 13 or 14(a) of the Securities Exchange Act.

     "Securities Act" means the United States Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     "Securities and Exchange Commission" means the United States Securities and Exchange Commission or any United States governmental body or agency succeeding to substantially all of the functions thereof.

     "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     "Subsidiary" means any corporation or other entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the capital stock or other equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other managers.

     "Tax"  means any  Russian  Federation,  Cypriot or United  States  federal, provincial, state, local or other income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     "Transaction  Document"  means  each of this  Agreement,  the  Registration
Rights  Agreement,   the  Obligations  and  Pledge  Agreements  and  the  Voting
Agreement.

     "Obligations and Pledge Agreements" means an agreement in the form attached as Exhibit C, pursuant to which the CCTV Shares shall be pledged and the voting rights transferred in accordance therewith.

     "Voting Agreement" means an agreement in the form attached as Exhibit D, pursuant to which certain holders of AGI Common Stock other than ACL shall agree to vote for a number of Persons nominated by ACL in the election of directors of AGI.

2.   Purchase and Sale of CCTV Shares.
     --------------------------------

     a) Basic Transaction. Subject to obtaining all requisite approvals required to consummate the transaction, AGI or its designee shall acquire from ACL, and ACL shall transfer to AGI or its designee, at the Closing, 67,341 CCTV Shares in exchange for the consideration specified below in ss.2(b) below and on the terms and conditions otherwise set forth herein.

     b) Purchase Price. AGI shall transfer to ACL at the Closing that whole number of shares of AGI Common Stock that is nearest to the value of US$28,000,000. For purposes of this provision, the value of each share of AGI Common Stock shall be deemed to be the average of the final bid and asking prices of AGI Common Stock over a ten-day trading period ending with the trading day preceding the Closing Date.

     c) The Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of McDermott, Will & Emery in New York, New York commencing at 9:00 a.m. local time not less than one nor more than five business days after the first business day on which the closing conditions set forth at ss.ss. 6(a) and 6(b) below may be simultaneously satisfied or waived, or such other date as the Parties may agree (the "Closing Date").

     d) Deliveries at Closing. At the Closing, (i) ACL shall deliver or cause to be delivered to AGI or its designee the various certificates, instruments and documents referred to in ss.6(a) below, (ii) AGI or its designee, as appropriate, shall deliver or cause to be delivered to ACL the various certificates, instruments and documents referred to in ss.6(b) below, (iii) AGI and ACL shall enter into the Registration Rights Agreement, and (iv) ACL shall enter into the Voting Agreements with AGI and stockholders of AGI reasonably satisfactory to ACL, which stockholders together with ACL shall hold at least 50 percent of the shares of AGI Common Stock to be issued and outstanding immediately after the consummation of this transaction, calculated on a fully diluted basis tracking all exercisable securities as exercised and all convertible securities as converted.

3.   Representations and Warranties Concerning the Transaction.
     ---------------------------------------------------------

     a) Representations and Warranties of ACL. ACL represents, warrants and covenants to AGI that the statements and understandings contained in this ss.3(a) are true, complete and correct as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(a)), except as set forth on Annex I attached hereto.

          i) Organization of ACL. ACL is a limited liability company duly organized and validly existing under the laws of Republic of Cyprus. ACL has all necessary power and authority as a limited liability company to own its assets and to carry on its business as now being conducted and presently proposed to be conducted. ACL is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on ACL.

          ii) Authorization of Transaction. ACL has full power and authority (including full power and authority as a limited liability company) to execute and deliver the Transaction Documents and to perform its obligations thereunder. On the Closing Date, ACL will have full power and authority (including full power and authority as a limited liability company) to convey, the CCTV Shares held by or for the benefit of ACL to AGI pursuant to this Agreement. All action on the part of ACL as a limited liability company required for the lawful execution and delivery of the Transaction Documents and the transfer and delivery of the CCTV Shares to be transferred to AGI under this Agreement has been taken or prior to the Closing will have been taken. This Agreement constitutes, and on the Closing Date each of the Transaction Documents other than this Agreement will constitute, the valid and legally binding obligation of ACL, enforceable in accordance with its terms and conditions. ACL need not give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental or Regulatory Authority in order to consummate the transactions contemplated by this Agreement.

          iii) Noncontravention. Neither the execution and the delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental or Regulatory Authority or court to which ACL is subject or any provision of its memorandum and articles of association or other organizational documents.

          iv) Brokers' Fees. ACL has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by the Transaction Documents for which AGI could reasonably become liable or obligated.

          v) Investment. ACL (A) understands that the AGI Common Stock to be received pursuant to this Agreement has not been, and will not be, registered under the Securities Act, or under any state securities Laws, and is being offered and sold in reliance upon United States federal and state exemptions for transactions not involving any public offering, (B) is acquiring such AGI Common Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment, is familiar with the risks associated with the business and operations of companies that operate in similar lines of business to AGI, and has the ability to bear the economic risks of its investment, including the potential loss of its investment, (D) has received sufficient information concerning AGI and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding AGI Common Stock and (E) is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

          vi) Restrictions on Resale. ACL understands that the AGI Common Stock to be received pursuant to this Agreement may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the sale of such AGI Common Stock, or an available exemption from registration under the Securities Act or a sale under and in compliance with Rule 144, such AGI Common Stock must be held indefinitely. In no event will ACL transfer or dispose of any of the AGI Common Stock to be received pursuant to this Agreement (other than pursuant to an effective registration statement under the Securities Act) unless and until (A) ACL shall have notified AGI of the proposed disposition and (B) if requested by AGI, ACL shall have furnished to AGI at the expense of ACL or its transferee an opinion of counsel reasonably satisfactory to AGI to the effect that such transfer may be made without registration under the Securities Act. Any certificate or instrument evidencing the AGI Common Stock to be issued pursuant to this Agreement shall contain a legend substantially to the following effect:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws, unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws and provided that the availability of such exemption is confirmed by an opinion of counsel reasonably satisfactory to Andersen Group, Inc. delivered to Andersen Group, Inc.

     Unless otherwise required by applicable securities Laws, the legend set forth above shall be removed, and AGI or its transfer agent shall issue or cause to be issued a certificate without such legend to the holder of any certificate, if (x) the sale of such shares of AGI Common Stock is registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise, (y) such holder provides AGI with an opinion of counsel reasonably satisfactory to AGI, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of the shares evidenced by such certificate may be made without registration under the Securities Act or (z) such holder provides AGI with reasonable assurance and an opinion of counsel reasonably satisfactory to AGI, in form, substance and scope customary for opinions of counsel in comparable transactions, that the shares evidenced by such certificate may be sold in compliance with Rule 144. In the event that the above legend is removed from any certificate and thereafter the effectiveness of a registration statement covering the shares evidenced by such certificate is suspended, or if AGI reasonably determines that a supplement or amendment to such registration statement is required by applicable securities law, then upon reasonable advance written notice to the holder of such certificate, AGI may require that the above legend be placed on any such certificate evidencing shares that cannot be sold pursuant to an effective registration statement or under Rule 144, and ACL shall cooperate in the placement of such legend. Such legend shall thereafter be removed from such certificate when such shares may again be sold pursuant to an effective registration statement or under Rule 144.

          vii) CCTV Shares. On the Closing Date, ACL will hold of record or beneficially 67,341 CCTV Shares, free and clear of any restrictions on transfer, Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. All such CCTV Shares were duly authorized and validly issued, are fully paid and non-assessable and were properly registered with the appropriate Governmental or Regulatory Authorities competent for registration of the issuance of such CCTV Shares. All such CCTV Shares were owned by COMCOR free and clear of all Liens, and the transfer of such CCTV Shares by COMCOR to ACL, after the date hereof but prior to the Closing Date will not be subject to the consent or approval of any Governmental or Regulatory Authority that will not have been obtained on or before the Closing Date. All such CCTV Shares will have been transferred by COMCOR to ACL in compliance with all applicable Laws and for legally sufficient consideration. ACL is not a party to any option, warrant, purchase right or other contract or commitment other than this Agreement that could require ACL to sell, transfer or otherwise dispose of any capital stock of CCTV. ACL is not a party to any voting trust, proxy, agreement with respect to the voting of any capital stock of CCTV other than Obligations and Pledge Agreements.

         viii) CCTV Business and Licenses. The Licenses held by CCTV on the date hereof and the Closing Date are and will be sufficient to enable CCTV to conduct its business in all material respects as conducted on the date hereof and are usual and customary for the purposes contemplated. To the Knowledge of ACL based on representations of COMCOR, all assets transferred to CCTV by COMCOR have been transferred free and clear of any material Liens or other restrictions, other than as disclosed by COMCOR to CCTV. To the Knowledge of ACL based on representations of COMCOR, Annex I lists all Licenses held and to be held by CCTV as of the date hereof and the Closing Date, the failure of which to be obtained or maintained by CCTV would have a Material Adverse Effect on the ability of CCTV lawfully to own and operate its business, assets and properties. Each such License is or on the Closing Date will be valid, binding and in full force and effect. No
     License contains on its face any restrictions that, individually or cumulatively, have or could reasonably be expected to have a Material Adverse Effect on CCTV. To the Knowledge of ACL based on representations of COMCOR, no Person is infringing on the date hereof or will be infringing on the Closing Date on any such License. To the Knowledge of ACL based on representations of COMCOR, CCTV has fulfilled and performed all material obligations with respect to each such License, and no event has occurred which results or could reasonably be expected to result in the suspension, revocation or termination of any such License or any other material impairment of the rights of CCTV pursuant to such License.

     b) Representations, Warranties and Covenants of AGI. AGI represents, warrants and covenants to ACL that the statements and understandings contained in this ss.3(b) are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(b)), except as set forth on Annex II attached hereto.

          i) Organization of AGI. AGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AGI has all necessary corporate power and authority to own its assets and to carry on its business as now being conducted and presently proposed to be conducted. AGI is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on AGI.

          ii) Authorization of Transaction. AGI has full power and authority (including full corporate power and authority) to execute and deliver the Transaction Documents, to perform its obligations thereunder and to issue the shares of AGI Common Stock to be issued pursuant to this Agreement. All corporate action on the part of AGI required for the lawful execution and delivery of the Transaction Documents, the adoption of the Amendments and the issuance and delivery of the shares of AGI Common Stock to be received pursuant to this

     Agreement has been taken or prior to the Closing will have been taken. Upon the approval of this Agreement by AGI's stockholders and bondholders, and, with respect to the Transaction Documents other than this Agreement, upon execution, each of the Transaction Documents will constitute the valid and legally binding obligation of AGI, enforceable in accordance with its terms and conditions. AGI need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental or Regulatory Authority in order to consummate the transactions contemplated by this Agreement.

          iii) Capitalization of AGI.

               A) The capitalization of AGI as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuance to AGI's stock option plans and the number of shares issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, any shares of capital stock, is as set forth on Annex II. As of the Closing Date, the shares of AGI Common Stock to be issued to ACL and all of the other issued and outstanding shares of AGI Common Stock will have been duly authorized and validly issued, will be fully paid and non-assessable and will not be subject to any preemptive or similar rights. Except as described on Annex II, as of the Closing Date there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of AGI Common Stock or other securities of AGI, and (other than the Registration Rights Agreement) there will be no agreements or arrangements under which AGI is obligated to register the sale of any of its securities under the Securities Act. Annex II describes all of the securities or instruments issued by AGI that contain anti-dilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made, to such securities and instruments as a result of the issuance of securities pursuant to this Agreement and the MBC Agreement. AGI is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. Except as described in Annex II, other than the Voting Agreement, AGI is not and, as of the Closing, will not be a party to any voting or similar agreement or proxies relating to the voting of shares of its capital stock and is not aware of any such agreements or proxies to which it is not a party.

               B) AGI has furnished to ACL true and correct copies of its certificate of incorporation as in effect on the date hereof, its bylaws as in effect on the date hereof and all other instruments and agreements that to the Knowledge of AGI govern securities convertible or exchangeable into capital stock of AGI.

               C) The shares of AGI Common Stock to be issued pursuant to this Agreement will be validly issued, fully paid and non-assessable, free from all Taxes, Liens, claims and encumbrances and issued in compliance with United States federal securities Laws and the securities Laws of other applicable jurisdictions. Such shares will not be subject to preemptive rights, rights of first refusal or similar rights of stockholders and will not impose personal liability upon the holder thereof.

          iv) Noncontravention. Neither the execution and the delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental or Regulatory Authority or court to which AGI is subject or any provision of its certificate of incorporation or bylaws, including the amendments thereto in the forms attached as Exhibit A-1 and Exhibit A-2.

          v) Brokers' Fees. AGI has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by the Transaction Documents for which ACL could reasonably become liable or obligated.

          vi) Disclosure. AGI has furnished to ACL all SEC Documents that AGI was required to file with the Securities and Exchange Commission since February 28, 1999. Except as set forth in Annex II, all such SEC Documents were timely filed. As of their respective filing dates, or such later date on which such documents were amended, such documents complied in all material respects with the requirements of the Securities Exchange Act. As of their respective dates, or such later date on which such documents were amended, such documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included in such documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission with respect thereto. Except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the Securities and Exchange Commission, such financial statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the consolidated financial position of AGI and its subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring adjustments).

          vii) Consents. As of the Closing, all consents necessary for AGI to perform its obligations hereunder, which consent are described on Annex II, will have been obtained.

          viii) Material Adverse Change. Since February 28, 1999, except as described in Annex II or as set forth in the SEC Documents, there has not been:

               A) any changes in the assets, liabilities, financial condition or operations of AGI from that reflected in the financial statements included in the SEC Documents, except changes in the ordinary course of business which have not had a Material Adverse Effect, individually or in the aggregate, on AGI;

               B) any material change, except in the ordinary course of business, in the contingent Liabilities of AGI whether by way of guarantee, endorsement, indemnity, warranty or otherwise;

               C) any  damage,  destruction  or loss,  whether or not covered by
          insurance,   materially  or  adversely  affecting  the  properties  or
          business of AGI; or

               D)  any   declaration   or  payment  of  any  dividend  or  other
          distribution of the assets of AGI or its subsidiaries.

          ix) Insurance. AGI and its subsidiaries maintain such insurance relating to their business, operations and assets as is appropriate to their business and operations, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, assets and operations, and such insurance coverages will be continued in full force and effect up to and following the Closing Date, other than those insurance coverages in respect of which the failure to continue in full force and effect could not reasonably be expected to have a Material Adverse Effect on AGI.

          x) Litigation. Except as described in the SEC Documents filed since February 28, 1999, there is no action, suit, proceeding or investigation pending or, to the Knowledge of AGI, currently threatened against AGI or its subsidiaries.

          xi) No General Solicitation. Neither AGI nor any of its Affiliates nor any Person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer and sale of any shares of AGI Common Stock to be issued pursuant to this Agreement.

          xii) No Integrated Offering. Neither AGI nor any of its Affiliates nor any Person acting on AGI's behalf has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any securities under circumstances that would require (A) registration of any shares of AGI Common Stock under the Securities Act or cause the offering of any of the shares of AGI

     Common Stock to be issued pursuant to this Agreement to be integrated with prior offerings by AGI for purposes of the Securities Act or (B) compliance with any applicable stockholder approval provisions, including without limitation under the rules and regulations of the National Association of Securities Dealers.

          xiii) S-3 Registration. AGI is currently eligible to use Form S-3 for registration of the sale by ACL of the Registrable Securities (as such term is defined in the Registration Rights Agreement), and AGI has filed in the preceding twelve (12) months and will file all reports required to be filed by AGI with the Securities and Exchange Commission in a timely manner so as to obtain and maintain eligibility to use Form S-3 for the resale of the Registrable Securities.

          xiv) Employees. AGI is not aware that any officer or key employee, or that any group of key employees, intends to terminate his or her employment with AGI, nor does AGI have a present intention to terminate the employment of any of the foregoing. Neither AGI nor, to its Knowledge, any employee of AGI is or will be in violation of any term of any employment contract or other contract or agreement because of the nature of the business conducted by AGI or the use by any employee of his or her best efforts with respect to such business. None of the employees of AGI belongs to any union or collective bargaining unit.

          xv) Compliance with Laws. AGI is in compliance with all applicable Laws relating to the operation of its business and the maintenance and operation of its properties and assets, including without limitation those relating to environmental and occupational health and safety, except where the failure to so comply would not have a Material Adverse Effect on AGI. No material expenditures are, or to the Knowledge of AGI will be, required in order to comply with any existing statutes, Laws and regulations.

          xvi) Title to Property and Assets; Leases. Except (A) as reflected in the SEC Documents, (B) for Liens for current Taxes not yet delinquent, (C) for Liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (D) for Liens in respect of pledges or deposits under worker compensation Laws or similar legislation, (E) for minor defects in title, none of which individually or in the aggregate materially interferes with the use of such property, or (F) with respect to property or assets that are leased, AGI has good and marketable title to its property and assets, free and clear of all Liens. With respect to any property and assets that it leases, AGI holds a valid leasehold interest free and clear of any Liens (subject to clauses (A) through (E) above).

          xvii) Tax Matters. AGI has timely filed all tax returns and reports as required by law. AGI has paid all taxes and other assessments due pursuant to such returns or pursuant to any assessment received by it, other than those contested by it in good faith, except where the failure to pay such taxes would not have a Material Adverse Effect on AGI. The provision for Taxes of AGI as shown in its financial statements filed in the SEC Documents is adequate, to the Knowledge of AGI, for Taxes due and accrued as of the date thereof.

          xviii) Nasdaq Listing. The AGI Common Stock is listed on the Nasdaq National Market. AGI has no Knowledge of any proceedings to revoke such listing. The sales of shares of AGI Common Stock in accordance with the terms of this Agreement will not violate any rules of the Nasdaq National Market or the National Association of Securities Dealers as in effect on the date hereof and the Closing Date.

4. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     a) General. Each of the Parties shall use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below). Such action shall include ACL's acquisition of CCTV Shares or interests therein from COMCOR, the pledge of all or a portion of such CCTV Shares.

     b) Notices and Consents. Each of the Parties shall give any notices to, make any filings with and use its reasonable best efforts to obtain any authorizations, consents and approvals of Governmental and Regulatory Authorities in connection with the matters referred to in ss.3(a)(ii) and ss.3(b)(ii) above.

     c) Notice of Developments. Each Party shall give prompt written notice to the other Party of any material adverse development causing a breach of any of its representations and warranties in ss.3 above. No disclosure by either Party pursuant to this ss.4(c), however, shall be deemed to amend or supplement Annex I or Annex II or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     d) Form D; Blue Sky Laws. Promptly after the Closing Date, AGI shall file with the Securities and Exchange Commission a Form D with respect to the AGI Common Stock to be issued pursuant to ss.2 above and shall provide a copy thereof to ACL. AGI shall, on or before the Closing Date, take any such action as AGI shall reasonably determine is necessary to qualify the AGI Common Stock to be issued pursuant to ss.2 for sale to ACL under applicable securities or "blue sky" Laws of the states of the United States or any other jurisdiction (or to obtain exemption therefrom), and AGI shall provide evidence of any such action to be taken to ACL on or prior to the Closing Date.

     e) AGI Capitalization. Between the date of this Agreement through and including the Closing Date, AGI shall not issue any additional shares of its capital stock except (i) pursuant to currently outstanding instruments which provide for exercise or conversion into capital stock and (ii) as required to consummate the MBC Agreement. Notwithstanding the foregoing, in no event shall the total number of shares of AGI Common Stock to be issued and outstanding immediately following the Closing Date, as calculated on a fully diluted basis as reported in the SEC Documents excluding the shares to be issued pursuant to this Agreement, exceed 5,000,000.

5. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

     a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request. ACL acknowledges and agrees that, from and after the Closing, AGI will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to CCTV.

     b) Contribution to CCTV. AGI shall make or shall cause MBC to be made capital contributions to CCTV in the amounts, at the times and in the manner set forth on Annex III attached hereto.

     c) Maintenance of Control over CCTV. So long as ACL owns not less than 12.5% of the issued and outstanding AGI Common Stock, calculated on a fully diluted basis treating all options as exercised and all convertible securities as converted, without the prior written consent of ACL, AGI shall not permit CCTV to cease to be an Affiliate of AGI.

     d) Reporting Status. So long as ACL owns any of the shares of the AGI Common Stock to be issued hereunder, AGI shall timely file, or seek permissible extensions for filing, all reports required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act, and AGI shall not terminate its status as an issuer required to file reports under the Securities Exchange Act even if the Securities Exchange Act or the rules and regulations thereunder would permit such termination.

     e) Nasdaq National Market. So long as ACL owns at least 10 percent of the shares of the AGI Common Stock to be issued hereunder, AGI shall use reasonable efforts such that the AGI Common Stock will continue to be quoted on the Nasdaq National Market and shall comply in all respects with the reporting, filing and other obligations of the bylaws or rules of the National Association of Securities Dealers.

     f) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving CCTV and to the extent to which the Parties are not adverse to each other, each of the Parties shall cooperate with the other Party and its counsel in the contest or defense, shall make available its personnel at the expense of the requesting party and shall provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense.

     g) Confidentiality. ACL shall treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with the Transaction Documents and deliver promptly to AGI or destroy, at the request and option of AGI, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that ACL is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, ACL shall notify AGI promptly of the request or requirement so that AGI may seek an appropriate protective order or waive compliance with the provisions of this ss.5(g). If, in the absence of a protective order or the receipt of a waiver hereunder, ACL is, on the advice of counsel, compelled by law or regulation to disclose any Confidential Information to any tribunal, then ACL may disclose such Confidential Information to the tribunal; provided, however, that ACL shall use its reasonable best efforts to obtain, at the reasonable request of AGI, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as AGI shall designate. The foregoing provisions shall not apply to any Confidential Information that is generally available to the public immediately prior to the time of disclosure.

     h) Regulatory Compliance. ACL shall provide AGI, promptly upon request, with all information that AGI requires from ACL in order to complete any securities or regulatory filings that AGI is required or deems advisable to make.

6.       Conditions to Obligation to Close.

     a) Conditions to Obligation of AGI. The obligation of AGI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          i) the representations and warranties set forth inss.3(a) above shall be true and correct in all material respects at and as of the Closing Date;

          ii) ACL shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          iii) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by the Transaction Documents, (B) cause any of the transactions contemplated by the Transaction Documents to be rescinded following consummation, (C) materially adversely effect the right of AGI to own the CCTV Shares or to control CCTV directly or (D) materially adversely effect the right of CCTV to own its assets and operate its businesses, and in each case no such injunction, judgment, order, decree, ruling or charge shall be in effect;

          iv) ACL shall have delivered to AGI a certificate to the effect that each of the conditions specified in ss.6(a)(i)-(iii) above is satisfied in all respects;

          v) all applicable waiting periods, if any, and any extensions thereof under the Hart-Scott-Rodino Act, if applicable, shall have expired or otherwise been terminated, and each Party shall have received all other authorizations, consents and approvals of Governmental and Regulatory Authorities referred to in ss.3(a)(ii) and ss.3(b)(ii) above and on Annex I and Annex II;

          vi) the transactions contemplated by the MBC Agreement shall have been consummated or shall be consummated simultaneously with the Closing, and AGI shall hold or shall have rights to acquire simultaneously with the Closing substantially all of the capital stock of MBC;

          vii) AGI shall have obtained the approval of its stockholders with respect to the adoption of the Amendments and the transactions contemplated hereby and as required by the National Association of Securities Dealers, the Laws of the State of Delaware, the Securities Act and the Securities Exchange Act;

          vii) the Transaction Documents shall have been executed and delivered by the parties thereto other than AGI;

          ix) AGI shall have received an opinion of Cyprus counsel to ACL, with respect to issues of Cyprus law in substantially the form attached as Exhibit E, and an opinion of Russian counsel to ACL, with respect to issues of Russian law in substantially the form attached to Exhibit F; and

          x)ACL shall have provided AGI with (i) copies of all documentation relating to the acquisition of the CCTV Shares by ACL, including all board resolutions and shareholder approvals, if any, of COMCOR and all submissions of either COMCOR or ACL to any regulatory agency for approval of the issuance and transfer of the CCTV Shares and (ii) all other due diligence material reasonably requested by AGI relating to the transfer of CCTV Shares, and AGI shall find that such due diligence material raises no issues, in AGI's sole determination, relating to compliance with the terms of the Transaction Documents.

AGI may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing. With regard to full performance of each of the conditions, set forth above in Section 6 (a) v)-viii) AGI shall deliver to ACL the certificate immediately prior to the contribution by COMCOR all of the agreed assets to the charter capital of CCTV.

     b) Conditions to Obligation of ACL. The obligation of ACL to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          i) the representations and warranties set forth in ss.3(b) above shall be true and correct in all material respects at and as of the Closing Date;

          ii) AGI shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          iii) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by the Transaction Documents or (B) cause any of the transactions contemplated by the Transaction Documents to be rescinded following consummation;

          iv) AGI shall have delivered to ACL, on or prior to the date on which COMCOR contributes assets to CCTV pursuant to the share purchase agreement, a certificate to the effect that each of the conditions specified below in ss.6(b)(v)-(viii) is satisfied in all respects;

          v) all applicable waiting periods, if any, and any extensions thereof under the Hart-Scott-Rodino Act, if applicable, shall have expired or otherwise been terminated, and each Party shall have received all other authorizations, consents and approvals of Governmental and Regulatory Authorities referred to in ss.3(a)(ii) and ss.3(b)(ii) above and on Annex I and Annex II;

          vi) the transactions contemplated by the MBC Agreement shall have been consummated or shall be to be consummated simultaneously with the Closing, and AGI shall hold or shall have rights to acquire simultaneously with the Closing substantially all of the shares of capital stock of MBC;

          vii) AGI shall have obtained approval of its stockholders with respect to the transactions contemplated hereby as required by the National Association of Securities Dealers, the Laws of the State of Delaware, the Securities Exchange Act and the Exchange Act;

          viii) the Amendments shall have been adopted in accordance with applicable Law and regulations and shall be in full force and effect;

          ix) the Transaction Documents shall have been executed and delivered by the parties thereto other than ACL; and

          x) AGI shall have provided ACL with (i) copies of documentation relating to the ownership by AGI Common Stock by the stockholders who shall be parties to the Voting Agreement, satisfactory in form and substance to ACL and its counsel, and (ii) all other due diligence material reasonably requested by ACL relating to the ownership of AGI Common Stock by such stockholders, and ACL shall find that such due diligence material raises no issues, in ACL's sole determination, relating to whether the designated parties to the Voting Agreement hold at least the percentage of AGI Common Stock set forth in section 2(d) hereof.

ACL may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

     7. Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the
Closing, even if the other Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing and shall continue in full force and effect thereafter (subject to any applicable statutes of limitation).

8.   Indemnification.
     ---------------

     a) To the fullest extent permitted by law, ACL shall hold AGI harmless from and against any and all third-party actions, suits, claims, proceedings, costs, losses, damages, judgments, amounts paid in settlement and reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred directly by AGI to the extent relating to or arising out of any material inaccuracy in or material breach, violation or nonobservance of the representations, warranties, covenants or other agreements made by ACL in the Transaction Documents. Notwithstanding the foregoing, no general decline in the value of the AGI Common Stock after the date hereof or the Closing Date shall be the sole basis for a claim against ACL pursuant to this ss.8(a).

     b) In connection with (i) any filings made with the Securities and Exchange Commission under the Securities Act or the Securities Exchange Act related to the approval of the transactions contemplated by the Transaction Documents by the stockholders of AGI, save and except for filings made in connection with registrations undertaken in accordance with the Registration Rights Agreement, and (ii) any filings made with any securities agency of any state or other jurisdiction of the United States in connection with the issuance of the AGI Common Stock to ACL pursuant hereto, ACL shall and hereby does indemnify and hold harmless AGI and its directors, officers, legal counsel, independent accountant and other representatives against any losses, claims, damages or liabilities, joint or several, to which any such Person may become subject under the Securities Act, the Securities Exchange Act or the securities Laws of any such state, including such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) that arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any such filings, including any document incorporated therein by reference, or any amendment or supplement to such filing, or (b) any omission or alleged omission to state in such filing a material fact required to be stated or necessary to make the statements therein in light of the circumstances in which they were made not misleading, to the extent and only to the extent that such losses, claims, damages or liabilities are alleged under the foregoing clauses (a) or (b) to arise from any information furnished in writing on or after the date hereof by ACL to AGI expressly for inclusion in any such filing. ACL shall reimburse any Person indemnified hereunder for reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage or liability. In addition to and without limiting the foregoing or the provisions of ss.10(h), all such claims under this ss.8 shall not be subject to the arbitration provision of ss.10(i) and ACL may be joined as a party, if permissible under governing Law, to any litigation or proceeding commenced against any Indemnified Party which gives rise to indemnity claims by such Parties under this ss.8. The indemnification provided by this ss.8 shall be made by periodic payments by ACL of the amount thereof during the course of the investigation or defense, as and when bills are received by any Person indemnified hereunder and as such loss, claim, damage or liability is incurred.

9.   Termination.
     -----------

     a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

          i) AGI and ACL may terminate this Agreement by mutual written consent at any time prior to the Closing;

          ii) Either AGI or ACL may terminate this Agreement if the value per share of AGI Common Stock for purposes of ss.2(b) above is equal to less than Eight Dollars ($8.00) per share or greater than Twelve Dollars ($12.00) per share on the date on which the Closing can first be scheduled pursuant to ss.2(b).

          iii) AGI may terminate this Agreement by giving written notice to ACL at any time prior to the Closing in the event that ACL has breached any material representation, warranty or covenant contained in this Agreement in any material respect, provided that AGI has notified ACL of the alleged breach and the breach has continued without cure for a period of 20 days after the notice of breach; and

          iv) ACL may terminate this Agreement by giving written notice to AGI at any time prior to the Closing in the event that AGI has breached any material representation, warranty or covenant contained in this Agreement in any material respect, provided that ACL has notified AGI of the alleged breach and the breach has continued without cure for a period of 20 days after the notice of breach.

     b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of either Party to the other Party (except for any Liability of any Party then in breach).

10.  Miscellaneous.
     -------------

     a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may issue any press release, make any filing or make any other public disclosure that it believes in good faith that it is required to make by applicable law or any listing or trading agreement concerning its publicly traded securities, in which case the disclosing Party shall advise the other Party prior to making the disclosure.

     b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     c) Entire Agreement. The Transaction Documents constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent that they relate in any way to the subject matter hereof.

     d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided, however, that AGI may (i) assign any or all of its rights and interests hereunder to one of its Subsidiaries and (ii) designate one of its Subsidiaries to perform its obligations hereunder, provided that notwithstanding such designation AGI shall remain responsible for the performance of its obligations hereunder.

     e) Counterparts.   This   Agreement   may  be   executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     f) Headings.  The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     g) Notices. All notices, demands and other communications shall be sufficiently given for all purposes hereunder if in writing and delivered and sent by documented overnight delivery service or, to the extent receipt is confirmed, by facsimile or other electronic transmission service to the appropriate address or number set forth below.

If to ACL: 163, Spyrou Araouzou Street  Copy to: McDermott, Will & Emery
           Lordos Waterfront, 2nd Floor          50 Rockefeller Plaza
           Office 201                            New York, NY  10020
           Limassol, Cyprus                      Attention: Kathryn Beller, Esq.
                                                 Facsimile: (212) 547-5444

If to AGI: Anderson Group, Inc.         Copy to: Akin, Gump, Strauss, Hauer &
           515 Madison Avenue                    Feld, L.L.P.
           20th Floor                            590 Madison Avenue
           New York, NY 10022                    New York, NY 10022
           Attention: Francis E. Baker           Attention: Robert Langer, Esq.
           Facsimile: (212) 888-5620             Facsimile: (212) 872-1002


Any Party may change the address to which notices, requests, demands and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     h)   Governing Law and Language.
          ---------------------------

          i) This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York; provided, however, that any agreements referred to herein which by their terms are expressly governed by the laws of another jurisdiction shall be governed by such laws; and further provided that nothing in this ss.10(h) shall permit any Party to bring any action, claim, demand, litigation or other legal proceeding arising out of or relating to this Agreement in any tribunal other than as set forth in ss.10(i) below, except to enforce an award issued by the arbitrators in accordance with ss.10(i) below.

          ii) This Agreement is written in English, and any Russian language text is provided only for the convenience of the parties. In the case of inconsistency or issues of interpretation between the English and Russian texts, the English text shall control.

     i) Arbitration. Subject to ss.10(p) below, any dispute, controversy or claim between the Parties arising out of or relating to this Agreement or the breach, termination or validity hereof shall be referred to and finally resolved by arbitration in New York, New York, to the exclusion of all other procedures, in accordance with the rules then in force of the American Arbitration
Association, which are deemed to be incorporated by reference into this ss.10(i). In any such arbitration, three arbitrators shall be appointed in accordance with the such rules. Where the rules of the American Arbitration Association do not provide for a particular situation, the arbitrators shall determine the course of action to be followed. The English language shall be used throughout any arbitral proceeding. Subject to ss.10(p) below, to the maximum extent permitted by applicable Law, the Parties agree not to assert any rights to have any court rule on a question of law affecting the arbitration or to hear any appeal from or entertain any judicial review of the arbitral award.

     j) Agreement Not to Asset Claims/Sovereign Immunity. Each Party hereby agrees, to the fullest extent permitted by applicable Laws, that it will not assert a claim with regard to (i) any objection that it may have now or in the future to the venue of any action, suit, arbitral proceeding or proceeding in any court referred to in this ss.10(j), including forum non conveniens, (ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum, (iii) any and all rights to demand a trial by jury in any such action, suit, or proceeding brought pursuant to this ss.10(j) or (iv) with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets or enforceability of judicial or arbitral awards.

     k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     m) Expenses. Each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

     o) Incorporation of Exhibits and Annexes. The exhibits and annexes identified in this Agreement are incorporated herein by reference and made a part hereof.

     p) Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event that ACL shall fail to deliver the CCTV Shares to be delivered on the Closing Date in accordance herewith or AGI shall fail to issue the AGI Common Stock to ACL on the Closing Date in accordance herewith. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions for specific performance to the extent but only to the extent that a failure described in the preceding sentence shall occur in addition to any other remedy to which such Party may be entitled at law or in equity, so long as the Party seeking specific performance has met all conditions to the performance of such obligations and the performance of such obligations is reasonably within the control of the Party with respect to which specific performance of an obligation is sought. In no event shall this ss.10(p) be construed to entitle either Party to specific performance of any other obligation in the Transactions Documents.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                 ANDERSEN GROUP, INC.



                                 By:      /s/ Frank Baker
                                 Title:   Secretary


                                 ASINIO COMMERCIAL LIMITED



                                 By:      /s/Khamidoulin Olisme Yalkin
                                 Title:   __________________________

                                                                         ANNEX C

                                   Amendment


OAO "Moscow Telecommunications Corporation" ("COMCOR"), Asinio Commercial Limited ("ACL") and Andersen Group Incorporated ("AGI"), hereby amend the Stock Subscription Agreement, the Undertaking Agreement and the Registration Rights Agreement (collectively called "the Agreements") to the extent such Agreements require amendment and incorporate the following changes:


1. The pricing collar of $8-$12 is deleted, and the transaction payment is fixed at 4.0 million shares of AGI common stock in exchange for the ACL 50% interest in the COMCOR-TV.

All other provisions of the Agreements continue in effect.


For and on behalf of
OAO "Moscow Telecommunications Corporation"


BY       /s/ Yuri I. Pripachkin
Name     Yuri I. Pripachkin
Date     August 1, 2002


For and on behalf of
Asinio Commercial Limited


BY       /s/ Khamidoulin Olisme Yalkin
Name     Khamidoulin Olisme Yalkin
Date     August 1, 2002


For and on behalf of
Andersen Group, Incorporation


BY       /s/ Francis E. Baker
Name     Francis E. Baker
Date     August 1, 2002

                                                                         ANNEX D


                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into as of ____________, 2002 among Andersen Group, Inc., a Delaware corporation (the "Company"), and Asinio Commercial Limited, a limited liability company organized under the laws of Cyprus ("ACL").

     NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     The following terms shall have the meanings set forth in this Article I:

     "ACL" has the meaning specified in the preface.

     "Agreement" has the meaning specified in the preface.

     "Commission" means the United States Securities and Exchange Commission or any successor governmental agency that administers the Securities Act and the Exchange Act.

     "Commission Registration Form" means a registration statement complying with the rules and regulations of the Commission.

     "Common Stock" means the Common Stock, par value $.01 per share, of the Company, as constituted on the date hereof, any shares of the Company's capital stock into which such Common Stock shall be changed, and any shares of the Company's capital stock resulting from any reclassification of such Common Stock or any recapitalization of the Company.

     "Company" has the meaning specified in the preface.

     "Company Registration" has the meaning specified in Section 2.1(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated from time to time thereunder, all as the same shall be in effect at the time.

     "Holders" means ACL and any other Person who may hold Registrable Securities in the future under this Agreement or under any other agreement with the Company granting rights to register Registrable Securities.

     "Incidental Registration" has the meaning specified in Section 2.3(a).

     "Indemnified Parties" has the meaning specified in Section 5.1(a).

     "Indemnifying Party" has the meaning specified in Section 5.1(c).

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

     "Registrable Securities" means, in each case as adjusted for stock splits, recapitalizations and other similar events, (i) shares of Common Stock held by Holders and (ii) securities issued in replacement or exchange of any shares of Common Stock held by Holders; provided, however, that any and all shares described in clauses (i) and (ii) above shall cease to be Registrable Securities upon any sale pursuant to a registration statement declared effective under the Securities Act, any sale exempt from registration under the Securities Act pursuant to section 4(1) of the Securities Act or Rule 144 promulgated under the Securities Act, or any sale, transfer or assignment in any manner to any Person who is not entitled to the rights provided by this Agreement.

     "Registration Expenses" means all expenses incurred by the Company incident to the Company's performance of or compliance with this Agreement in connection with each Registration, including without limitation all registration, filing, listing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, any transfer taxes, the fees and expenses of the Company's legal counsel and independent public accountants; provided, however, that Registration Expenses shall not include underwriting discounts and commissions.

     "Registration"   means  any  of  a  Company   Registration,   a   Requested
Registration or an Incidental Registration.

     "Registration Notice" has the meaning specified in Section 2.1(a).

     "Registration Request" has the meaning set forth in Section 2.2(a).

     "Requested Registration" has the meaning specified in Section 2.2(a).

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated from time to time thereunder, all as the same shall be in effect at the time.

     "Underwriter's Maximum Number" has the meaning specified in Section 2.1(b).

                                   ARTICLE II

                                  REGISTRATION

     SECTION 2.1. Company Registration.
     ----------------------------------

     (a) Registration. Subject to market conditions and customary underwriter's conditions for a firm commitment underwriting, the Company shall use its best efforts to effect one firm commitment underwritten registration under the Securities Act (and any related qualification under blue sky laws or other compliance) of the offering and sale of all or part of the Registrable Securities (the "Company Registration") on or before the first anniversary of the date of this Agreement. The Company shall promptly give all Holders written notice of the Company Registration (a "Registration Notice"). Any Holder that desires to participate in the Company Registration shall notify the Company in writing, within 20 days following the date of the Registration Notice, of the number of Registrable Securities that such Holder desires to be included in the Company Registration. Such written request may specify all or a part of the Registrable Securities held by a Holder. Subject to Section 2.1(b), the Company may also include in the Company Registration other securities of the Company offered for the account of the Company or any other Person. A Company Registration may be accomplished on Form S-3 under the Securities Act, if available, at the option of the Company. If the Company Registration has not been completed on or before the first anniversary of the date hereof, then the Company shall use commercially reasonable efforts to complete the Company Registration as soon as practicable thereafter. If any Holder does not agree to the terms of such underwriting, then the Registrable Securities of such Holder may be excluded from the Company Registration upon written notice by the Company or the representatives of the underwriters. Any Registrable Securities withdrawn from such underwriting shall be withdrawn from the Company Registration.

     (b) Priority. If the representative of the underwriters for the Company Registration gives written advice to Holders and the Company that, in its opinion, market conditions dictate that no more than a specified maximum number of securities (the "Underwriter's Maximum Number") could successfully be included in the Company Registration within a price range acceptable to Holders and the Company, then the Company shall be required by this Section 2.1 to include in the Company Registration only such number of securities as equals the Underwriter's Maximum Number. In such event, Holders, the Company and any other Person participating in the Company Registration shall participate in the Company Registration as follows:

          (i) First, there shall be included in the Company Registration that number of securities that the Company proposes to offer and sell for its own account to the full extent of the Underwriter's Maximum Number; and

          (ii) Second, if the Underwriter's Maximum Number has not yet been reached, there shall be included in the Company Registration that number of Registrable Securities that Holders have requested to be included in the Company Registration to the full extent of the remaining portion of the Underwriter's Maximum Number; and

          (iii) Third, if the Underwriter's Maximum Number has not yet been reached, there shall be included in the Company Registration that number of Registrable Securities that any Persons other than Holders and the Company have requested to be included in the Company Registration to the full extent of the remaining portion of the Underwriter's Maximum Number.

In the event that this Section 2.1(b) results in less than all of the Registrable Securities that are requested by Holders to be included in the Company Registration actually being included in the Company Registration, then the number of Registrable Securities that is included in the

Company Registration shall be allocated pro rata among all Holders based on the number of Registrable Securities that each such Holder desires to offer. The Company shall promptly notify Holders if any Registrable Securities will not be included in the Company Registration pursuant to this Section 2.1(b). If any securities are withdrawn from the registration pursuant to Section 2.1(a) and if the number of Registrable Securities to be included in the Company Registration was previously reduced pursuant to this Section 2.1(b), then the Company shall then offer to all Holders the right to include additional Registrable Securities in the Company Registration equal to the number of securities so withdrawn, with such Registrable Securities to be allocated among the Holders requesting additional inclusion on a pro rata basis.

     SECTION 2.2. Requested Registration.
                  ----------------------

     (a) Request for Registration. Subject to Section 2.2(b), if at any time after the first anniversary of this Agreement the Company shall receive a written request from any Holder (a "Registration Request") that the Company effect a registration under the Securities Act of all or any part of the Registrable Securities held by such Holder (a "Requested Registration") in accordance with the terms of this Section 2.2, then the Company shall use its best efforts to effect the registration under the Securities Act (and any related qualification under blue sky laws or other compliance) of the offering and sale of such Registrable Securities within 90 days after receipt of the Registration Request. The Company may also include in any Requested Registration other securities of the Company offered for the account of the Company or any other Person, including Registrable Securities held by other Holders entitled to include such securities in such Requested Registration pursuant to Section 2.3. A Requested Registration may be accomplished on Form S-3 under the Securities Act, if available, at the option of the Company.

     (b) Limitation on Requested Registrations.
         -------------------------------------

          i. Share Limitation. The Company shall not be obligated to effect a Requested Registration unless such registration involves the greater of (i) an aggregate offering price of $1,000,000 or (ii) less than one percent of the Common Stock issued or outstanding as of the date of such Registration Request.

          ii. Limitation on the Number of Requested Registrations. The Company shall only be obligated to effect one Requested Registration hereunder in any six month (calendar) period.

          iii.  Prior  Registration  Limitation.  If  a  registration  statement related to another Registration has been declared effective under the Securities Act within the preceding six calendar months and the participating Holders have not sold all Registrable Securities included in such registration statement, then the Company shall have the right to defer a Requested Registration for a period of not more than 90 days.

          iv. Delay Limitation. If the Company shall furnish to Holders requesting a Requested Registration a certificate signed by the chief executive officer or chairman of the board of directors of the Company stating that, in the good faith judgment of the board of directors, the effecting of the Requested Registration at the time requested would be detrimental to the Company or its stockholders, then the Company shall have the right to defer such Requested Registration for a period of not more than 180 days.

          v. Simultaneous Company Registration Limitation. From the date of filing of any registration statement under the Securities Act by the Company until the date 180 days following the effective date of such registration statement, the Company shall not be obligated to effect a Requested Registration without the consent of the representative of the underwriters of the offering as to which such registration statement is filed, so long as the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become or remain effective.

          vi. Termination. The right to request a Requested Registration shall terminate on the fifth anniversary of this Agreement.

          vii. Allocation. The inclusion of Registerable Securities in a Requested Registration shall be made on a pro rata basis among Holders. In the event that any Holder withdraws his Registrable Securities from a Requested Registration, then the Company shall promptly notify other Holders of such withdrawal. In such event, other Holders shall be entitled to increase the number of Registrable Securities to be included in such Requested Registration on a pro rata basis based on the number of Registrable Securities that each such Holder desires to include in such Requested Registration.

          SECTION 2.3. Incidental  Registrations.
                       -------------------------

     (a) Incidental Registration. If the Company, for itself or any of its security holders other than pursuant to a Requested Registration, at any time after the first anniversary of the date hereof and through the fifth anniversary hereof, undertakes to effect a registration under the Securities Act of the offering and sale of any shares of its capital stock or other securities (other than (i) the registration of an offer, sale or other disposition of securities solely to employees of, or other Persons providing services to, the Company or any subsidiary of the Company pursuant to an employee or similar benefit plan or
(ii) in connection with to a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or a comparable or successor rule, registered on Form S-4 or similar or successor forms promulgated by the Commission), then on each such occasion the Company shall notify each Holder of such undertaking at least 30 days prior to the filing of a registration statement relating thereto. In such event, upon the written request of any Holder within 20 days after the receipt of such notice, subject to Section 2.2(b), the Company shall use its best efforts as soon as practicable thereafter to cause any Registrable Securities specified by such Holder to be included in such registration statement (an "Incidental Registration"). If a Holder desires to include less than all Registrable Securities held by it in any Incidental Registration, then such Holder shall nevertheless continue to have the right to include any remaining Registrable Securities in any subsequent Incidental Registration upon the terms and conditions set forth herein. The Company shall have the right to terminate or withdraw any Incidental Registration initiated by it under this Section 2.3 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such Incidental Registration. The Registration Expenses of such terminated or withdrawn registration shall be borne by the Company in accordance with Section 2.4.

     (b) Priority in Registration. If an Incidental Registration is an underwritten offering, and the representative of the underwriters gives written advice to Holders and the Company that, in its opinion, market conditions dictate that no more than an Underwriter's Maximum Number could successfully be included in such Incidental Registration, then the Company shall be required by this Section 2.3 to include in such Incidental Registration only such number of securities as equals the Underwriter's Maximum Number. In such event, Holders, the Company and any other Person participating in such Incidental Registration shall participate in such Incidental Registration as follows:

          (i) First, there shall be included in such Incidental Registration that number of securities that the Company proposes to offer and sell for its own account in such registration to the full extent of the Underwriter's Maximum Number; and

          (ii) Second, if the Underwriter's Maximum Number has not yet been reached, there shall be included in such Incidental Registration that number of Registrable Securities that Holders have requested to be included in such Incidental Registration to the full extent of the remaining portion of the Underwriter's Maximum Number; and

          (iii) Third, if the Underwriter's Maximum Number has not yet been reached, there shall be included in the Company Registration that number of Registrable Securities that any Persons other than Holders and the Company have requested to be included in the Company Registration to the full extent of the remaining portion of the Underwriter's Maximum Number.

In the event that this Section 2.3(b) results in less than all of the Registrable Securities that are requested by Holders to be included in such Incidental Registration actually being included in such Incidental Registration, then the number of Registrable Securities that is included in such Incidental Registration shall be allocated pro rata among all Holders based on the number of Registrable Securities that each such Holder desires to offer. The Company shall promptly notify Holders if any Registrable Securities will not be included in the Company Registration pursuant to this Section 2.3(b). If any securities are withdrawn from the registration pursuant to Section 2.3(a) and if the number of Registrable Securities to be included in such Incidental Registration was previously reduced pursuant to this Section 2.3(b), then the Company shall then offer to all Holders the right to include additional Registrable Securities in such Incidental Registration equal to the number of securities so withdrawn, with such Registrable Securities to be allocated among the Holders requesting additional inclusion on a pro rata basis.

     SECTION 2.4. Expenses. The Company shall pay all Registration Expenses incurred in connection with any Registration.

     SECTION 2.5. Effective Registration Statement. No Registration shall be deemed to have been effected unless the registration statement filed with respect thereto in accordance with the Securities Act has been declared effective by the Commission and remain effective in accordance with Section 3.1. Notwithstanding the foregoing, no registration shall be deemed to have been effected if (a) after the related registration statement has been declared effective by the Commission, such registration is made subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or any court proceeding for any reason, other than solely by reason of a misrepresentation or omission by any Holder, or (b) the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied, other than solely by reason of an act or omission by any Holder.

     SECTION 2.6. Jurisdictional Limitations. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to take any action to effect registration, qualification or compliance with respect to Registrable
Securities:

     (a) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process, unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act;

     (b) That would require it to qualify generally to do business in any jurisdiction in which it is not already so qualified or obligated to qualify; or

     (c) That would subject it to taxation in a jurisdiction in which it is not already subject generally to taxation.

                                   ARTICLE III

                             REGISTRATION PROCEDURES

     SECTION 3.1. Company Obligations. If and whenever the Company is required to use its efforts to effect a Registration as provided in Article II, then as expeditiously as possible and subject to the terms and conditions of Article II, the Company shall:

     (a) Prepare and file with the Commission the appropriate registration statement to effect such Registration and use its best efforts to cause such registration statement to become and remain effective for the period set forth in Section 3.1(c);

     (b) Permit any Holder that, in the reasonable judgment of the Company's counsel, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement (including by making available for inspection by any such Person and any attorney, accountant or other agent retained by such Person, all financial and other records, pertinent corporate documents and all other information reasonably requested in connection therewith), furnish to all Holders, the underwriters, if any, and their respective counsel and accountants advance draft copies of such registration statement and each prospectus included therein or filed with the Commission at least five business days prior to the filing thereof with the Commission, and any amendments and supplements thereto promptly as they become available, and provide each such Person such access to the books and records of the Company and such opportunities to discuss the business of the Company with its officers and the independent public accountants that have certified the financial statements of the Company as is necessary, in the opinion of such Person, to conduct a reasonable investigation within the meaning of the Securities Act;

     (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of 180 days after such registration statement becomes effective (such period of 180 days to be extended one day for each day or portion thereof during such period that such registration statement is subject to any stop order suspending the effectiveness of the registration statement, any order suspending or preventing the use of any related prospectus or any order suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction);

     (d) Furnish to Holders that participate in such Registration, without charge to such Holders, such number of conformed copies of such registration statement and each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as the purchaser or any such Holder may reasonably request;

     (e) Use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the United States state securities or blue sky laws of such jurisdictions as any Holder that participate in such Registration reasonably requests, keep such registration or qualification in effect for the time period set forth in Section 3.1(c) and take such other action as may be reasonably necessary or advisable to enable such Holders to sell the Registrable Securities covered by such Registration in such jurisdictions;

     (f) Use commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States state governmental agencies or authorities as may be necessary to enable any Holder that participates in such Registration to sell the Registrable Securities covered by such Registration as intended by such registration statement;

     (g) Use its best efforts to obtain the withdrawal of any stop order suspending the effectiveness of such registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction;

     (h) Immediately notify Holders that participate in such Registration, at any time during which a prospectus relating to such registration statement is required to be delivered under the Securities Act, if the Company becomes aware of any event as result of which such prospectus, as then in effect, would include an untrue statement of material fact or would omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of such Holders promptly prepare and furnish to such Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

     (i) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

     (j) Provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

     (k) Use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which the same class of securities issued by the Company are then listed or to secure designation and quotation of all Registrable Securities covered by such Registration on the Nasdaq National Market System and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities and pay all fees and expenses in connection with the satisfaction of the obligations set forth in this Section 3.1(k).

     SECTION 3.2. Holder Obligations.
                  ------------------

     (a) Each Holder that participates in a Registration shall furnish to the Company, upon its written request, such information as it may reasonably request in writing (i) regarding the proposed distribution by such Holder of the Registrable Securities held by such Holder and (ii) as required in connection with any registration (including an amendment to a registration statement or prospectus), qualification or compliance referred to in this Article III.

     (b) Upon receipt of any notice from the Company, or upon a Holder's otherwise becoming aware, of the happening of any event of the kind described in
Section 3.1(h), such Holder shall discontinue its disposition of Registrable Securities pursuant to the registration statement relating to the offering and sale of such Registrable Securities until the receipt by such Holder of the supplemented or amended prospectus contemplated by Section 3.1(h). If so directed by the Company, such Holder shall deliver to the Company all copies other than permanent file copies then in possession of such Holder of the prospectus relating to the offering and sale of such Registrable Securities current at the time of receipt of such notice. In addition, each Holder shall immediately notify the Company, at any time during which a prospectus relating to the registration of such Registrable Securities is required to be delivered under the

Securities Act, of the happening of any event as a result of which information previously furnished in writing by such Holder to the Company specifically for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event that the Company or any such Holder shall give any such notice, the period referred to in Section 3.1(c) shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to Section 3.1(c) to and including the date on which such Holder receives copies of the supplemented or amended prospectus contemplated by Section 3.1(c).

                                   ARTICLE IV

                             UNDERWRITTEN OFFERINGS

     SECTION 4.1. Underwritten Offerings.
                  ----------------------

     (a) Underwritten  Offering.  In connection with any  underwritten  offering pursuant to the Company Registration, the Company shall enter into an underwriting agreement (and any other customary agreements) with the underwriters for such offering, such agreement to be in form and substance reasonably satisfactory to such underwriters in their reasonable judgment and to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of that type, including without limitation indemnities to the effect and to the extent provided in Section 5.1. Each Holder that participates in the Company Registration shall be a party to such underwriting agreement and may, at such Holder's option, require that any or all representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such Holder and that any or all conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. No such Holder participating in any such underwritten offering shall be required by the provisions hereof to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and its intended method of distribution and any other representation required by law.

     (b) Selection of Underwriters. In the Company Registration, the Company shall select the representative of the underwriters from underwriting firms of national reputation in the United States that are reasonably acceptable to Holders.

     SECTION 4.2. Holdback Agreements. In connection with any underwritten public offering of Registrable Securities by the Company under the Securities Act, no Holder shall effect directly or indirectly (except as part of such underwritten Registration in accordance with the provisions hereof or pursuant to a transaction exempt from registration other than pursuant to Rule 144 or Rule 145 of the Securities Act) any sale, distribution, short sale, loan, grant of options for the purchase of or other disposition of any Registrable Securities for such period as the representative of the underwriters requests, which period shall in no event commence earlier than seven days prior to, or end more than 180 days after, the date on which the registration statement related to such offering is declared effective. The Company shall be entitled to instruct its transfer agent to place stop transfer notations in its records to enforce this Section 4.2(a).

                                    ARTICLE V

                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 5.1. Indemnification.
                  ---------------

     (a) Indemnification by the Company. In connection with any Registration, to the extent permitted by law, the Company shall and hereby does indemnify and hold harmless each Holder that participates in such Registration, each such Holder's legal counsel and independent accountants, each other Person who participates as an underwriter in the offering or sale of securities (if so required by such underwriter as a condition to including the Registrable Securities of such Holders in such registration) and each other Person, if any, who controls any such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or other Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the offering and sale of such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or any document incorporated therein by reference, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act or state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration. The Company shall reimburse the Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the indemnity agreement contained in this
Section 5.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided, further, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company in writing by any Indemnified Party specifically for use therein.

     (b) Indemnification by Holders. As a condition to including any Registrable Securities in any Registration, to the extent permitted by law, each Holder shall and does hereby indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1(a)) the Company, each director of the Company, each officer of the Company and each other

Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from any registration statement under which the offering and sale of such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if and only if and to the extent that such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company directly by such Person; provided, however, that the obligation of any such Holder under this Section 5.1(b) shall be limited to an amount equal to the gross proceeds received by such Holder upon the sale of Registrable Securities sold in such Registration, unless such liability arises out of or is based upon such Holder's willful misconduct.

     (c) Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 5.1, if a claim in respect thereof is to be made against a party required to provide indemnification (an "Indemnifying Party"), the Indemnified Party shall give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under this Section 5.1, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in the reasonable judgment of such Indemnified Party a conflict of interest between such Indemnified Party and the Indemnifying Party may exist in respect of such claim, then each Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party. After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party if such judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) Other Indemnification. Indemnification similar to that specified in this Section 5.1 (with appropriate modifications) shall be given by the Company and each Holder that participates in a Registration to each other and to any underwriter, as applicable, with respect to any required registration or other qualification of securities under any United States federal or state law or regulation, other than the Securities Act, of any United States governmental authority.

     (e) Indemnification  Payment. The indemnification  required by this Section
5.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and as expense, loss, damage or liability is incurred.

     (f) Survival of Obligations. The obligations of the Company and Holders under this Section 5.1 and Section 5.2 shall survive the completion of any offering of Registrable Securities.

     SECTION 5.2. Contribution.  If the indemnification  provided for in Section
5.1 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section 5.1 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other, in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or Indemnifying Parties, on the one hand, or the Indemnified Party, on the other, and the relative, intent, knowledge, access to information and opportunity of the parties to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party pursuant to this Section 5.2 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim subject to this
Article V. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation.

                                   ARTICLE VI

                                COMPANY COVENANTS

     SECTION 6.1. Covenants Relating to Rule 144; Reports Under Exchange Act. With a view to (a) making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of securities of the Company to the public without registration after such time as a public market exists for the Common Stock and (b) causing the Company to be and remain eligible to file use Form S-3 under the Securities Act, the Company shall:

     (i) Make and keep public information available in accordance with Rule 144 under the Securities Act at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

     (ii) Take such action, including the voluntary registration of the Common Stock under Section 12 of the Exchange Act, as necessary to enable the Company to utilize Form S-3 for the sale of Registrable Securities;

     (iii) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (iv) Furnish to each Holder forthwith upon request, so long as such Holder owns any Registrable Securities, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission that may allow such Holder to sell any Registrable Securities without registration.

     SECTION 6.2 Other Registration Rights. The Company may from time to time grant additional registration rights to other holders of Common Stock, provided that (i) any such rights granted in connection with the transactions contemplated by the MBC Agreement (as defined in the Subscription Agreement dated April 30, 2002 between the Company and ACL) may be pari passu with the rights granted under this Agreement with respect to registration and cutback, and (ii) no such registration rights shall be senior to the rights granted under this Agreement with respect to registration and cutback (but that such rights may at all times be pari passu).

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.1 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     SECTION 7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

     SECTION 7.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent that they relate in any way to the subject matter hereof.

     SECTION 7.4 Notices. All notices, demands and other communications shall be sufficiently given for all purposes hereunder if in writing and delivered and sent by documented overnight delivery service or, to the extent receipt is confirmed, by facsimile or other electronic transmission service to the appropriate address or number set forth below.

If to ACL:                              Copy to:
        163, Spyrou Araouzou Street           McDermott, Will & Emery
        Lordos Waterfront, 2nd Floor          50 Rockefeller Plaza
        Office 201                            New York, NY  10020
        Limassol, Cyprus                      Attention:  Kathryn Beller, Esq.
                                              Facsimile:  (212) 547-5444
If to Company:                          Copy to:
        Anderson Group, Inc.                  Akin, Gump, Strauss, Hauer &
        515 Madison Avenue                    Feld, L.L.P.
        20th Floor                            590 Madison Avenue
        New York, NY 10022                    New York, NY 10022
        Attention: Francis E. Baker           Attention:  Robert Langer, Esq.
        Facsimile: (212) 888-5620             Facsimile:  (212) 872-1002


Any party may change the address to which notices, requests, demands and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     SECTION 7.5 Governing Law and Language. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York; provided that nothing in this Section 7.5 shall permit any party to bring any action, claim, demand, litigation or other legal proceeding arising out of or relating to this Agreement in any tribunal other than as set forth in Section 7.6, except to enforce an award issued by the arbitrators in accordance with
Section 7.6. This Agreement is written in English, and any Russian language text is provided only for the convenience of the parties. In the case of inconsistency or issues of interpretation of the English and Russian texts, the English text shall control.

     SECTION 7.6 Arbitration. Any dispute, controversy or claim between the parties arising out of or relating to this Agreement or the breach, termination or validity hereof shall be referred to and finally resolved by arbitration in New York, New York, to the exclusion of all other procedures, in accordance with the rules then in force of the American Arbitration Association, which are deemed to be incorporated by reference into this Section 7.6. In any such arbitration, three arbitrators shall be appointed in accordance with the such rules. Where the rules of the American Arbitration Association do not provide for a particular situation, the arbitrators shall determine the course of action to be followed. The English language shall be used throughout any arbitral proceeding. To the maximum extent permitted by applicable law, the parties agree not to assert any rights to have any court rule on a question of law affecting the arbitration or to hear any appeal from or entertain any judicial review of the arbitral award.

     SECTION 7.7. Agreement Not to Asset Claims/Soverign Immunity. Each party hereby agrees, to the fullest extent permitted by applicable laws, that it will not assert a claim with regard to (i) any objection that it may have now or in the future to the venue of any action, suit, arbitral proceeding or proceeding in any court referred to in this Section 7.7, including forum non conveniens, (ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum, (iii) any and all rights to demand a trial by jury in any such action, suit, or proceeding brought pursuant to this Section 7.7 or (iv) with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets or enforceability of judicial or arbitral awards.

     SECTION 7.8 Equitable Remedies. The parties agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that would be suffered by the parties in the event that this Agreement were not performed in accordance with its terms or conditions or were otherwise breached. It is accordingly hereby agreed that the parties shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other party and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of any other rights and remedies to which the other Party is entitled to at law or in equity.

     SECTION 7.9 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

     SECTION 7.10 Severability; Titles and Subtitles; Gender; Singular and Plural; Counterparts; Facsimile. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     SECTION 7.11 Expenses. Each party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby except as expressly set forth herein.

     SECTION 7.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    ANDERSEN GROUP, INC.


                                    By:   --------------------------------
                                    Name: ------------------------------
                                    Title: -----------------------------



                                    ASINIO COMMERCIAL LIMITED

                                    By:   --------------------------------
                                    Name: ------------------------------
                                    Title: ------------------------------

                                                                         ANNEX E

                            STOCK EXCHANGE AGREEMENT

     Stock Exchange Agreement (this "Agreement") entered into as of ________ July, 2002, by and among Andersen Group, Inc., a Delaware corporation ("AGI"), and the stockholders (the "Transferors") of ABC Moscow Broadband Communication Ltd. (the "Company"), a limited liability company organized under the laws of the Republic of Cyprus whose names are set forth on the signature pages hereof.

     Introduction

     Whereas, the Company currently has two (2) classes of Shares, the Class A Shares (the "Class A Shares") the Class B Shares (the "Class B Shares").

     Whereas, there are 1,000 Class A Shares Outstanding owned by five (5) stockholders, including AGI which owns 500 of the 1,000 outstanding Class A Shares.

     Whereas, there are 19,000 Class B Shares owned by fifty-three (53) stockholders including AGI which owns 4,500 Class B Shares.

     Whereas, in total there are 20,000 Class A Shares and Class B Shares and AGI is the owner of 5,000 Class A and Class B Shares which is equal to 25% of the issued and outstanding shares of all classes of the stock of the Company.

     Whereas, except for some minor technical differences that are not relevant with respect to the matters contemplated by this Agreement, there is no difference between the rights and preferences of the Class A Shares and the rights and preferences of the Class B Shares and the reference in this Agreement to "Company Shares" shall mean and refer to both the Class A Shares and the Class B Shares of the Company.

     Whereas,   the   Transferors   currently  own  the  15,000  Company  Shares
(representing 75% of the issued and outstanding shares of stock of all classes of the Company) that are not currently owned by AGI

     Whereas, this Agreement contemplates a transaction in which AGI will acquire from or on behalf of the Transferors all of 15,000 Company Shares owned by the Transferors and in exchange therefor AGI will transfer to Transferors at the Closing (as defined below), one hundred fifty (150) shares of Common Stock of AGI, par value $.01 per share (the "AGI Common Stock") for each one (1) Company Share owned by or held by Transferors.

     Whereas, after giving effect to the transaction contemplated hereby, AGI will own all 20,000 Company Shares and the Transferors collectively will have acquired 2,250,000 shares of AGI Common Stock.

     Now, therefore, in consideration of these premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereto hereby agree as follows:

1. Definitions. Unless expressly provided otherwise, the following meanings shall apply equally to the singular and plural forms of the following terms.

     "ACL"  means  Asinio  Commercial   Limited,  a  limited  liability  company
organized under the laws of the Republic of Cyprus.

     "ACL Agreement" means the Subscription Agreement by which AGI acquires all of the shares of CCTV owned by ACL in exchange for AGI Common Stock and, upon the closing thereof, AGI becomes the owner of all of the issued and outstanding shares of CCTV

     "ACL Registration Rights Agreement" means an agreement pursuant to which AGI shall grant to certain holders of AGI Common Stock other than the Transferors contractual registration rights with respect to AGI Common Stock being issued to them.

     "ACL Voting Agreement" means an agreement pursuant to which certain holders of AGI Common Stock other than the Transferors shall agree to vote for a number of Persons nominated by the Transferors in the election of directors of AGI.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "AGI" has the meaning set forth in the preface above.

     "AGI Common Stock" means the common stock, par value $.01 per share, of AGI.

     "Agreement" has the meaning set forth in the preface above.

     "Amendment" means an amendment to the certificate of incorporation of AGI in the form attached as Exhibit A-1 or an amendment to the bylaws of AGI in the form attached as Exhibit A-2.

     "Company" has the meaning set forth in the preface above.

     "Company Shares" has the meaning set forth in the preface above.

     "CCTV" means ZAO ComCor TV, a closed joint stock company organized under the laws of the Russian Federation.

     "CCTV Share" means any share of the common stock, par value 10 rubles per share, of CCTV.

     "Closing" has the meaning set forth in ss.2(c) below.

     "Closing Date" has the meaning set forth in ss.2(c) below.

     "COMCOR" means Moskovskaya Telecommunikatsionnaya Corporatsiya, an open joint stock company organized under the laws of the Russian Federation.

     "COMCOR Agreement" means the Subscription Agreement by which AGI acquires all of the shares of CCTV owned by COMCOR in exchange for AGI Common Stock and, upon the closing thereof, AGI becomes the owner of all of the issued and outstanding shares of CCTV.

     "Confidential Information" means any information concerning the businesses and affairs of CCTV that is not generally available to the public.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, arbitral panel, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of the Russian Federation, the Republic of Cyprus, the United States, any other country or any state, as well as any county, city, municipality or other political subdivision of any of the foregoing.

     "Knowledge" means actual knowledge after reasonable investigation.

     "Laws" means (a) all laws, decrees, resolutions, instructions, statutes, rules, regulations, acts, ordinances and other pronouncements having the effect of law or regulation of the Russian Federation, the Republic of Cyprus, the United States or any state or province thereof and (b) all rules or regulations of any securities exchange on which the securities of AGI are now or hereafter traded, quoted or listed.

     "Liability" means any indebtedness, obligation and other liability of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due), including without limitation all obligations of such Person (a) for borrowed money or investment commitments, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business consistent with past practice), (d) under capital leases, (e) for Taxes or (f) in the nature of guarantee of any obligation described in clauses (a) through (d) above of any other Person.

     "Lien" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge, rights of first refusal, or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

     "License" means any license or licenses necessary for a Party to lawfully own and operate its business, assets and properties or enter into and perform the Party's obligations under the Transaction Documents.

     "Material Adverse Effect" means, with respect to any Person, a material adverse effect on or with respect to the business, assets, financial condition or results of operations of such Person and its Subsidiaries taken as a whole, or upon such Person's ability to perform its obligations under this Agreement or any Transaction Document to which it is a party.

     "Party" means AGI or anyone of the Transferors, and "Parties" means AGI and the Transferors collectively.

     "Person" means an individual, a partnership, `a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

     "Registration Rights Agreement" means an agreement in the form attached as Exhibit B, pursuant to which AGI shall grant to the Transferors the contractual registration rights with respect to AGI Common Stock.

     "Rule 144" means Rule 144 promulgated under the Securities Act or any successor to such rule.

     "Schedule A" means the schedule attached hereto containing the names of the Tranferors and the number or Company Shares owned by each such Transferor and the Class of Company Shares owned by each such Transferor.

     "SEC Documents" means the documents filed by AGI with the Securities and Exchange Commission pursuant to Sections 13 or 14(a) of the Securities Exchange Act.

     "Securities Act" means the United States Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     "Securities and Exchange Commission" means the United States Securities and Exchange Commission or any United States governmental body or agency succeeding to substantially all of the functions thereof.

     "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     "Shareholder Representative" means Francis E. Baker and Oliver R. Grace, Jr. acting jointly, and not individually, and having the duties and powers specified in Section 10 below.

     "Subsidiary" means any corporation or other entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the capital stock or other equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other managers.

     "Tax" means any Russian Federation, Cypriot or United States federal, provincial, state, local or other income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     "Transaction Document" means each of this Agreement, the Registration Rights Agreement, and the Company Stock Certificates held by each Transferor and the stock powers relating thereto, and "Transaction Documents" means all of the foregoing agreements.

     "Transferors" means and refers to all of the holders or owners of Company Shares other than AGI whose signatures are set forth on the signature pages hereof and whose names and shareholdings in Company Shares are set forth on Schedule A hereto. "Transferor" is the singular of Transferors means and refers to one of the Transferors.

2.      Exchange of Company Shares for AGI Common Stock.
        -----------------------------------------------

     a) Basic Transaction. Subject to obtaining all requisite approvals required to consummate the transaction and subject to the simultaneous consummation of the transaction contemplated by the ACL Agreement of ACL Transaction, AGI or its designee or nominee .shall acquire from the Transferors the number of shares held by each of the Transferors as set forth opposite their respective names on Schedule A in exchange for the consideration specified below in ss.2(b) below and on the terms and conditions otherwise set forth herein.

     b) Exchange Ratio. At the Closing AGI shall transfer to each Transferor one hundred fifty (150) shares of AGI Common Stock for each one (1) share of Company Stock tendered for exchange by each Transferor.

     c) The Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld L.L.P., 590 Madison Avenue, New York, New York 10022, commencing at 9:00 a.m. local time not less than one nor more than five business days after the first business day on which the closing conditions set forth at ss.ss. 6(a) and 6(b) below may be simultaneously satisfied or waived, or such other date as the Parties may agree (the "Closing Date").

     d) Deliveries upon Execution and Delivery of This Agreement Upon the execution and delivery of this Agreement (i) each Transferor shall deliver or cause to be delivered to AGI or its designee the various certificates, instruments and documents referred to in ss.6(a) below and (ii) each Transferor and AGI shall enter execute and deliver the Registration Rights Agreement. Except for this Agreement signed by the Transferors, all of the documents and instruments delivered by the Transferors shall be held in escrow until the Closing.

3. Representations and Warranties Concerning the Transaction.
   ---------------------------------------------------------

     a) Representations and Warranties of the Transferors. Each Transferor severally (and not jointly and severally) and solely with respect to the Transferor that is making such representations and warranties (and not with respect to other Transferors), represents and warrants to AGI that the statements and understandings contained in this ss.3(a) are true, complete and correct as of the date of this Agreement and will be true, correct and complete as of the Closing Date, except as set forth on Annex I attached hereto.

          i)  Organization  of the  Company.  To the  Knowledge of the each such
     Transferor: (a) the Company is a limited liability company duly organized and validly existing under the laws of Republic of Cyprus, and the Company has all necessary power and authority as a limited liability company to own its assets and to carry on its business as now being conducted and presently proposed to be conducted; and (b) the Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company.

          ii) Authorization of Transaction. Such Transferor has full power and authority to execute and deliver the Transaction Documents and to perform his/hers/its respective obligations thereunder. On the Closing Date, such Transferor will have full power and authority to convey, the Company Shares held by or for the benefit of such Transferor to AGI pursuant to this Agreement. In the event that that the Transferor is an entity, all action on the part of such Transferor for the lawful execution and delivery of the Transaction Documents and the transfer and delivery of the Company Shares hereunder has been taken or prior to the Closing will have been taken. This Agreement constitutes, and on the Closing Date each of the Transaction Documents will constitute, the valid and legally binding obligation of such Transferor, enforceable in accordance with its terms and conditions. Each Transferor does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental or Regulatory Authority in order to consummate the transactions contemplated by the Transaction Documents.

          iii) Noncontravention. Neither the execution and the delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will violate (A) any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental or Regulatory Authority or court to which such Transferor is subject or (B) if such Transferor is an entity, any provision of its memorandum and articles of association or other organizational documents of any such Transferor that is an entity.

          iv) Brokers' Fees. The Transferor has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which AGI could reasonably become liable or obligated.

          v) Investment. Each Transferor: (A) understands that the AGI Common Stock to be received pursuant to this Agreement has not been, and will not be, registered under the Securities Act, or under any state securities Laws, and is being offered and sold in reliance upon United States federal and state exemptions for transactions not involving any public offering,
     (B) is acquiring such AGI Common Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment, is familiar with the risks associated with the business and operations of companies that operate in similar lines of business to AGI, and has the ability to bear the economic risks of its investment, including the potential loss of its investment, (D) has received sufficient information concerning AGI and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding AGI Common Stock and (E) is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

          vi) Restrictions on Resale. Such Transferor understands that the AGI Common Stock to be received pursuant to this Agreement may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the sale of such AGI Common Stock, or an available exemption from registration under the Securities Act or a sale under and in compliance with Rule 144, such AGI Common Stock must be held indefinitely. In no event will such Transferor transfer or dispose of any of the AGI Common Stock to be received pursuant to this Agreement (other than pursuant to an effective registration statement under the Securities Act) unless and until (A) such Transferor shall have notified

     AGI of the proposed disposition and (B) if requested by AGI, such Transferor shall have furnished to AGI, at the expense of such Transferor, an opinion of counsel reasonably satisfactory to AGI to the effect that such transfer may be made without registration under the Securities Act. Any certificate or instrument evidencing the AGI Common Stock to be issued pursuant to this Agreement shall contain a legend substantially to the following effect:

               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws, unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws and provided that the availability of such exemption is confirmed by an opinion of counsel reasonably satisfactory to Andersen Group, Inc. delivered to Andersen Group, Inc."

     Unless otherwise required by applicable securities Laws, the legend set forth above shall be removed, and AGI or its transfer agent shall issue or cause to be issued a certificate without such legend to the holder of any certificate, if (x) the sale of such shares of AGI Common Stock is registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise, (y) such holder provides AGI with an opinion of counsel reasonably satisfactory to AGI, to the effect that a public sale or transfer of the shares evidenced by such certificate may be made without registration under the Securities Act or (z) such holder provides AGI with reasonable assurance and an opinion of counsel reasonably satisfactory to AGI, that the shares evidenced by such certificate may be sold in compliance with Rule 144. In the event that the above legend is removed from any certificate and thereafter the effectiveness of a registration statement covering the shares evidenced by such certificate is suspended, or if AGI reasonably determines that a supplement or amendment to such registration statement is required by applicable securities law, then upon reasonable advance written notice to the holder of such certificate, AGI may require that the above legend be placed on any such certificate evidencing shares that cannot be sold pursuant to an effective registration statement or under Rule 144, and such Transferor shall cooperate in the placement of such legend. Such legend shall thereafter be removed from such certificate when such shares may again be sold pursuant to an effective registration statement or under Rule 144.

          vii) Company Shares. As of the date hereof and on the Closing Date, each Transferor will hold of record and beneficially the number of the Company Shares set forth opposite his/hers/its name on Schedule A, free and clear of any restrictions on transfer, Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. All such Company Shares were duly authorized and validly issued, are fully paid and non-assessable and were properly registered with the appropriate Governmental or Regulatory Authorities competent for registration of the issuance of such Company Shares. Such Transferor is not a party to any option, warrant, purchase right or other contract or commitment other than this Agreement that could require such Transferor to sell, transfer or otherwise dispose of any capital stock of the Company. Such Transferor is not a party to any voting trust, proxy, agreement with respect to the voting of any capital stock of the Company.

     b) Representations and Warranties of AGI. AGI represents and warrants to each Transferor that the statements and understandings contained in this ss.3(b) are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date, except as set forth on Annex II attached hereto.

          i) Organization of AGI. AGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AGI has all necessary corporate power and authority to own its assets and to carry on its business as now being conducted and presently proposed to be conducted. AGI is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on AGI.

          ii) Authorization of Transaction. AGI has full power and authority (including full corporate power and authority) to execute and deliver the Transaction Documents, to perform its obligations thereunder and to issue the shares of AGI Common Stock to be issued pursuant to this Agreement. All corporate action on the part of AGI required for the lawful execution and delivery of the Transaction Documents, the adoption of the Amendments and the issuance and delivery of the shares of AGI Common Stock has been taken or prior to the Closing will to be received pursuant have been taken. Upon the approval of this Agreement by AGI's stockholders and, with respect to the Transaction Documents other than this Agreement, upon execution, each of the Transaction Documents will constitute the valid and legally binding obligation of AGI, enforceable in accordance with its terms and conditions. AGI need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental or Regulatory Authority in order to consummate the transactions contemplated by this Agreement.

          iii) Capitalization of AGI.

               A) The capitalization of AGI as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuance to AGI's stock option plans and the number of shares issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, any shares of capital stock, is as set forth on Annex II. As of the Closing Date, the shares of AGI Common Stock to be issued to the Transferors and all of the other issued and outstanding shares of AGI Common Stock will have been duly authorized and validly issued, will be fully paid and non-assessable and will not be subject to any preemptive or similar rights. Except as described on Annex II, as of the Closing Date there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of AGI Common Stock or other securities of AGI, and (other than the Registration Rights Agreement and the ACL Registration Rights Agreement) there will be no agreements or arrangements under which AGI is obligated to register the sale of any of its securities under the Securities Act. Annex II describes all of the securities or instruments issued by AGI that contain anti-dilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made, to such securities and instruments as a result of the issuance of securities pursuant to this Agreement and the COMCOR Agreement. AGI is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. Except as described in Annex II, other than the ACL Voting, AGI is not and, as of the Closing, will not be a party to any voting or similar agreement or proxies relating to the voting of shares of its capital stock and is not aware of any such agreements or proxies to which it is not a party.

               B) AGI has furnished to the Transferors true and correct copies of its certificate of incorporation as in effect on the date hereof, its bylaws as in effect on the date hereof and all other instruments and agreements that to the Knowledge of AGI govern securities convertible or exchangeable into capital stock of AGI.

               C) The shares of AGI Common Stock to be issued pursuant to this Agreement will be validly issued, fully paid and non-assessable, free from all Taxes, Liens, claims and encumbrances and issued in compliance with United States federal securities Laws and the securities Laws of other applicable jurisdictions. Such shares will not be subject to preemptive rights, rights of first refusal or similar rights of stockholders and will not impose personal liability upon the holder thereof.

          iv) Noncontravention. Neither the execution and the delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental or Regulatory Authority or court to which AGI is subject or any provision of its certificate of incorporation or bylaws, including the amendments thereto in the forms attached as Exhibit A-1 and Exhibit A-2.

          v) Brokers' Fees. AGI has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by the Transaction Documents for which the Transferors could reasonably become liable or obligated.

          vi) Disclosure. AGI has furnished to the Transferors all SEC Documents that AGI was required to file with the Securities and Exchange Commission since February 28, 1999. Except as set forth in Annex II, all such SEC Documents were timely filed. As of their respective filing dates, or such later date on which such documents were amended, such documents complied in all material respects with the requirements of the Securities Exchange Act. As of their respective dates, or such later date on which such documents were amended, such documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading at the time of filing. The financial statements included in such documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission with respect thereto. Except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the Securities and Exchange Commission, such financial statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the consolidated financial position of AGI and its subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring adjustments).

          vii) Consents. As of the Closing, all consents necessary for AGI to perform its obligations hereunder will have been obtained.

          viii) Material Adverse Change. Since February 28, 1999, except as described in Annex II or as set forth in the SEC Documents, there has not been:

               A) any changes in the assets, liabilities, financial condition or operations of AGI from that reflected in the financial statements included in the SEC Documents, except changes in the ordinary course of business which have not had a Material Adverse Effect, individually or in the aggregate, on AGI;

               B) any material change, except in the ordinary course of business, in the contingent Liabilities of AGI whether by way of guarantee, endorsement, indemnity, warranty or otherwise;

               C) any  damage,  destruction  or loss,  whether or not covered by
          insurance,   materially  or  adversely  affecting  the  properties  or
          business of AGI; or

               D)  any   declaration   or  payment  of  any  dividend  or  other
          distribution of the assets of AGI or its subsidiaries.

          ix) Insurance. AGI and its subsidiaries maintain such insurance relating to their business, operations and assets as is appropriate to their business and operations, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, assets and operations, and such insurance coverages will be continued in full force and effect up to and following the

     Closing Date, other than those insurance coverages in respect of which the failure to continue in full force and effect could not reasonably be expected to have a Material Adverse Effect on AGI.

          x) Litigation. Except as described in the SEC Documents filed since February 28, 1999, there is no action, suit, proceeding or investigation pending or, to the Knowledge of AGI, currently threatened against AGI or its subsidiaries.

          xi) No General Solicitation. Neither AGI nor any of its Affiliates nor any Person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer and sale of any shares of AGI Common Stock to be issued pursuant to this Agreement.

          xii) No Integrated Offering. Neither AGI nor any of its Affiliates nor any Person acting on AGI's behalf has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any securities under circumstances that would require (A) registration of any shares of AGI Common Stock under the Securities Act or cause the offering of any of the shares of AGI Common Stock to be issued pursuant to this Agreement to be integrated with prior offerings by AGI for purposes of the Securities Act or (B) compliance with any applicable stockholder approval provisions, including without limitation under the rules and regulations of the National Association of Securities Dealers.

          xiii) S-3 Registration. AGI is currently eligible to use Form S-3 for registration of the sale by the Transferors of the Registrable Securities (as such term is defined in the Registration Rights Agreement), and AGI has filed in the preceding twelve (12) months and will file all reports required to be filed by AGI with the Securities and Exchange Commission in a timely manner so as to obtain and maintain eligibility to use Form S-3 for the resale of the Registrable Securities.

          xiv) Employees. AGI is not aware that any officer or key employee, or that any group of key employees, intends to terminate his or her employment with AGI, nor does AGI have a present intention to terminate the employment of any of the foregoing. Neither AGI nor, to its Knowledge, any employee of AGI is or will be in violation of any term of any employment contract or other contract or agreement because of the nature of the business conducted by AGI or the use by any employee of his or her best efforts with respect to such business. None of the employees of AGI belongs to any union or collective bargaining unit.

          xv) Compliance with Laws. AGI is in compliance with all applicable Laws relating to the operation of its business and the maintenance and operation of its properties and assets, including without limitation those relating to environmental and occupational health and safety, except where the failure to so comply would not have a Material Adverse Effect on AGI. No material expenditures are, or to the Knowledge of AGI will be, required in order to comply with any existing statutes, Laws and regulations.

          xvi) Title to Property and Assets; Leases. Except (A) as reflected in the SEC Documents, (B) for Liens for current Taxes not yet delinquent, (C) for Liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (D) for Liens in respect of pledges or deposits under worker compensation Laws or similar legislation, (E) for minor defects in title, none of which individually or in the aggregate materially interferes with the use of such property, or (F) with respect to property or assets that are leased, AGI has good and marketable title to its property and assets, free and clear of all Liens. With respect to any property and assets that it leases, AGI holds a valid leasehold interest free and clear of any Liens (subject to clauses (A) through (E) above).

          xvii) Tax Matters. AGI has timely filed all tax returns and reports as required by law. AGI has paid all taxes and other assessments due pursuant to such returns or pursuant to any assessment received by it, other than those contested by it in good faith, except where the failure to pay such taxes would not have a Material Adverse Effect on AGI. The provision for Taxes of AGI as shown in its financial statements filed in the SEC Documents is adequate, to the Knowledge of AGI, for Taxes due and accrued as of the date thereof.

          xviii) Nasdaq Listing. The AGI Common Stock is listed on the Nasdaq National Market. AGI has no Knowledge of any proceedings to revoke such listing. The sales of shares of AGI Common Stock in accordance with the terms of this Agreement will not violate any rules of the Nasdaq National Market or the National Association of Securities Dealers as in effect on the date hereof and the Closing Date.

4. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     a) General. Each of the Parties shall use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

     b) Notices and Consents. Each of the Parties shall give any notices to, make any filings with and use its reasonable best efforts to obtain any authorizations, consents and approvals of Governmental and Regulatory Authorities in connection with the matters referred to in ss.3(a)(ii) and ss.3(b)(ii) above.

     c) Notice of Developments. Each Party shall give prompt written notice to the other Party of any material adverse development causing a breach of any of its representations and warranties in ss.3 above. No disclosure by either Party pursuant to this ss.4(c), however, shall be deemed to amend or supplement Annex I or Annex II or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     d) Blue Sky Laws. AGI shall, on or before the Closing Date, take any such action as AGI shall reasonably determine is necessary to qualify the AGI Common Stock to be issued pursuant to ss.2 for sale to the Transferors under applicable securities or "blue sky" Laws of the states of the United States or any other jurisdiction (or to obtain exemption therefrom), and AGI shall provide evidence of any such action to be taken to the Transfeors on or prior to the Closing Date.

     e) AGI Capitalization. Between the date of this Agreement through and including the Closing Date, AGI shall not issue any additional shares of its capital stock except (i) pursuant to this Agreement, (ii) pursuant to currently outstanding instruments which provide for exercise or conversion into capital stock and (iii) as required to consummate the ACL Agreement.

5. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

     a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request. The Transferors acknowledges and agrees that, from and after the Closing, AGI will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to the Company.

     b) Contribution to CCTV. AGI shall make or shall cause the Company to be made capital contributions to CCTV in the amounts, at the times and in the manner set forth on Annex III attached hereto.

     c) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving CCTV and to the extent to which the Parties are not adverse to each other, each of the Parties shall cooperate with the other Party and its counsel in the contest or defense, shall make available its personnel at the expense of the requesting party and shall provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense.

     d) Regulatory Compliance. the Transferors shall provide AGI, promptly upon request, with all information that AGI requires from the Transferors in order to complete any securities or regulatory filings that AGI is required or deems advisable to make.

     e) Form D. 15 days after the Closing Date, AGI shall file with the Securities and Exchange Commission a Form D with respect to the AGI Common Stock to be issued pursuant to ss.2 above and shall provide a copy thereof to the Transferors

6.       Conditions to Obligation to Close.
         ---------------------------------

     a) Conditions to Obligation of AGI. The obligation of AGI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          i) the representations and warranties set forth inss.3(a) above shall be true and correct in all material respects at and as of the Closing Date;

          ii) each Transferor shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          iii) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by the Transaction Documents, (B) cause any of the transactions contemplated by the Transaction Documents to be rescinded following consummation, (C) materially adversely effect the right of AGI to own the CCTV Shares or to control CCTV directly or (D) materially adversely effect the right of CCTV to own its assets and operate its businesses, and in each case no such injunction, judgment, order, decree, ruling or charge shall be in effect;

          iv) the Transferors shall have delivered to AGI a certificate to the effect that each of the conditions specified inss.6(a)(i)-(iii) above is satisfied in all respects;

          v) each Party shall have received all other authorizations, consents and approvals of Governmental and Regulatory Authorities referred to in ss.3(a)(ii) and ss.3(b)(ii) above and on Annex I and Annex II;

          vi) the transactions contemplated by the COMCOR Agreement shall have been consummated or shall be to be consummated simultaneously with the Closing, and AGI shall hold or shall have rights to acquire simultaneously with the Closing substantially all of the capital stock of the Company;

          vii) [Intentionally Omitted];

          viii) AGI shall have obtained the approval of its stockholders with respect to the adoption of the Amendments and the transactions contemplated hereby;

          ix) the Transaction Documents shall have been executed and delivered by the parties thereto other than AGI;

          x) AGI shall have received an opinion of Polakis Sarris with respect to issues of Cyprus law; and

AGI may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing. With regard to full performance of each of the conditions, set forth above in Section 6 (a) v)-viii) AGI shall deliver to the Transferors the certificate immediately prior to the contribution by COMCOR of all of the agreed assets to the charter capital of CCTV.

     b) Conditions to Obligation of the Transferors. The obligation of the Transferors to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          i) the representations and warranties set forth inss.3(b) above shall be true and correct in all material respects at and as of the Closing Date;


          ii) AGI shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;


          iii) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by the Transaction Documents or (B) cause any of the transactions contemplated by the Transaction Documents to be rescinded following consummation;


          iv) AGI shall have delivered to the Transferors a certificate to the effect that each of the conditions specified above inss.6(b)(i)-(iii) is satisfied in all respects;


          v) Each Party shall have received all other authorizations, consents and approvals of Governmental and Regulatory Authorities referred to in ss.3(a)(ii) and ss.3(b)(ii) above and on Annex I and Annex II;

          vi) the transactions contemplated by the COMCOR Agreement shall have been consummated or shall be to be consummated simultaneously with the Closing;

          vii) AGI shall have obtained approval of its stockholders with respect to the transactions contemplated hereby as required by the National Association of Securities Dealers, the Laws of the State of Delaware, the Securities Exchange Act and the Exchange Act;

          vii) the Amendments shall have been adopted in accordance with applicable Law and regulations and shall be in full force and effect;

          viii) the Transaction Documents shall have been executed and delivered by the parties thereto other than the Transferors;

The Transferors may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

In the event that all of the conditions specified in this Section 6 have not occurred or been waived by the respective parties hereto that are entitled to grant such waivers on or before December 31, 2002, then in that event, all of the documents submitted by the Transferors to AGI shall be promptly returned to the respective Transferor(s) that submitted the documents to AGI, and upon such return of the documents by AGI to the respective Transferor(s), this Agreement shall be void and of no further force and effect; provided, however, AGI shall have the right to extend the deadline date of December 31, 2002 to a later date or later dates in the event that AGI in its discretion deems such extension(s) to be advisable.

7. Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing, even if the other Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and shall continue in full force and effect thereafter for a period of one (1) year from and after the date of the Closing.

8.   Indemnification.
     ---------------

     a) To the fullest extent permitted by law, the Transferors shall severally hold AGI,0its Affiliates, directors, officers, counsel, and shareholders (collectively, the "AGI Indemnitee") harmless from and against any and all third-party actions, suits, claims, proceedings, costs, losses, damages, judgments, amounts paid in settlement and reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred directly by any AGI Indemnitee to the extent relating to or arising out of any material inaccuracy in or material breach, violation or nonobservance of the representations, warranties, covenants or other agreements made by a Transferor in this Agreement.

     b) In connection with (i) any filings made with the Securities and Exchange Commission under the Securities Act or the Securities Exchange Act related to the approval of the transactions contemplated by the Transaction Documents by the stockholders of AGI, save and except for filings made in connection with registrations undertaken in accordance with the Registration Rights Agreement, and (ii) any filings made with any securities agency of any state or other jurisdiction of the United States in connection with the issuance of the AGI Common Stock to the Transferors pursuant hereto, the Transferors shall severally indemnify and hold harmless AGI and its directors, officers, legal counsel, independent accountant and other representatives against any losses, claims, damages or liabilities, joint or several, to which any such Person may become subject under the Securities Act, the Securities Exchange Act or the securities Laws of any such state, including such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) that arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any such filings, including any document incorporated therein by reference, or any amendment or supplement to such filing, or (b) any omission or alleged omission to state in such filing a material fact required to be stated or necessary to make the statements therein in light of the circumstances in which they were made not misleading, to the extent and only to the extent that such losses, claims, damages or liabilities are alleged under the foregoing clauses (a) or (b) to arise from any information furnished in writing on or after the date hereof by the Transferors to AGI expressly for inclusion in any such filing. the Transferors shall reimburse any Person indemnified hereunder for reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage or liability. In addition to and without limiting the foregoing or the provisions of ss.10(h), all such claims under this ss.8 shall not be subject to the arbitration provision of ss.10(i) and the Transferors may be joined as a party, if permissible under governing Law, to any litigation or proceeding commenced against any Indemnified Party which gives rise to indemnity claims by such Parties under this ss.8. The indemnification provided by this ss.8 shall be made by periodic payments by the Transferors of the amount thereof during the course of the investigation or defense, as and when bills are received by any Person indemnified hereunder and as such loss, claim, damage or liability is incurred.

9.   Termination.
     -----------

     a) Termination of Agreement. AGI and the Shareholder Representative may terminate this Agreement as provided below:

          i) AGI and the Shareholder Representative may terminate this Agreement by mutual written consent at any time prior to the Closing;

          ii) Either AGI or the Shareholder Representative may terminate this Agreement if the value per share of AGI Common Stock for purposes of ss.2(b) above is equal to less than Eight Dollars ($8.00) per share or greater than Twelve Dollars ($12.00) per share on the date on which the Closing can first be scheduled pursuant to ss.2(b).

          iii) AGI may terminate this Agreement by giving written notice to the Shareholder Representative at any time prior to the Closing in the event that any Transferor has breached any material representation, warranty or covenant contained in this Agreement, provided that AGI has notified the Shareholder Representative of the alleged breach and the breach has continued without cure for a period of 20 days after the notice of breach; and

          iv) the Shareholder Representative may terminate this Agreement by giving written notice to AGI at any time prior to the Closing in the event that AGI has breached any material representation, warranty or covenant contained in this Agreement, provided that the Transferors has notified AGI of the alleged breach and the breach has continued without cure for a period of 20 days after the notice of breach.

     b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of either Party to the other Party (except for any Liability of any Party then in breach).

     10. Shareholder Representatives.
         ---------------------------

     (a) Each of the Transferors hereby designates Frank E. Baker and Oliver R. Grace, acting jointly, and not individually, as the Shareholder Representatives to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by the Shareholder Representatives and hereby acknowledges that the Shareholder Representatives shall be the only persons authorized to take any action so required, authorized or contemplated by this Agreement on behalf of any Transferor.

     (b) Each Transferor shall severally indemnify the Shareholder Representatives and hold each Shareholder Representative harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of such Shareholder Representative and arising out of or in connection with the acceptance or administration of its duties hereunder.

     (c) Each Transferor acknowledges and agrees that the ShareholderRepresentatives shall be entitled to rely on the opinion of counsel and that upon such reliance on counsel the Shareholder Representatives shall have performed their duties in good faith.

     (d) The appointment and designation of the Shareholder Representatives pursuant to this Section 10 shall be irrevocable, except in the event of the resignation of a Shareholder Representative, in which event the Transferors who then hold a majority of the Company Shares begin transferred pursuant to this Agreement shall promptly (i) designate the successor Shareholder Representative or Representatives and (ii) deliver written notice to the other parties hereto of such designation.

11.  Miscellaneous.
     -------------

     a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the AGI or the Shareholder Representative, as the case may be; provided, however, that any Party may issue any press release, make any filing or make any other public disclosure that it believes in good faith that it is required to make by applicable law or any listing or trading agreement concerning its publicly traded securities, in which case the disclosing Party shall promptly advise the other Party prior to making the disclosure.

     b) Confidentiality. Each Transferors shall treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information, except in connection with the Transaction Documents and deliver promptly to AGI or destroy, at the request and option of AGI, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that such Transferor is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, such Transferor shall notify AGI promptly of the request or requirement so that AGI may seek an appropriate protective order or waive compliance with the provisions of this ss.5(g). If, in the absence of a protective order or the receipt of a waiver hereunder, such Transferor is, on the advice of counsel, compelled by law or regulation to disclose any Confidential Information to any tribunal, then such Transferor may disclose such Confidential Information to the tribunal; provided, however, that such Transferor shall use its reasonable best efforts to obtain, at the reasonable request of AGI, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as AGI shall designate.

     c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     c) Entire Agreement. The Transaction Documents constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent that they relate in any w00ay to the subject matter hereof.

     d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided, however, that AGI may assign any or all of its rights and interests hereunder to one of its Subsidiaries.

     e) Counterparts.   This   Agreement   may  be   executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     f) Headings.  The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     g) Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the Party, or, if not sent during such normal business hours, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or
(d) three (3) days after deposit with a nationally recognized courier, with written verification of receipt. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party:


If to the Transferors to each of the Shareholders
Representatives:

55 Brookville Road,
Glen Head, New York 11545

Attention: Oliver R. Grace, Jr.

Telephone Number: (516) 686-2207
Facsimile Number: (516) 626-1204

And to

Andersen Group, Inc.
405 Park Avenue-12th Floor,
New York, NY 10022,

Attention Francis E. Baker

Telephone Number: (212) 826-8942
Facsimile:  (212) 888-5620



If to AGI:

Anderson Group, Inc.
405 Park Avenue-12th
Floor, New York, NY 10022

Attention:  Francis E. Baker

Telephone Number: (212) 826-8942
Facsimile:  (212) 888-5620


Any Party may change the address to which notices, requests, demands and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth. In the event that the Shareholder Representatives receive notices intended for one, or more than one, or all of the Transferors, then in that event, the Shareholder Representative shall promptly forward copies of any such notices received by the Shareholder Representative to the respective Transferor(s) for whom such notice was intended.

     h) Governing Law and Language.
        --------------------------

This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York; provided, however, that any agreements referred to herein which by their terms are expressly governed by the laws of another jurisdiction shall be governed by such laws; and further provided that nothing in this ss.11(h) shall permit any Party to bring any action, claim, demand, litigation or other legal proceeding arising out of or relating to this Agreement in any tribunal other than as set forth in ss.11(i) below, except to enforce an award issued by the arbitrators in accordance with ss.11(i) below.

     i) Arbitration. Subject to ss.11(p) below, any dispute, controversy or claim between the Parties arising out of or relating to this Agreement or the breach, termination or validity hereof shall be referred to and finally resolved by arbitration in New York, New York, to the exclusion of all other procedures, in accordance with the rules then in force of the American Arbitration
Association, which are deemed to be incorporated by reference into this ss.11(i). In any such arbitration, three arbitrators shall be appointed in accordance with the such rules. Where the rules of the American Arbitration Association do not provide for a particular situation, the arbitrators shall determine the course of action to be followed. The English language shall be used throughout any arbitral proceeding. Subject to ss.11(p) below, to the maximum extent permitted by applicable Law, the Parties agree not to assert any rights to have any court rule on a question of law affecting the arbitration or to hear any appeal from or entertain any judicial review of the arbitral award.

     j) Agreement Not to Assert Claims. Each Party hereby agrees, to the fullest extent permitted by applicable Laws, that it will not assert a claim with regard to (i) any objection that it may have now or in the future to the venue of any action, suit, arbitral proceeding or proceeding in any court referred to in this ss.11(j), including forum non conveniens, (ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum., (iii) any and all rights to demand a trial by jury in any such action, suit, or proceeding brought pursuant to this ss.11(j) or (iv) with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement.

     k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     m) Expenses. Each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

     o) Incorporation of Exhibits and Annexes. The exhibits and annexes identified in this Agreement are incorporated herein by reference and made a part hereof.

     p) Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event that the Transferors shall fail to deliver the CCTV Shares to be delivered on the Closing Date in accordance herewith or AGI shall fail to issue the AGI Common Stock to the Transferors on the Closing Date in accordance herewith.. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions for specific performance to the extent but only to the extent that a failure described in the preceding sentence shall occur in addition to any other remedy to which such Party may be entitled at law or in equity, so long as the Party seeking specific performance has met all conditions to the performance of such obligations and the performance of such obligations is reasonably within the control of the Party with respect to which specific performance of an obligation is sought. In no event shall this ss.10(p) be construed to entitle either Party to specific performance of any other obligation in the Transactions Documents.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                ANDERSEN GROUP, INC.



                                By:--------------------------
                                Title:-----------------------

                    Each of the undersigned Francis E. Baker and Oliver R. Grace, Jr. hereby acknowledges his appointment and
                    designation   as  a  Shareholder   Representative   and  his
                    willingness to fulfill the duties of a Shareholder Representative contemplated by this Agreement.


                                SHAREHOLDER REPRESENTATIVE

                                ---------------------
                                Francis E. Baker


                                ---------------------
                                Oliver R. Grace, Jr.


By signing below and following the "Instructions For Acceptance of the Exchange Offer," (a copy of which is enclosed herewith), the undersigned Transferors hereby accept the Exchange Offer:


Field Nominees Limited


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


Sputnik Investment


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


Brookside E Ventures


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


Sterling Grace Capital Management L.P.


By: -------------------------------

     Name: ------------------------
     Title: -----------------------

Drake Associates L.P.


By: -------------------------------

     Name: ------------------------
     Title: -----------------------
            Francis E. Baker


Firebird Republic Fund


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


Islandia, L.P.


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


-----------------------------------
Thomas McPartland


-----------------------------------
James Pinto


The Anglo American Security Fund, L.P.


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


Sage Venture Partners


By: -------------------------------

     Name: ------------------------
     Title: -----------------------

International Investment Fund L.P.


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


Diversified Long Term Growth Fund L.P.


By: -------------------------------

     Name: ------------------------
     Title: -----------------------

-----------------------------------
Dr. Phillip George


Firebird Fund


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


Galt Nominees


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


-----------------------------------
Hildgarde E. Mahoney


Maranello Holdings, LLC


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


-----------------------------------
Peter Bennett

Firebird New Russia Fund


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


Moretons Holdings Limited


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


-----------------------------------
Anne Marie Lubrano


Churchill


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


-----------------------------------
John R. Grace


JOP Partners


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


-----------------------------------
Robert M. Grace


Woodmont Capital LLC


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


-----------------------------------
Allen Dulles Jebsen

PLFB, LLC


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


Frank's Sports Corp.


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


-----------------------------------
Arthur C. Merrill, Jr.



-----------------------------------
Damon Ball


Murdoch & Company


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


Telcom Partners L.P.


By: -------------------------------

     Name: ------------------------
     Title: -----------------------

-----------------------------------
Harvey Sawikin


-----------------------------------
James D. Sterling


-----------------------------------
Kevin A. Daigh


PMTZ, LLC


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


Ruth Jervis Trustee FBO Wayne Jervis


By: -------------------------------

     Name: ------------------------
     Title: -----------------------


-----------------------------------
Robert S. Field


-----------------------------------
John Cefaly


-----------------------------------
James Reeves



-----------------------------------
Oliver Grace C/F Courtland Palmer


-----------------------------------
Oliver Grace C/F Eric Royce Palmer

-----------------------------------
Oliver Grace C/F Randall Palmer


-----------------------------------
Oliver Grace C/F Reed Charles Palmer


-----------------------------------
Andrew M. O'Shea


-----------------------------------
Edward C. Lord, III


-----------------------------------
Michael Mullady


-----------------------------------
Eric Johnston


-----------------------------------
Mark Ford

                                   SCHEDULE A

                                               Balance
                         Class A    Class B     Total
                         Shares     Shares      Shares         % of Total
                                                                 Shares

      FIELD NOMINEES       430       4,930       5,360           26.8%
  SPUTNIK INVESTMENT                 1,000       1,000            5.0%
 BROOKSIDE eVENTURES                 1,000       1,000            5.0%
      STERLING GRACE                   900         900            4.5%
     CAPITAL MGMT LP
    DRAKE ASSOCIATES        30         565         595            3.0%
            F. BAKER                   500         500            2.5%
   FIREBIRD REPUBLIC                   500         500            2.5%
                FUND
      ISLANDIA, L.P.                   500         500            2.5%
       T. MCPARTLAND                   500         500            2.5%
         JAMES PINTO                   350         350            1.8%
ANGLO AMERICAN                         300         300            1.5%
SECURITY
FUND L.P.
        SAGE VENTURE                   250         250            1.3%
            PARTNERS
       INTERNATIONAL                   225         225            1.1%
 INVESTMENT FUND, LP
    DIVERSIFIED LONG        15         195         210            1.1%
    TERM GROWTH FUND
  Dr. PHILLIP GEORGE                   200         200            1.0%
       FIREBIRD FUND                   200         200            1.0%
       GALT NOMINEES                   200         200            1.0%
          H. MAHONEY                   200         200            1.0%
 MARANELLO HOLDINGS,                   200         200            1.0%
                 LLC
          P. BENNETT                   200         200            1.0%
 FIREBIRD NEW RUSSIA                   150         150            0.8%
                FUND
   MORETONS HOLDINGS                   150         150            0.8%
             LIMITED
  ANNE MARIE LUBRANO                   100         100            0.5%
           CHURCHILL                   100         100            0.5%
      JOHN R.. GRACE                   100         100            0.5%
        JOP PARTNERS                   100         100            0.5%
        ROBERT GRACE                   100         100            0.5%

            WOODMONT                   100         100            0.5%
         CAPITAL LLC
        ALLEN JEBSEN                    75          75            0.4%
           PLFB, LLC                    75          75            0.4%
   FRANK SPORTS CORP                    70          70            0.4%
     A. MERRILL, JR.        25          25          50            0.3%
          DAMON BALL                    50          50            0.3%
   MURDOCH & COMPANY                    50          50            0.3%
 ELCOM PARTNERS L.P.                    50          50            0.3%
      HARVEY SAWIKIN                    40          40            0.2%
      JAMES STERLING                    25          25            0.1%
      KEVIN A. DAIGH                    25          25            0.1%
            PMTZ,LLC                    25          25            0.1%
     RUTH JERVIS HEE                    25          25            0.1%
    FBO WAYNE JERVIS
        ROBERT FIELD                    23          23            0.1%
         JOHN CEFALY                    20          20            0.1%
        JAMES REEVES                    15          15            0.1%
    OLIVER GRACE C/F                    13          13            0.1%
    Courtland Palmer
    OLIVER GRACE C/F                    13          13            0.1%
   Eric Royce Palmer
    OLIVER GRACE C/F                    13          13            0.1%
      Randall Palmer
    OLIVER GRACE C/F                    13          13            0.1%
 Reed Charles Palmer
    ANDREW M. O'SHEA                    10          10            0.1%
  EDWARD C. LORD III                    10          10            0.1%
    MICHAELA MULLADY                    10          10            0.1%
       ERIC JOHNSTON                     5           5            0.0%
           MARK FORD                     5           5            0.0%
                       -------   ---------   ---------     -----------
                           500      14,500      15,000         100.00%
                       -------   ---------   ---------     -----------

                                                                         ANNEX F


                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into as of the _____ day of July, 2002 among Andersen Group, Inc., a Delaware corporation (the "Company"), and the stockholders (the "MBC Stockholders") of ABC Moscow Broadband Communication Limited ("MBC"), a limited liability company organized under the laws of Cyprus whose names are set forth on the signature pages hereof.

     NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     The following terms shall have the meanings set forth in this Article I:

     "ACL"  means  Asinio  Commercial   Limited,  a  limited  liability  company
organized under the laws of Cyprus ("ACL").

     "ACL Agreement" means the agreement referred to in Section 6.2 of this Agreement

     "Agreement" has the meaning specified in the preface.

     "Commission" means the United States Securities and Exchange Commission or any successor governmental agency that administers the Securities Act and the Exchange Act.

     "Commission Registration Form" means a registration statement complying with the rules and regulations of the Commission.

     "Common Stock" means the Common Stock, par value $.01 per share, of the Company, as constituted on the date hereof, any shares of the Company's capital stock into which such Common Stock shall be changed, and any shares of the Company's capital stock resulting from any reclassification of such Common Stock or any recapitalization of the Company.

     "Company" has the meaning specified in the preface.

     "Company Registration" has the meaning specified in Section 2.1(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated from time to time thereunder, all as the same shall be in effect at the time.

     "Holders" means each of the MBC Stockholders who are signatories to this Agreement and any other Person who may hold Registrable Securities in the future under this Agreement or under any other agreement with the Company granting rights to register Registrable Securities.

     "Incidental Registration" has the meaning specified in Section 2.3(a).

     "Indemnified Parties" has the meaning specified in Section 5.1(a).

     "Indemnifying Party" has the meaning specified in Section 5.1(c).

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

     "Registrable Securities" means, in each case as adjusted for stock splits, recapitalizations and other similar events, (i) shares of Common Stock held by Holders and (ii) securities issued in replacement or exchange of any shares of Common Stock held by Holders; provided, however, that any and all shares described in clauses (i) and (ii) above shall cease to be Registrable Securities upon any sale pursuant to a registration statement declared effective under the Securities Act, any sale exempt from registration under the Securities Act pursuant to section 4(1) of the Securities Act or Rule 144 promulgated under the Securities Act, or any sale, transfer or assignment in any manner to any Person who is not entitled to the rights provided by this Agreement.

     "Registration Expenses" means all expenses incurred by the Company incident to the Company's performance of or compliance with this Agreement in connection with each Registration, including without limitation all registration, filing, listing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, any transfer taxes, the fees and expenses of the Company's legal counsel and independent public accountants; provided, however, that Registration Expenses shall not include underwriting discounts and commissions.

     "Registration"   means  any  of  a  Company   Registration,   a   Requested
Registration or an Incidental Registration.

     "Registration Notice" has the meaning specified in Section 2.1(a).

     "Registration Request" has the meaning set forth in Section 2.2(a).

     "Requested Registration" has the meaning specified in Section 2.2(a).

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated from time to time thereunder, all as the same shall be in effect at the time.

     "Underwriter's Maximum Number" has the meaning specified in Section 2.1(b).

                                   ARTICLE II

                                  REGISTRATION

     SECTION 2.1. Company Registration.
                  --------------------

     (a) Registration. Subject to market conditions and customary underwriter's conditions for a firm commitment underwriting, the Company shall use its best efforts to effect one firm commitment underwritten registration under the Securities Act (and any related qualification under blue sky laws or other compliance) of the offering and sale of all or part of the Registrable Securities (the "Company Registration") on or before the first anniversary of the date of this Agreement. The Company shall promptly give all Holders written notice of the Company Registration (a "Registration Notice"). Any Holder that desires to participate in the Company Registration shall notify the Company in writing, within 20 days following the date of the Registration Notice, of the number of Registrable Securities that such Holder desires to be included in the Company Registration. Such written request may specify all or a part of the Registrable Securities held by a Holder. Subject to Section 2.1(b), the Company may also include in the Company Registration other securities of the Company offered for the account of the Company or any other Person. A Company Registration may be accomplished on Form S-3 under the Securities Act, if available, at the option of the Company. If the Company Registration has not been completed on or before the first anniversary of the date hereof, then the Company shall use commercially reasonable efforts to complete the Company Registration as soon as practicable thereafter. If any Holder does not agree to the terms of such underwriting, then the Registrable Securities of such Holder may be excluded from the Company Registration upon written notice by the Company or the representatives of the underwriters. Any Registrable Securities withdrawn from such underwriting shall be withdrawn from the Company Registration.

     (b) Priority. If the representative of the underwriters for the Company Registration gives written advice to Holders and the Company that, in its opinion, market conditions dictate that no more than a specified maximum number of securities (the "Underwriter's Maximum Number") could successfully be included in the Company Registration within a price range acceptable to Holders and the Company, then the Company shall be required by this Section 2.1 to include in the Company Registration only such number of securities as equals the Underwriter's Maximum Number. In such event, Holders, the Company and any other Person participating in the Company Registration shall participate in the Company Registration as follows:

          (i) First, there shall be included in the Company Registration that number of securities that the Company proposes to offer and sell for its own account to the full extent of the Underwriter's Maximum Number; and

          (ii) Second, if the Underwriter's Maximum Number has not yet been reached, there shall be included in the Company Registration that number of Registrable Securities that Holders have requested to be included in the Company Registration to the full extent of the remaining portion of the Underwriter's Maximum Number; and

          (iii) Third, if the Underwriter's Maximum Number has not yet been reached, there shall be included in the Company Registration that number of Registrable Securities that any Persons other than Holders and the Company have requested to be included in the Company Registration to the full extent of the remaining portion of the Underwriter's Maximum Number.

In the event that this Section 2.1(b) results in less than all of the Registrable Securities that are requested by Holders to be included in the Company Registration actually being included in the Company Registration, then the number of Registrable Securities that is included in the Company Registration shall be allocated pro rata among all Holders based on the number of Registrable Securities that each such Holder desires to offer. The Company shall promptly notify Holders if any Registrable Securities will not be included in the Company Registration pursuant to this Section 2.1(b). If any securities are withdrawn from the registration pursuant to Section 2.1(a) and if the number of Registrable Securities to be included in the Company Registration was previously reduced pursuant to this Section 2.1(b), then the Company shall then offer to all Holders the right to include additional Registrable Securities in the Company Registration equal to the number of securities so withdrawn, with such Registrable Securities to be allocated among the Holders requesting additional inclusion on a pro rata basis.

     SECTION 2.2. Requested Registration.
                  ----------------------

     (a) Request for Registration. Subject to Section 2.2(b), if at any time after the first anniversary of this Agreement the Company shall receive a written request from any Holder (a "Registration Request") that the Company effect a registration under the Securities Act of all or any part of the Registrable Securities held by such Holder (a "Requested Registration") in accordance with the terms of this Section 2.2, then the Company shall use its best efforts to effect the registration under the Securities Act (and any related qualification under blue sky laws or other compliance) of the offering and sale of such Registrable Securities within 90 days after receipt of the Registration Request. The Company may also include in any Requested Registration other securities of the Company offered for the account of the Company or any other Person, including Registrable Securities held by other Holders entitled to include such securities in such Requested Registration pursuant to Section 2.3. A Requested Registration may be accomplished on Form S-3 under the Securities Act, if available, at the option of the Company.

     (b) Limitation on Requested Registrations.
         -------------------------------------

          i. Share Limitation. The Company shall not be obligated to effect a Requested Registration unless such registration involves the lesser of (i) an aggregate offering price of $1,000,000 or (ii) less than one percent of the Common Stock issued or outstanding as of the date of such Registration Request.

          ii. Limitation on the Number of Requested Registrations. The Company shall only be obligated to effect one Requested Registration hereunder in any six month (calendar) period.

          iii.  Prior  Registration  Limitation.  If  a  registration  statement related to another Registration has been declared effective under the Securities Act within the preceding six calendar months and the participating Holders have not sold all Registrable Securities included in such registration statement, then the Company shall have the right to defer a Requested Registration for a period of not more than 90 days.

          iv. Delay Limitation. If the Company shall furnish to Holders requesting a Requested Registration a certificate signed by the chief executive officer or chairman of the board of directors of the Company stating that, in the good faith judgment of the board of directors, the effecting of the Requested Registration at the time requested would be detrimental to the Company or its stockholders, then the Company shall have the right to defer such Requested Registration for a period of not more than 180 days.

          v. Simultaneous Company Registration Limitation. From the date of filing of any registration statement under the Securities Act by the Company until the date 180 days following the effective date of such registration statement, the Company shall not be obligated to effect a Requested Registration without the consent of the representative of the underwriters of the offering as to which such registration statement is filed, so long as the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become or remain effective.

          vi. Termination. The right to request a Requested Registration shall terminate on the fifth anniversary of this Agreement.

          vii. Allocation. The inclusion of Registerable Securities in a Requested Registration shall be made on a pro rata basis among Holders. In the event that any Holder withdraws his Registrable Securities from a Requested Registration, then the Company shall promptly notify other Holders of such withdrawal. In such event, other Holders shall be entitled to increase the number of Registrable Securities to be included in such Requested Registration on a pro rata basis based on the number of Registrable Securities that each such Holder desires to include in such Requested Registration.

     SECTION 2.3. Incidental Registrations.
                  -----------------------

     (a) Incidental Registration. If the Company, for itself or any of its security holders other than pursuant to a Requested Registration, at any time after the first anniversary of the date hereof and through the fifth anniversary hereof, undertakes to effect a registration under the Securities Act of the offering and sale of any shares of its capital stock or other securities (other than (i) the registration of an offer, sale or other disposition of securities solely to employees of, or other Persons providing services to, the Company or any subsidiary of the Company pursuant to an employee or similar benefit plan or
(ii) in connection with to a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or a comparable or successor rule, registered on Form S-4 or similar or successor forms promulgated by the Commission), then on each such occasion the Company shall notify each Holder of such undertaking at least 30 days prior to the filing of a registration statement relating thereto. In such event, upon the written request of any Holder within 20 days after the receipt of such notice, subject to Section 2.2(b), the Company shall use its best efforts as soon as practicable thereafter to cause any Registrable Securities specified by such Holder to be included in such registration statement (an "Incidental Registration"). If a Holder desires to include less than all Registrable Securities held by it in any Incidental Registration, then such Holder shall nevertheless continue to have the right to include any remaining Registrable Securities in any subsequent Incidental Registration upon the terms and conditions set forth herein. The Company shall have the right to terminate or withdraw any Incidental Registration initiated by it under this Section 2.3 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such Incidental Registration. The Registration Expenses of such terminated or withdrawn registration shall be borne by the Company in accordance with Section 2.4.

     (b) Priority in Registration. If an Incidental Registration is an underwritten offering, and the representative of the underwriters gives written advice to Holders and the Company that, in its opinion, market conditions dictate that no more than an Underwriter's Maximum Number could successfully be included in such Incidental Registration, then the Company shall be required by this Section 2.3 to include in such Incidental

Registration only such number of securities as equals the Underwriter's Maximum Number. In such event, Holders, the Company and any other Person participating in such Incidental Registration shall participate in such Incidental Registration as follows:

          (i) First, there shall be included in such Incidental Registration that number of securities that the Company proposes to offer and sell for its own account in such registration to the full extent of the Underwriter's Maximum Number; and

          (ii) Second, if the Underwriter's Maximum Number has not yet been reached, there shall be included in such Incidental Registration that number of Registrable Securities that Holders have requested to be included in such Incidental Registration to the full extent of the remaining portion of the Underwriter's Maximum Number; and

          (iii) Third, if the Underwriter's Maximum Number has not yet been reached, there shall be included in the Company Registration that number of Registrable Securities that any Persons other than Holders and the Company have requested to be included in the Company Registration to the full extent of the remaining portion of the Underwriter's Maximum Number.

In the event that this Section 2.3(b) results in less than all of the Registrable Securities that are requested by Holders to be included in such Incidental Registration actually being included in such Incidental Registration, then the number of Registrable Securities that is included in such Incidental Registration shall be allocated pro rata among all Holders based on the number of Registrable Securities that each such Holder desires to offer. The Company shall promptly notify Holders if any Registrable Securities will not be included in the Company Registration pursuant to this Section 2.3(b). If any securities are withdrawn from the registration pursuant to Section 2.3(a) and if the number of Registrable Securities to be included in such Incidental Registration was previously reduced pursuant to this Section 2.3(b), then the Company shall then offer to all Holders the right to include additional Registrable Securities in such Incidental Registration equal to the number of securities so withdrawn, with such Registrable Securities to be allocated among the Holders requesting additional inclusion on a pro rata basis.

     SECTION 2.4. Expenses. The Company shall pay all Registration Expenses incurred in connection with any Registration.

     SECTION 2.5. Effective Registration Statement. No Registration shall be deemed to have been effected unless the registration statement filed with respect thereto in accordance with the Securities Act has been declared effective by the Commission and remain effective in accordance with Section 3.1. Notwithstanding the foregoing, no registration shall be deemed to have been effected if (a) after the related registration statement has been declared effective by the Commission, such registration is made subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or any court proceeding for any reason, other than solely by reason of a misrepresentation or omission by any Holder, or (b) the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied, other than solely by reason of an act or omission by any Holder.

     SECTION 2.6. Jurisdictional Limitations. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to take any action to effect registration, qualification or compliance with respect to Registrable
Securities:

     (a) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process, unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act;

     (b) That would require it to qualify generally to do business in any jurisdiction in which it is not already so qualified or obligated to qualify; or

     (c) That would subject it to taxation in a jurisdiction in which it is not already subject generally to taxation.

                                   ARTICLE III

                             REGISTRATION PROCEDURES

     SECTION 3.1. Company Obligations. If and whenever the Company is required to use its efforts to effect a Registration as provided in Article II, then as expeditiously as possible and subject to the terms and conditions of Article II, the Company shall:

     (a) Prepare and file with the Commission the appropriate registration statement to effect such Registration and use its best efforts to cause such registration statement to become and remain effective for the period set forth in Section 3.1(c);

     (b) Permit any Holder that, in the reasonable judgment of the Company's counsel, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement (including by making available for inspection by any such Person and any attorney, accountant or other agent retained by such Person, all financial and other records, pertinent corporate documents and all other information reasonably requested in connection therewith), furnish to all Holders, the underwriters, if any, and their respective counsel and accountants advance draft copies of such registration statement and each prospectus included therein or filed with the Commission at least five business days prior to the filing thereof with the Commission, and any amendments and supplements thereto promptly as they become available, and provide each such Person such access to the books and records of the Company and such opportunities to discuss the business of the Company with its officers and the independent public accountants that have certified the financial statements of the Company as is necessary, in the opinion of such Person, to conduct a reasonable investigation within the meaning of the Securities Act;

     (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of 180 days after such registration statement becomes effective (such period of 180 days to be extended one day for each day or portion thereof during such period that such registration statement is subject to any stop order suspending the effectiveness of the registration statement, any order suspending or preventing the use of any related prospectus or any order suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction);

     (d) Furnish to Holders that participate in such Registration, without charge to such Holders, such number of conformed copies of such registration statement and each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as the purchaser or any such Holder may reasonably request;

     (e) Use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the United States state securities or blue sky laws of such jurisdictions as any Holder that participate in such Registration reasonably requests, keep such registration or qualification in effect for the time period set forth in Section 3.1(c) and take such other action as may be reasonably necessary or advisable to enable such Holders to sell the Registrable Securities covered by such Registration in such jurisdictions;

     (f) Use commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States state governmental agencies or authorities as may be necessary to enable any Holder that participates in such Registration to sell the Registrable Securities covered by such Registration as intended by such registration statement;

     (g) Use its best efforts to obtain the withdrawal of any stop order suspending the effectiveness of such registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction;

     (h) Immediately notify Holders that participate in such Registration, at any time during which a prospectus relating to such registration statement is required to be delivered under the Securities Act, if the Company becomes aware of any event as result of which such prospectus, as then in effect, would include an untrue statement of material fact or would omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of such Holders promptly prepare and furnish to such Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

     (i) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

     (j) Provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

     (k) Use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which the same class of securities issued by the Company are then listed or to secure designation and quotation of all Registrable Securities covered by such Registration on the Nasdaq National Market System and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities and pay all fees and expenses in connection with the satisfaction of the obligations set forth in this Section 3.1(k).

     SECTION 3.2. Holder Obligations.

     (a) Each Holder that participates in a Registration shall furnish to the Company, upon its written request, such information as it may reasonably request in writing (i) regarding the proposed distribution by such Holder of the Registrable Securities held by such Holder and (ii) as required in connection with any registration (including an amendment to a registration statement or prospectus), qualification or compliance referred to in this Article III.

     (b) Upon receipt of any notice from the Company, or upon a Holder's otherwise becoming aware, of the happening of any event of the kind described in
Section 3.1(h), such Holder shall discontinue its disposition of Registrable Securities pursuant to the registration statement relating to the offering and sale of such Registrable Securities until the receipt by such Holder of the supplemented or amended prospectus contemplated by Section 3.1(h). If so directed by the Company, such Holder shall deliver to the Company all copies other than permanent file copies then in possession of such Holder of the prospectus relating to the offering and sale of such Registrable Securities current at the time of receipt of such notice. In addition, each Holder shall immediately notify the Company, at any time during which a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished in writing by such Holder to the Company specifically for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event that the

Company or any such Holder shall give any such notice, the period referred to in
Section 3.1(c) shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to Section 3.1(c) to and including the date on which such Holder receives copies of the supplemented or amended prospectus contemplated by Section 3.1(c).

                                   ARTICLE IV

                             UNDERWRITTEN OFFERINGS
                             ----------------------

     SECTION 4.1. Underwritten Offerings.
                  ----------------------

     (a) Underwritten  Offering.  In connection with any  underwritten  offering pursuant to the Company Registration, the Company shall enter into an underwriting agreement (and any other customary agreements) with the underwriters for such offering, such agreement to be in form and substance reasonably satisfactory to such underwriters in their reasonable judgment and to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of that type, including without limitation indemnities to the effect and to the extent provided in Section 5.1. Each Holder that participates in the Company Registration shall be a party to such underwriting agreement and may, at such Holder's option, require that any or all representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such Holder and that any or all conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. No such Holder participating in any such underwritten offering shall be required by the provisions hereof to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and its intended method of distribution and any other representation required by law.

     (b) Selection of Underwriters. In the Company Registration, the Company shall select the representative of the underwriters from underwriting firms of national reputation in the United States that are reasonably acceptable to Holders.

     SECTION 4.2. Holdback Agreements. In connection with any underwritten public offering of Registrable Securities by the Company under the Securities Act, no Holder shall effect directly or indirectly (except as part of such underwritten Registration in accordance with the provisions hereof or pursuant to a transaction exempt from registration other than pursuant to Rule 144 or Rule 145 of the Securities Act) any sale, distribution, short sale, loan, grant of options for the purchase of or other disposition of any Registrable Securities for such period as the representative of the underwriters requests, which period shall in no event commence earlier than seven days prior to, or end more than 180 days after, the date on which the registration statement related to such offering is declared effective. The Company shall be entitled to instruct its transfer agent to place stop transfer notations in its records to enforce this Section 4.2(a).

                                    ARTICLE V

                        INDEMNIFICATION AND CONTRIBUTION
                        --------------------------------

     SECTION 5.1. Indemnification.
                  ---------------

     (a) Indemnification by the Company. In connection with any Registration, to the extent permitted by law, the Company shall and hereby does indemnify and hold harmless each Holder that participates in such Registration, each such Holder's legal counsel and independent accountants, each other Person who participates as an underwriter in the offering or sale of securities (if so required by such underwriter as a condition to including the Registrable Securities of such Holders in such registration) and each other Person, if any, who controls any such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or other Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the offering and sale of such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or any document incorporated therein by reference, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act or state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration. The Company shall reimburse the Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the indemnity agreement contained in this
Section 5.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided, further, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company in writing by any Indemnified Party specifically for use therein.

     (b) Indemnification by Holders. As a condition to including any Registrable Securities in any Registration, to the extent permitted by law, each Holder shall and does hereby indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1(a)) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from any registration statement under which the offering and sale of such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if and only if and to the extent that such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company directly by such Person; provided, however, that the obligation of any such Holder under this Section 5.1(b) shall be limited to an amount equal to the gross proceeds received by such Holder upon the sale of Registrable Securities sold in such Registration, unless such liability arises out of or is based upon such Holder's willful misconduct.

     (c) Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 5.1, if a claim in respect thereof is to be made against a party required to provide indemnification (an "Indemnifying Party"), the Indemnified Party shall give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under this Section 5.1, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in the reasonable judgment of such Indemnified Party a conflict of interest between such Indemnified Party and the Indemnifying Party may exist in respect of such claim, then each Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party. After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party if such judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) Other Indemnification. Indemnification similar to that specified in this Section 5.1 (with appropriate modifications) shall be given by the Company and each Holder that participates in a Registration to each other and to any underwriter, as applicable, with respect to any required registration or other qualification of securities under any United States federal or state law or regulation, other than the Securities Act, of any United States governmental authority.

     (e) Indemnification  Payment. The indemnification  required by this Section
5.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and as expense, loss, damage or liability is incurred.

     (f) Survival of Obligations. The obligations of the Company and Holders under this Section 5.1 and Section 5.2 shall survive the completion of any offering of Registrable Securities.

     SECTION 5.2. Contribution.  If the indemnification  provided for in Section
5.1 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section 5.1 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other, in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or Indemnifying Parties, on the one hand, or the Indemnified Party, on the other, and the relative, intent, knowledge, access to information and opportunity of the parties to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party pursuant to this Section 5.2 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim subject to this
Article V. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation.

                                   ARTICLE VI

                                COMPANY COVENANTS
                                -----------------

     SECTION 6.1. Covenants Relating to Rule 144; Reports Under Exchange Act. With a view to (a) making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of securities of the Company to the public without registration after such time as a public market exists for the Common Stock and (b) causing the Company to be and remain eligible to file use Form S-3 under the Securities Act, the Company shall:

     (i) Make and keep public information available in accordance with Rule 144 under the Securities Act at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

     (ii) Take such action, including the voluntary registration of the Common Stock under Section 12 of the Exchange Act, as necessary to enable the Company to utilize Form S-3 for the sale of Registrable Securities;

     (iii) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (iv) Furnish to each Holder forthwith upon request, so long as such Holder owns any Registrable Securities, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission that may allow such Holder to sell any Registrable Securities without registration.

     SECTION 6.2 Other Registration Rights. The Company may from time to time grant additional registration rights to other holders of Common Stock, provided that (i) any such rights granted in connection with the transactions contemplated by the ACL Agreement (as defined in the ACL Subscription Agreement dated _____________, 2002 between the Company and ACL) may be pari passu with the rights granted under this Agreement with respect to registration and cutback, and (ii) no such registration rights shall be senior to the rights granted under this Agreement with respect to registration and cutback (but that such rights may at all times be pari passu).

                                   ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

     SECTION 7.1 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     SECTION 7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

     SECTION 7.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent that they relate in any way to the subject matter hereof.

     SECTION 7.4 Notices. All notices, demands and other communications shall be sufficiently given for all purposes hereunder if in writing and delivered and sent by documented overnight delivery service or, to the extent receipt is confirmed, by facsimile or other electronic transmission service to the appropriate address or number set forth below.

If to MBC

C/o Polakis Sarris
Cyprus

If to Company:
                  Andersen Group, Inc.
                  405 Park Avenue
                  Suite 1202
                  New York, NY 10022
                  Attention:  Francis E. Baker
                  Facsimile:  (212) 888-5620


Any party may change the address to which notices, requests, demands and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     SECTION 7.5 Governing Law and Language. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York; provided that nothing in this Section 7.5 shall permit any party to bring any action, claim, demand, litigation or other legal proceeding arising out of or relating to this Agreement in any tribunal other than as set forth in Section 7.6, except to enforce an award issued by the arbitrators in accordance with
Section 7.6. This Agreement is written in English, and any Russian language text is provided only for the convenience of the parties. In the case of inconsistency or issues of interpretation of the English and Russian texts, the English text shall control.

     SECTION 7.6 Arbitration. Any dispute, controversy or claim between the parties arising out of or relating to this Agreement or the breach, termination or validity hereof shall be referred to and finally resolved by arbitration in New York, New York, to the exclusion of all other procedures, in accordance with the rules then in force of the American Arbitration Association, which are deemed to be incorporated by reference into this Section 7.6. In any such arbitration, three arbitrators shall be appointed in accordance with the such rules. Where the rules of the American Arbitration Association do not provide for a particular situation, the arbitrators shall determine the course of action to be followed. The English language shall be used throughout any arbitral proceeding. To the maximum extent permitted by applicable law, the parties agree not to assert any rights to have any court rule on a question of law affecting the arbitration or to hear any appeal from or entertain any judicial review of the arbitral award.

     SECTION 7.7. Agreement Not to Asset Claims/Soverign Immunity. Each party hereby agrees, to the fullest extent permitted by applicable laws, that it will not assert a claim with regard to (i) any objection that it may have now or in the future to the venue of any action, suit, arbitral proceeding or proceeding in any court referred to in this Section 7.7, including forum non conveniens,
(ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum, (iii) any and all rights to demand a trial by jury in any such action, suit, or proceeding brought pursuant to this Section 7.7 or (iv) with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets or enforceability of judicial or arbitral awards.

     SECTION 7.8 Equitable Remedies. The parties agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that would be suffered by the parties in the event that this Agreement were not performed in accordance with its terms or conditions or were otherwise breached. It is accordingly hereby agreed that the arties shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other party and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of any other rights and remedies to which the other Party is entitled to at law or in equity.

     SECTION 7.9 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

     SECTION 7.10 Severability; Titles and Subtitles; Gender; Singular and Plural; Counterparts; Facsimile. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     SECTION 7.11 Expenses. Each party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby except as expressly set forth herein.

     SECTION 7.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  ANDERSEN GROUP, INC.

                                  By:   -------------------------------
                                  Name: -------------------------------
                                  Title:-------------------------------


MBC Shareholders:


Field Nominees Limited


By: ------------------------------

       Name:----------------------
       Title: --------------------


Sputnik Investment


By: ------------------------------

       Name:----------------------
       Title: --------------------


Brookside E Ventures


By: ------------------------------

       Name:----------------------
       Title: --------------------


Sterling Grace Capital Management L.P.


By: ------------------------------

       Name:----------------------
       Title: --------------------

Drake Associates L.P.


By: ------------------------------

       Name:----------------------
       Title: --------------------



----------------------------------
Francis E. Baker


Firebird Republic Fund


By: ------------------------------

       Name:----------------------
       Title: --------------------


Islandia, L.P.


By: ------------------------------

       Name:----------------------
       Title: --------------------



----------------------------------
Thomas Mc Partland



----------------------------------
James Pinto


The Anglo American Security Fund, L.P.


By: ------------------------------

       Name:----------------------
       Title: --------------------

Sage Venture Partners


By: ------------------------------

       Name:----------------------
       Title: --------------------


International Investment Fund L.P.


By: ------------------------------

       Name:----------------------
       Title: --------------------


Diversified Long Term Growth Fund L.P.


By: ------------------------------

       Name:----------------------
       Title: --------------------



----------------------------------
Dr. Phillip George


Firebird Fund


By: ------------------------------

       Name:----------------------
       Title: --------------------


Galt Nominees


By: ------------------------------

       Name:----------------------
       Title: --------------------



----------------------------------
Hildgarde E. Mahoney

Maranello Holdings, LLC


By: ------------------------------

       Name:----------------------
       Title: --------------------



----------------------------------
Peter Bennett


Firebird New Russia Fund


By: ------------------------------

       Name:----------------------
       Title: --------------------


Moretons Holdings Limited


By: ------------------------------

       Name:----------------------
       Title: --------------------



----------------------------------
Anne Marie Lubrano


Churchill


By: ------------------------------

       Name:----------------------
       Title: --------------------



----------------------------------
John R. Grace

JOP Partners


By: ------------------------------

       Name:----------------------
       Title: --------------------



----------------------------------
Robert M. Grace


Woodmont Capital LLC


By: ------------------------------

       Name:----------------------
       Title: --------------------



----------------------------------
Allen Dulles Jebsen


PLFB, LLC


By: ------------------------------

       Name:----------------------
       Title: --------------------


Frank's Sports Corp.


By: ------------------------------

       Name:----------------------
       Title: --------------------



----------------------------------
Arthur C. Merrill, Jr.



----------------------------------
Damon Ball

Murdoch & Company


By: ------------------------------

       Name:----------------------
       Title: --------------------


Telcom Partners L.P.


By: ------------------------------

       Name:----------------------
       Title: --------------------



----------------------------------
Harvey Sawikin



----------------------------------
James D. Sterling



----------------------------------
Kevin A. Daigh


PMTZ, LLC


By: ------------------------------

       Name:----------------------
       Title: --------------------


Ruth Jervis Tstee FBO Wayne Jervis


By: ------------------------------

       Name:----------------------
       Title: --------------------

----------------------------------
Robert S. Field



----------------------------------
John Cefaly



----------------------------------
James Reeves



----------------------------------
Oliver Grace C/F Courtland Palmer



----------------------------------
Oliver Grace C/F Eric Royce Palmer

----------------------------------
Oliver Grace C/F Randall Palmer



----------------------------------
Oliver Grace C/F Reed Charles Palmer



----------------------------------
Andrew M. O'Shea



----------------------------------
Edward C. Lord, III



----------------------------------
Michael Mullady



----------------------------------
Eric Johnston



----------------------------------
Mark Ford

                                   SCHEDULE A

                                               Balance
                        Class A   Class B       Total         % of Total
                        Shares     Shares       Shares           Shares
                        -------   -------      --------        ---------

      FIELD NOMINEES       430       4,930       5,360           26.8%
  SPUTNIK INVESTMENT                 1,000       1,000            5.0%
 BROOKSIDE eVENTURES                 1,000       1,000            5.0%
      STERLING GRACE                   900         900            4.5%
     CAPITAL MGMT LP
    DRAKE ASSOCIATES        30         565         595            3.0%
            F. BAKER                   500         500            2.5%
   FIREBIRD REPUBLIC                   500         500            2.5%
                FUND
      ISLANDIA, L.P.                   500         500            2.5%
       T. MCPARTLAND                   500         500            2.5%
         JAMES PINTO                   350         350            1.8%
ANGLO AMERICAN                         300         300            1.5%
SECURITY
FUND L.P.
        SAGE VENTURE                   250         250            1.3%
            PARTNERS
       INTERNATIONAL                   225         225            1.1%
 INVESTMENT FUND, LP
    DIVERSIFIED LONG        15         195         210            1.1%
    TERM GROWTH FUND
  Dr. PHILLIP GEORGE                   200         200            1.0%
       FIREBIRD FUND                   200         200            1.0%
       GALT NOMINEES                   200         200            1.0%
          H. MAHONEY                   200         200            1.0%
 MARANELLO HOLDINGS,                   200         200            1.0%
                 LLC
          P. BENNETT                   200         200            1.0%
 FIREBIRD NEW RUSSIA                   150         150            0.8%
                FUND
   MORETONS HOLDINGS                   150         150            0.8%
             LIMITED
  ANNE MARIE LUBRANO                   100         100            0.5%
           CHURCHILL                   100         100            0.5%
      JOHN R.. GRACE                   100         100            0.5%
        JOP PARTNERS                   100         100            0.5%
        ROBERT GRACE                   100         100            0.5%

    WOODMONT CAPITAL                   100         100            0.5%
                 LLC
        ALLEN JEBSEN                    75          75            0.4%
           PLFB, LLC                    75          75            0.4%
   FRANK SPORTS CORP                    70          70            0.4%
     A. MERRILL, JR.        25          25          50            0.3%
          DAMON BALL                    50          50            0.3%
   MURDOCH & COMPANY                    50          50            0.3%
TELCOM PARTNERS L.P.                    50          50            0.3%
      HARVEY SAWIKIN                    40          40            0.2%
      JAMES STERLING                    25          25            0.1%
      KEVIN A. DAIGH                    25          25            0.1%
            PMTZ,LLC                    25          25            0.1%
     RUTH JERVIS HEE                    25          25            0.1%
    FBO WAYNE JERVIS
        ROBERT FIELD                    23          23            0.1%
         JOHN CEFALY                    20          20            0.1%
        JAMES REEVES                    15          15            0.1%
    OLIVER GRACE C/F                    13          13            0.1%
    Courtland Palmer
    OLIVER GRACE C/F                    13          13            0.1%
   Eric Royce Palmer
    OLIVER GRACE C/F                    13          13            0.1%
      Randall Palmer
    OLIVER GRACE C/F                    13          13            0.1%
 Reed Charles Palmer
    ANDREW M. O'SHEA                    10          10            0.1%
  EDWARD C. LORD III                    10          10            0.1%
    MICHAELA MULLADY                    10          10            0.1%
       ERIC JOHNSTON                     5           5            0.0%
           MARK FORD                     5           5            0.0%
                           ---      ------      ------         -------
                           500      14,500      15,000         100.00%
                           ---      ------      ------         -------

                                                                         ANNEX G

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ANDERSEN GROUP, INC.


The undersigned, Oliver Grace, Jr. hereby certifies that:

1. He is the duly elected and acting President of Andersen Group, Inc., a Delaware corporation.

2. The Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on April 24, 1998.

3. The Certificate of Incorporation is hereby amended and restated to read as follows:

FIRST:   The name of the  corporation  is  Moscow  Broadband  Group,  Inc.  (the
"Corporation").

SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is (i) twelve million (12,000,000) shares of common stock, $.01 par value (the "Common Stock"), and (ii) eight hundred thousand shares of Series A Cumulative Convertible Preferred Stock, $.01 par value. The Series A Cumulative Convertible Preferred Stock, hereinafter referred to as the Series A Stock, shall have the following terms, preferences and rights:

     1.  Dividends.

         (a) The holders of the Series A Stock shall be entitled to receive, when and as declared by the Board of Directors but only out of funds legally available therefor, cumulative cash dividends from the date of issuance of the Series A Stock at the rate specified in subparagraph
         (b) below, and no more, payable not later than 45 days after the end of each fiscal quarter of the Company, commencing with the end of the fiscal quarter during which the Series A Stock is initially issued. Such dividends shall be subject to proportional adjustment if dividends are payable for any part of a fiscal quarter. So long as any share of Series A Stock remains outstanding no dividend or other distribution shall be paid or declared on any shares of Common Stock of the Company, other than dividends payable in shares of Common Stock of the Company, unless all cumulative dividends on the Series A Stock shall have been paid or declared and set apart for payment. Subject to the foregoing and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor, and the Series A Stock shall not be entitled to participate in any such dividends or distributions whether payable in cash, stock or otherwise.

         (b) Cumulative dividends shall be payable at a quarterly rate per share upon the Series A Stock in an amount equal to $0.375.

     2. Optional Redemption. All or any part of the Series A Stock may be called for redemption by the Company at its option at any time or from time to time, by paying therefor in cash a redemption price equal to $18.75 per share, in each case plus accrued and unpaid dividends to the date fixed for redemption. At least twenty (20) days' notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of the Series A Stock to be redeemed, addressed to the last post office address shown on the records of the Company. On the date fixed for redemption, and stated in such notice, such holder of such Series A Stock shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a shareholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest. If fewer than all the outstanding shares of Series A Stock are to be redeemed pursuant to this paragraph, the number of shares to be redeemed shall be determined by the Board of Directors of the Company, and such shares shall be redeemed pro rata from all record holders of the Series A Stock in proportion to the number of such shares held by such holders (rounding to the nearest whole share to avoid redemption of fractional shares).

     3.  Voting Rights.

         (a) General. The shares of Series A Stock shall not be entitled to vote upon any matters upon which shareholders are entitled to vote, except to the extent required by law, including the right to a class vote in the event of any amendment to the Company's certificate of incorporation which creates a new class of shares equal or senior to the Series A Stock or changes an existing class of shares into a class equal or senior to the Series A Stock, and except to the extent set forth in subparagraph (b) of this paragraph 3.

         (b) Certain Voting Rights. If and whenever six quarterly dividends or the equivalent (whether or not consecutive) payable on the Series A Stock shall be in arrears whether or not earned or declared, the number of Directors then constituting the Board of Directors of the Company shall be increased by one and the holders of the Series A Stock, voting together as a class, shall be entitled to elect the one additional Director at any annual meeting of shareholders or a special meeting held in place thereof, or at a special meeting of the holders of the

         Series A Stock called as hereinafter provided. Whenever all arrears in dividends on the Series A Stock then outstanding shall have been paid and dividends thereon for the current dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Stock to elect such additional one Director shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the term of office of any person elected as Director by the holders of the Series A Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the Series A Stock, the Secretary of the Company may, and upon the written request of any holder of shares of the Series A Stock (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series A Stock for the election of the one Director to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of shares of the Series A Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The Director elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. In case any vacancy shall occur with respect to the Director elected by the holders of the Series A Stock, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination by the holders of the Series A Stock.

     4. Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series A Stock shall be entitled, before any assets of the Company shall be distributed among or paid over to the holders of the Common Stock, to be paid $18.75 per share together with any accrued and unpaid dividends thereon, and to no more. If, upon such liquidation, dissolution or winding up, the assets of the Company distributable as aforesaid among the holders of the Series A Stock shall be insufficient to permit payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Series A Stock issued and outstanding and having such priority.

     5.  Conversion.

         (a) The holder of shares of Series A Stock shall have the right, at its option, to convert one or more of such shares into fully paid and nonassessable shares of Common Stock of the Company at any time and from time to time after the date of issuance, at the rate of 1.875 shares of Common Stock for each one share of Series A Stock or at the rate which results from the making of any adjustment specified in subparagraph (e) hereof (the number of shares of Common Stock issuable at any time, giving effect to the latest prior adjustment pursuant to subparagraph (e) hereof, if any, in exchange for one share of Series A Stock being hereinafter called the "Conversion Rate").

         (b) The Series A Stock shall be convertible at the office of any transfer agent of the Company, and at such other office or offices, if any, that the Board of Directors may designate, into fully paid and nonassessable shares of Common Stock at the Conversion Rate. In case of the redemption for any shares of Series A Stock, such right of conversation shall cease and terminate, as to the shares to be redeemed, at the close of business on the date fixed for such redemption, unless default shall be made in the payment of the redemption price for the shares to be so redeemed.

         (c) In order to convert shares of Series A Stock into shares of Common Stock pursuant to the right of conversion set forth in subparagraph (a), the holder thereof shall surrender the certificate or certificates representing Series A Stock, duly endorsed to the Company or in blank, at any office herein above mentioned and shall give written notice to the Company at said office that such holder elects to convert the same, stating in such notice the name or names in which such holder wishes the certificate or certificates representing shares of Common Stock to be issued. The Company shall, within five business days, deliver at said office to such holder of Series A Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash to which such holder shall be entitled in lieu of fractional shares in an amount equal to the same fraction of the Market Price (as hereinafter defined) of a whole share of Common Stock on the business day preceding the day of conversion. The Company shall make no payment or adjustment on account of any dividends accrued on the shares of the Series A Stock surrendered for conversion or any dividends upon shares of Common Stock issued upon conversion, except that the registered holder of shares of Series A Stock being converted shall be entitled to receive payment of any unpaid dividends which have accrued on such shares for dividend periods up to the dividend payment date immediately preceding such surrender for conversion at the time the Company makes payment to other holders of the Series A Stock of accrued unpaid dividends for such dividend periods; provided, that if the Company acquires at any time all outstanding shares of Series A Stock, the Company shall on the date of the acquisition of the last outstanding share, declare and pay such accrued and unpaid dividends out of funds legally available therefor. Shares of Series A Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Stock surrendered for conversion, the Company shall issue and deliver to, or upon the written order of, the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series A Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to the rights of the shares of Series A Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

         (d) The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A Stock shall be made without charge to the converting stockholder for any original issue or transfer tax in respect of the issuance of such certificates and any such tax shall be paid by the Company. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common stock in a name other than that in which the shares of Series A Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

         (e)   The   Conversion   Rate  shall  be   subject  to  the   following
         adjustments:

               (i) If the Company shall declare and pay to the holders of Common Stock a dividend or other distribution payable in shares of Common Stock or Convertible Securities (as hereinafter defined), the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holders of Series A Stock hereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution if such shares of Series A Stock had been converted immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution.

               (ii) If the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of its shares of Common Stock any shares of the Company, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holders of Series A Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after the happening of any of the events described above if such shares of Series A Stock had been converted immediately prior to the happening of such event on the day upon which such subdivision, combination or reclassification, as the case may be, becomes effective.

               (iii) If the Company shall issue or sell any Additional Shares of Common Stock for a consideration per share less than the

               Conversion Amount, then the Conversion Rate shall be adjusted to the number determined by multiplying the Conversion Rate in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued or sold, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for such Additional Shares of Common Stock so issued or sold would purchase at a consideration per share equal to the Conversion Amount. For the purposes of this subparagraph (iii), the date as of which the Conversation Amount shall be computed shall be the earlier of (x) the date on which the Company shall enter into a firm contract for the issuance or sale of such Additional Shares of Common Stock or (y) the date of the actual issuance or sale of such shares.

               (iv) If the Company shall issue or sell any warrants or options or other rights entitling the holders thereof to subscribe for or purchase either any Additional Shares of Common Stock or evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock (such convertible or exchangeable evidences of indebtedness, shares of stock or other securities hereinafter being called "Convertible Securities"), and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities (when added to the consideration per share of Common Stock, if any, received for such Convertible Securities, warrants or other rights), shall be less than the Conversion Amount, then the Conversion Rate shall be adjusted as provided in subparagraph (iii) on the basis that (x) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (y) the aggregate consideration (plus the consideration, if any, received for such Convertible Securities, warrants or other rights) for such maximum number of Additional Shares of Common Stock shall be deemed to be the consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities.

               (v) If the Company shall issue or sell Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Conversion Amount, then the Conversion Rate shall be adjusted as provided in subparagraph (iii) on the basis that (x) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (y) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to the terms of such Convertible Securities. No adjustment of the Conversion Rate shall be made under this subparagraph (v) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other rights, if such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to subparagraph (iv).

               (vi) For the purposes of subparagraphs (iv) and (v), the date as of which the Conversion Amount shall be computed shall be the earliest of (x) the date of which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any warrants or other rights referred to in subparagraph (iv) or to receive any Convertible Securities, (y) the date on which the Company shall enter into a firm contract for the issuance of such warrants or other rights or Convertible Securities or (z) the date of the actual issuance of such warrants or other rights or Convertible Securities.

               (vii) No adjustment of the Conversion Rate shall be made under subparagraph (iii) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor), pursuant to subparagraphs (iv) or (v).

               (viii) If any warrants or other rights (or any portions thereof) which shall have given rise to any adjustment pursuant to subparagraph (iv) or conversion rights pursuant to Convertible Securities which shall have given rise to any adjustment pursuant to subparagraph (v) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such warrants or other rights or Convertible Securities there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Rate hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation of any Additional Shares of Common Stock corresponding to such warrants or other rights or conversion rights as shall have expired or terminated, (y) treating the Additional Shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such warrants or other rights or of conversion rights pursuant to any Convertible Securities as having been issued for the consideration actually received and receivable therefor, and (z) treating any of such warrants or other rights or of conversion rights pursuant to any Convertible Securities which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time; provided, however, that any consideration which was actually received by the Company in connection with the issuance or sale of such warrants or other rights shall form part of the readjustment computation even though such warrants or other rights shall have expired without the exercise thereof.

               (ix) To the extent that any Additional Shares of Common Stock, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock, or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock, warrants or other rights or Convertible Securities are offered by the Company for subscription, the subscription price or, if such Additional Shares of Common Stock, warrants or other rights or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof. If and to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined by the Board of Directors of the Company. If Additional Shares of Common Stock shall be issued as part of a unit with warrants or other rights, then the amount of consideration for the warrant or other right shall be deemed to be the amount determined at the time of issuance by the Board of Directors of the Company. If the Board of Directors of the Company shall not make any such determination, the consideration for the warrant or other right shall be deemed to be zero.

               (x) In case the Company shall effect a reorganization, shall merge with or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business and, pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, shares of stock or other securities, property or assets of the Company, successor or transferee or an affiliate thereof or cash are to be received by or distributed to the holders of Common Stock, then each holder of Series A Stock shall be given a written notice from the Company informing each holder of the terms of such reorganization, merger, consolidation, or disposition of assets and of the record date, thereof for any distribution pursuant thereto, at least ten days in advance of such record date, and each holder of Series A Stock shall have the right thereafter to receive, upon conversion of such Series A Stock, the number of shares of stock or other securities, property or assets of the Company, successor or transferee or affiliate thereof or cash receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock equal to the Conversion Rate immediately prior to such event, multiplied by the number of shares of Series A Stock as may be converted. The provisions of this subparagraph (x) shall similarly apply to successive reorganizations, mergers, consolidation or dispositions of assets.

               (xi) The Company may make such increases in the conversion rate, so as to increase the number of shares of Common Stock into which the Series A Stock may be converted, in addition to those required by subparagraphs (i) - (v) and (x) above, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

               (xii) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of such shares shall be considered an issue or sale of Common Stock for the purposes of this paragraph (e).

               (xiii) If a state of facts shall occur which, without being specifically controlled by the provisions of this paragraph (e), would not in the reasonable opinion of the Board of Directors fairly protect the conversion rights of the Series A Stock in accordance with the essential intent and principles of such provision, then the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

               (xiv) Anything herein to the contrary notwithstanding, no adjustment in the Conversion Rate shall be required unless such adjustment, either by itself or with other adjustments not previously made, would require a change of at least 1% in such rate; provided, however, that any adjustment which by reason of this subparagraph (xiv) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

               (xv) All calculations under this paragraph (e) shall be made to the nearest one-thousandth of a share.

               (xvi) Whenever the Conversion Rate shall be adjusted pursuant to this paragraph (e), the Company shall forthwith cause to be delivered to each holder of Series A Stock, a notice setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any consideration other than cash pursuant to subparagraph (ix)) and specifying the new Conversion Rate, accompanied by a letter of a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing selected by the Board of Directors of the Company, stating that such firm has reviewed the relevant provisions of this paragraph 5 and the Company's calculation of the new Conversion Rate. In the case referred to in subparagraph (x), such notice shall be issued describing the amount and kind of stock, securities, property or assets or cash which shall be receivable upon conversion of the Series A Stock after giving effect to the provision of such subparagraph (x).

               (xvii) The Company shall provide the holders of the Series A Stock prompt notice of any tender or exchange offer made to holders of the Common Stock to the extent such offer is subject to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         (f) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purposes of effecting the conversion of Series A Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Stock at the time outstanding. The Company shall take at all times such corporate action as shall be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series A Stock in accordance with the provision hereof, free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company will, at its expense, use its best efforts to cause such shares of Common Stock to be listed (subject to issuance or notice of issuance on all stock exchanges, if any, on which the Company's Common Stock may become listed.

         (g) No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon any conversion of Series A Stock, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the Market Price of a whole share of Common Stock on the business day preceding the day of conversion.

     6.  Definitions

         (a) "Additional Shares of Common Stock" shall mean all shares of Common Stock of the Company issued by the Company after the Effective Time, except (i) shares which may be issued pursuant to conversion of the Series A Stock, and (ii) shares issued upon conversion of convertible securities outstanding on the date of issuance of the Series A Stock, or upon the exercise of options granted or to be granted with respect to up to 100,000 shares pursuant to any stock option plan approved by the shareholders of the Company.

         (b) "Conversion Amount" shall mean at any applicable date, the amount equal to the quotient resulting from dividing $15.45 by the Conversion Rate in effect on such date for the Series A Stock.

         (c) "Market Price" of a share of Common Stock on any day shall mean the average closing price of a share of Common Stock for the 15 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average closing price of a share of Common Stock for the 15 consecutive trading days preceding such day on the NASDAQ/National Market Systems, or if the shares of Common Stock are not publicly traded, the Market Price for such day shall be the Conversion Amount or the book value of a share of Common Stock of the Company as disclosed in the last balance sheet of the Company regularly prepared by the Company, whichever is higher.

     7. Stated Value. The entire consideration received by the Company upon issuance of the Series A Stock shall be allocated to capital surplus.

     8. Shares Surrendered. Any shares of Series A Stock redeemed, purchased or otherwise reacquired, or surrendered for conversion shall be canceled and restored to the status of authorized but unissued shares of Preferred Stock of the Company, but shall not thereafter be issued as shares of Series A Stock.

     9. Reports to Holders. The Company shall transmit to the holders of the Series A Stock copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Securities and Exchange Commission pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934, as amended, including, without limitation, its Annual Reports to Shareholders, its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. If the Company is not required to file such information the Company shall transmit to the holders of the Series A Stock, within 15 days after it would have been required to file such information with the Securities and Exchange Commission, financial statements, including any notes thereto, prepared in accordance with generally accepted accounting principles, reasonably comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company were subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

FIFTH:   The Corporation is to have perpetual existence.

SIXTH:   In  furtherance  and  not in  limitation  of the  powers  conferred  by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation.

SEVENTH: The Board of Directors shall be constituted as follows:

     1. The number of directors that shall constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolutions adopted by the Board of Directors of the Corporation or as otherwise provided in the bylaws of the Corporation.

     2. At the first annual meeting of stockholders following the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the number of directors constituting the Board of Directors. The term of the office for Class I directors shall first expire at the first annual meeting of the stockholders next following their election; the term of office of Class II directors shall first expire at the second annual meeting of stockholders next following their election; and term of the Class III directors shall first expire at the third annual meeting of the stockholders next following their election. At each succeeding annual meeting of stockholders, directors shall be elected for a term to expire at the third succeeding annual meeting of stockholders following their election to succeed the directors of the class whose terms expire at such annual meeting. Except as otherwise provided herein or in the bylaws of the Corporation, increases in the size of the Board of Directors shall be distributed among the classes so as to render the classes as nearly equal in size as possible. Class I shall initially consist of three (3) directors, Class II shall initially consist of two (2) directors, and Class III shall initially consist of two (2) directors.

     3. Notwithstanding the foregoing provisions of this SEVENTH paragraph, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Neither the Board of Directors nor any individual director may be removed without cause. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     4.       A director need not be a stockholder of the Corporation.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board or directors or in the bylaws of the Corporation.

NINTH: The Corporation shall, to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware, as now or hereafter in effect, indemnify all persons whom it may indemnify under such provisions. The indemnification provided by this Section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the by-laws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise. Except as specifically required by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

4. The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed this ___ day of __________ 2002 by Oliver Grace, Jr., the President of Andersen Group, Inc.



                                                By:
                                                     ------------------------
                                                     Name:  Oliver Grace, Jr.
                                                     Title: President